                                                                     EXHIBIT 2.1




                          AGREEMENT AND PLAN OF MERGER

                                  by and among

                        ALLIED MOTION TECHNOLOGIES, INC.,

                                   AMOT, INC.

                                       and

                               OWOSSO CORPORATION

                          Dated as of February 10, 2004

                                TABLE OF CONTENTS


TABLE OF DEFINITIONS ......................................................................................................       a
 ARTICLE I THE MERGER .....................................................................................................       1
   Section 1.1           The Merger........................................................................................       1
   Section 1.2           Closing; Effective Time...........................................................................       2
   Section 1.3           Effects of Merger.................................................................................       2
   Section 1.4           Tax Consequence...................................................................................       2

 ARTICLE II DIRECTORS, OFFICERS AND CHARTER DOCUMENTS .....................................................................       2

   Section 2.1           Directors.........................................................................................       2
   Section 2.2           Officers..........................................................................................       2
   Section 2.3           Articles of Incorporation and Bylaws of Surviving Corporation.....................................       3

 ARTICLE III TREATMENT OF SECURITIES ......................................................................................       3

   Section 3.1           Effect of the Merger on Capital Stock.............................................................       3
   Section 3.2           Additional Preferred Merger Consideration.........................................................       4
   Section 3.3           Exchange of Certificates..........................................................................       6
   Section 3.4           Company Options; Stock Plans......................................................................       9

 ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE COMPANY .................................................................      10

   Section 4.1           Corporate Organization............................................................................      10
   Section 4.2           Capitalization....................................................................................      11
   Section 4.3           Authority; No Violation...........................................................................      12
   Section 4.4           Consents and Approvals............................................................................      13
   Section 4.5           SEC Reports; Financial Statements.................................................................      13
   Section 4.6           Broker's Fees.....................................................................................      14
   Section 4.7           Absence of Certain Changes or Events..............................................................      14
   Section 4.8           Legal Proceedings.................................................................................      15
   Section 4.9           Taxes and Tax Returns.............................................................................      15
   Section 4.10          Certain Other Tax Matters.........................................................................      16
   Section 4.11          Employees; Benefit Plans..........................................................................      16
   Section 4.12          Securities Laws Matters...........................................................................      18
   Section 4.13          Compliance with Applicable Law, Permits and Licenses..............................................      19
   Section 4.14          Intellectual Property; Proprietary Rights; Employee Restrictions; Assets..........................      19
   Section 4.15          Certain Contracts; Leases.........................................................................      21
   Section 4.16          Indebtedness; Absence of Undisclosed Liabilities..................................................      22
   Section 4.17          Insurance.........................................................................................      22
   Section 4.18          Environmental Liability...........................................................................      23
   Section 4.19          State Takeover Law................................................................................      23
   Section 4.20          Form S-4 Joint Proxy Statement/Prospectus.........................................................      23
   Section 4.21          Transactions with Affiliates......................................................................      23
   Section 4.22          Labor Relations; Collective Bargaining Agreements.................................................      24

   Section 4.23       Dividends ...........................................................................................      24
   Section 4.24       Product Labeling, Product Liability and Product Warranty ............................................      24

 ARTICLE V

 REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB ..................................................................      24
   Section 5.1        Corporate Organization ..............................................................................      25
   Section 5.2        Capitalization. .....................................................................................      25
   Section 5.3        Authority; No Violation. ............................................................................      26
   Section 5.4        Consents and Approvals ..............................................................................      27
   Section 5.5        SEC Reports; Financial Statements. ..................................................................      27
   Section 5.6        Broker's Fees .......................................................................................      28
   Section 5.7        Absence of Certain Changes or Events. ...............................................................      28
   Section 5.8        Legal Proceedings ...................................................................................      29
   Section 5.9        Taxes and Tax Returns ...............................................................................      29
   Section 5.10       Certain Tax Matters .................................................................................      30
   Section 5.11       Employees; Benefit Plans ............................................................................      30
   Section 5.12       Securities Laws Matters. ............................................................................      32
   Section 5.13       Compliance with Applicable Law, Permits and Licenses. ...............................................      32
   Section 5.14       Intellectual Property; Proprietary Rights; Employee Restrictions; Assets. ...........................      33
   Section 5.15       Certain Contracts; Leases. ..........................................................................      34
   Section 5.16       Absence of Undisclosed Liabilities ..................................................................      35
   Section 5.17       Insurance ...........................................................................................      35
   Section 5.18       Environmental Liability .............................................................................      36
   Section 5.19       Form S-4 Joint Proxy Statement/Prospectus ...........................................................      36
   Section 5.20       Transactions with Affiliates ........................................................................      36
   Section 5.21       Labor Relations; Collective Bargaining Agreements ...................................................      36
   Section 5.22       Dividends ...........................................................................................      37
   Section 5.23       Product Labeling, Product Liability and Product Warranty ............................................      37
   Section 5.24       Conduct of Business .................................................................................      37

 ARTICLE VI CONDUCT OF BUSINESS PENDING THE MERGER ........................................................................      37

   Section 6.1        Conduct of Businesses Prior to the Merger Closing ...................................................      37
   Section 6.2        Company Forbearances ................................................................................      38
   Section 6.3        Parent Obligations ..................................................................................      40
   Section 6.4        Certain Tax Matters .................................................................................      40
   Section 6.5        Other Matters .......................................................................................      40

 ARTICLE VII ADDITIONAL AGREEMENTS ........................................................................................      40

   Section 7.1        Filings Under Securities Laws .......................................................................      40
   Section 7.2        Access to Information. ..............................................................................      41
   Section 7.3        Acquisition Transactions. ...........................................................................      42
   Section 7.4        Shareholders' Approval ..............................................................................      44
   Section 7.5        Legal Conditions to the Merger. .....................................................................      45
   Section 7.6        Affiliates ..........................................................................................      46

   Section 7.7           Stock Exchange Quotation or Listing...............................................................      46
   Section 7.8           Additional Agreements.............................................................................      46
   Section 7.9           Advise of Changes.................................................................................      46
   Section 7.10          Directors' and Officers' Indemnification and Insurance............................................      46
   Section 7.11          Taxable Stock Purchase............................................................................      48
   Section 7.12          Employee Matters..................................................................................      48
   Section 7.13          Registration Statement............................................................................      49
   Section 7.14          Company Industrial Revenue Bonds..................................................................      50
   Section 7.15          Subordinated Debt Settlement......................................................................      50

 ARTICLE VIII CONDITIONS ..................................................................................................      50

   Section 8.1           Conditions to Each Party's Obligation to Effect the Merger........................................      50
   Section 8.2           Conditions to Obligations of the Company..........................................................      51
   Section 8.3           Conditions to Obligations of Parent...............................................................      51

 ARTICLE IX TERMINATION, AMENDMENT AND WAIVER .............................................................................      55

   Section 9.1           Termination.......................................................................................      55
   Section 9.2           Effect of Termination.............................................................................      56
   Section 9.3           Amendment.........................................................................................      57
   Section 9.4           Extension; Waiver.................................................................................      57

 ARTICLE X GENERAL PROVISIONS .............................................................................................      57

   Section 10.1          Nonsurvival of Representations, Warranties and Agreements.........................................      57
   Section 10.2          Expenses..........................................................................................      57
   Section 10.3          Notices...........................................................................................      58
   Section 10.4          Interpretation....................................................................................      59
   Section 10.5          Counterparts......................................................................................      59
   Section 10.6          Entire Agreement..................................................................................      59
   Section 10.7          Governing Law.....................................................................................      59
   Section 10.8          Publicity; Announcements..........................................................................      59
   Section 10.9          Assignment; Third Party Beneficiaries.............................................................      60
   Section 10.10         Specific Enforcement..............................................................................      60
   Section 10.11         Disclosure of Tax Treatment/Structure.............................................................      60

                              TABLE OF DEFINITIONS


DEFINITION                                                      SECTION DEFINED
----------------------------------------------------------------------------------
Acquisition Proposal                                            7.3(b)
----------------------------------------------------------------------------------
Acquisition Transaction                                         7.3(a)
----------------------------------------------------------------------------------
Additional Preferred Merger Consideration                       3.2(a)
----------------------------------------------------------------------------------
Agreement                                                       1st paragraph
----------------------------------------------------------------------------------
Articles of Merger                                              1.2
----------------------------------------------------------------------------------
Assumed Employees                                               7.12(b)
----------------------------------------------------------------------------------
Business Day                                                    1.2
----------------------------------------------------------------------------------
Cash Payment                                                    3.4(a)
----------------------------------------------------------------------------------
CERCLA                                                          4.18
----------------------------------------------------------------------------------
Certificates                                                    3.3(b)
----------------------------------------------------------------------------------
Claims                                                          4.18
----------------------------------------------------------------------------------
Closing                                                         1.2
----------------------------------------------------------------------------------
Closing Date                                                    1.2
----------------------------------------------------------------------------------
Code                                                            Recitals
----------------------------------------------------------------------------------
Common Exchange Ratio                                           3.1(b)(i)
----------------------------------------------------------------------------------
Common Merger Consideration                                     3.1(b)(i)
----------------------------------------------------------------------------------
Company                                                         1st paragraph
----------------------------------------------------------------------------------
Company Audited Balance Sheets                                  4.5(b)
----------------------------------------------------------------------------------
Company Audited Financial Statements                            4.5(b)
----------------------------------------------------------------------------------
Company Benefit Plan                                            4.11(a)
----------------------------------------------------------------------------------
Company Board Approval                                          4.3(a)
----------------------------------------------------------------------------------
Company Board  Recommendation                                   7.3(c)
----------------------------------------------------------------------------------
Company Charter                                                 4.1(a)
----------------------------------------------------------------------------------
Company Common Stock                                            3.1(b)(i)
----------------------------------------------------------------------------------
Company Contract                                                4.15(a)
----------------------------------------------------------------------------------
Company Disclosure Schedule                                     Article 4 preamble
----------------------------------------------------------------------------------
Company ERISA Affiliate                                         4.11(a)
----------------------------------------------------------------------------------
Company Insurance Policies                                      4.17
----------------------------------------------------------------------------------
Company Intellectual Property                                   4.14(a)
----------------------------------------------------------------------------------
Company Leased Real Property                                    4.15(c)
----------------------------------------------------------------------------------
Company Leases                                                  4.15(c)
----------------------------------------------------------------------------------
Company Intellectual Property Licensed                          4.14(a)
----------------------------------------------------------------------------------
Company Options                                                 3.4
----------------------------------------------------------------------------------
Company Owned  Intellectual Property                            4.14(a)
----------------------------------------------------------------------------------
Company Permits                                                 4.13(b)
----------------------------------------------------------------------------------
Company Encumbrances Permitted                                  4.14(e)
----------------------------------------------------------------------------------
Company Preferred Stock                                         3.1(b)(ii)
----------------------------------------------------------------------------------
Company Reports                                                 4.5(a)
----------------------------------------------------------------------------------
Company Securities                                              3.3(b)
----------------------------------------------------------------------------------
Company Shareholder Approval                                    4.3(a)
----------------------------------------------------------------------------------
Confidentiality Agreement                                       7.2(c)
----------------------------------------------------------------------------------



                                        a

DEFINITION                                                      SECTION DEFINED
----------------------------------------------------------------------------------
D&O Insurance Policy                                            7.10(a)
----------------------------------------------------------------------------------
Effective Time                                                  1.2
----------------------------------------------------------------------------------
ERISA                                                           4.11(c)
----------------------------------------------------------------------------------
Excess Parent Common Stock                                      3.3(d)
----------------------------------------------------------------------------------
Exchange Act                                                    4.5(a)
----------------------------------------------------------------------------------
Exchange Agent                                                  3.3(a)
----------------------------------------------------------------------------------
Existing Products                                               3.2(a)
----------------------------------------------------------------------------------
GAAP                                                            3.2(a)
----------------------------------------------------------------------------------
Governmental Entity                                             4.4
----------------------------------------------------------------------------------
Gross Revenues                                                  3.2(a)
----------------------------------------------------------------------------------
Indemnified Parties                                             7.10(b)
----------------------------------------------------------------------------------
Independent Accountant                                          3.2(c)
----------------------------------------------------------------------------------
Industrial Revenue Bonds                                        7.14
----------------------------------------------------------------------------------
Intellectual Property                                           4.14(a)
----------------------------------------------------------------------------------
"knowledge"                                                     4.8
----------------------------------------------------------------------------------
Liability Notice of Disagreement                                8.3(f)
----------------------------------------------------------------------------------
Liens                                                           4.2(b)
----------------------------------------------------------------------------------
Material Adverse Effect                                         4.1(a)
----------------------------------------------------------------------------------
Merger                                                          Recitals
----------------------------------------------------------------------------------
Merger Consideration                                            3.1(b)(ii)
----------------------------------------------------------------------------------
Merger Sub                                                      1st paragraph
----------------------------------------------------------------------------------
Multiemployer Plan                                              4.11(c) & 5.11(c)
----------------------------------------------------------------------------------
Multiple Employer Plan                                          4.11(c) & 5.11(c)
----------------------------------------------------------------------------------
Net Liabilities                                                 8.3(f)
----------------------------------------------------------------------------------
Non-Competition Agreements                                      Recitals
----------------------------------------------------------------------------------
Notice of Disagreement                                          3.2(c)
----------------------------------------------------------------------------------
Parent                                                          1st paragraph
----------------------------------------------------------------------------------
Parent Audited Balance Sheets                                   5.5(b)
----------------------------------------------------------------------------------
Parent Audited Financial Statements                             5.5(b)
----------------------------------------------------------------------------------
Parent Benefit Plan                                             5.11(a)
----------------------------------------------------------------------------------
Parent Common Stock                                             3.1(b)(i)
----------------------------------------------------------------------------------
Parent Contract                                                 5.15(a)
----------------------------------------------------------------------------------
Parent Disclosure Schedule                                      Article 5 preamble
----------------------------------------------------------------------------------
Parent ERISA Affiliate                                          5.11(a)
----------------------------------------------------------------------------------
Parent Insurance Policies                                       5.17
----------------------------------------------------------------------------------
Parent Intellectual Property                                    5.14(a)
----------------------------------------------------------------------------------
Parent Leased Real Property                                     5.15(c)
----------------------------------------------------------------------------------
Parent Leases                                                   5.15(c)
----------------------------------------------------------------------------------
Parent Intellectual Property Licensed                           5.14(a)
----------------------------------------------------------------------------------
Parent Owned Intellectual Property                              5.14(a)
----------------------------------------------------------------------------------
Parent Permits                                                  5.13(b)
----------------------------------------------------------------------------------
Parent Encumbrances Permitted                                   5.14(e)
----------------------------------------------------------------------------------
Parent Preferred Stock                                          5.2(a)
----------------------------------------------------------------------------------



                                        b

DEFINITION                                                     SECTION DEFINED
----------------------------------------------------------------------------------
Parent Reports                                                 5.5(a)
----------------------------------------------------------------------------------
Parent Subsidiaries Significant                                5.1
----------------------------------------------------------------------------------
Parties                                                        1st paragraph
----------------------------------------------------------------------------------
PBCL                                                           1.1
----------------------------------------------------------------------------------
Preferred Exchange Ratio                                       3.1(b)(ii)
----------------------------------------------------------------------------------
Preferred Consideration Merger                                 3.1(b)(ii)
----------------------------------------------------------------------------------
Preferred Representative                                       3.2(c)
----------------------------------------------------------------------------------
Preferred Shareholders                                         3.2(a)
----------------------------------------------------------------------------------
Proxy Statement/Prospectus                                     7.1
----------------------------------------------------------------------------------
Registration Statement                                         5.4
----------------------------------------------------------------------------------
Released Person                                                8.3(n)
----------------------------------------------------------------------------------
Releasing Person                                               8.3(n)
----------------------------------------------------------------------------------
Report                                                         3.2(c)
----------------------------------------------------------------------------------
Requisite Regulatory Approval                                  8.1(c)
----------------------------------------------------------------------------------
Reserved Shares                                                5.2(a)
----------------------------------------------------------------------------------
S1                                                             1.4
----------------------------------------------------------------------------------
S2                                                             1.4
----------------------------------------------------------------------------------
S3                                                             1.4
----------------------------------------------------------------------------------
Response Actions                                               4.18
----------------------------------------------------------------------------------
SEC                                                            4.4
----------------------------------------------------------------------------------
Securities Act                                                 4.5(a)
----------------------------------------------------------------------------------
Shareholder Meeting                                            7.4
----------------------------------------------------------------------------------
Shareholder Proposal                                           7.4
----------------------------------------------------------------------------------
Special Committee                                              7.3(b)
----------------------------------------------------------------------------------
Statement of Liabilities                                       8.3(f)
----------------------------------------------------------------------------------
Stature                                                        3.2(a)
----------------------------------------------------------------------------------
Stature Balance Sheets                                         4.5(b)
----------------------------------------------------------------------------------
Stature Products                                               3.2(a)
----------------------------------------------------------------------------------
Stock Plans                                                    3.4(a)
----------------------------------------------------------------------------------
Subordinated Debt                                              4.16
----------------------------------------------------------------------------------
Subordinated Notes                                             3.2(a)
----------------------------------------------------------------------------------
Subordination Agreement                                        3.2(a)
----------------------------------------------------------------------------------
Subsidiary                                                     4.1(a)
----------------------------------------------------------------------------------
Superior Proposal                                              7.3(b)
----------------------------------------------------------------------------------
Surviving Corporation                                          Recitals
----------------------------------------------------------------------------------
Tax/Taxes                                                      4.9(c)
----------------------------------------------------------------------------------
Tax Return                                                     4.9(c)
----------------------------------------------------------------------------------
Termination Date                                               9.1(c)
----------------------------------------------------------------------------------
Third Party Intellectual Property                              4.14(a)
----------------------------------------------------------------------------------
Voting Agreements                                              Recitals
----------------------------------------------------------------------------------
Warrant/Warrants                                               3.1(b)(ii)
----------------------------------------------------------------------------------



                                        c

                          AGREEMENT AND PLAN OF MERGER


    THIS AGREEMENT AND PLAN OF MERGER, dated as of February 10, 2004 (the "Agreement"), is by and among Allied Motion Technologies, Inc., a Colorado corporation ("Parent"), AMOT, Inc., a Pennsylvania corporation and wholly owned Subsidiary of Parent ("Merger Sub"), and Owosso Corporation, a Pennsylvania corporation (the "Company") (collectively, the "Parties").



                                    RECITALS

    WHEREAS, the respective Boards of Directors of each of the Parties have, by unanimous vote, approved and declared advisable this Agreement, pursuant to which the Company shall merge with Merger Sub (the "Merger"), with Merger Sub being the surviving corporation in the Merger (the "Surviving Corporation"), upon the terms and subject to the conditions, and with the effects, set forth in this Agreement;

    WHEREAS, as a condition to, and simultaneously with, the execution of this Agreement, certain shareholders of the Company listed on Exhibit A are entering into agreements in the form attached hereto as Exhibit A (the "Voting Agreements") with Parent, pursuant to which they have agreed, among other things, to vote in favor of approval of this Agreement;

    WHEREAS, as a condition to the completion of the transactions contemplated by this Agreement, certain shareholders of the Company listed on Exhibit B are entering into non-competition agreements with Parent in the forms attached hereto as Exhibit B (the "Non-Competition Agreements");

    WHEREAS, as a condition to the Closing of the transactions contemplated by this Agreement, prior to the Merger, the Company shall merge with its wholly owned subsidiary, Stature (as defined below in Section 3.2(a)), with the Company being the surviving corporation;

    WHEREAS, the Parties intend that the Merger shall constitute a taxable sale of assets and liquidation of the Company under the Internal Revenue Code of 1986, as amended (the "Code"); and

    WHEREAS, the Parties desire to make certain representations, warranties and agreements in connection with the Merger and other transactions contemplated hereby and also to prescribe certain conditions to the Merger and other transactions contemplated hereby.

    NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound hereby, agree as follows:



                                    ARTICLE I
                                   THE MERGER


Section 1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the Pennsylvania Business Corporation Law (the "PBCL"), at the Effective Time, Merger Sub shall be merged with the Company in accordance with the applicable provisions of the PBCL. Following the Effective Time, the Merger Sub shall continue as the Surviving Corporation and shall be a direct or indirect, wholly owned Subsidiary of Parent and the Merger Sub shall succeed to all of the rights and obligations of the Company, and the separate corporate existence of the Company shall cease, all as specified in the PBCL.

Section 1.2 Closing; Effective Time. The closing of the Merger (the "Closing") shall take place at the offices of Jaeckle Fleischmann & Mugel, LLP, Twelve Fountain Plaza, Buffalo, New York 14202 at 10:00 a.m., Eastern time, on the third Business Day immediately following the date on which the last of the conditions set forth in Article VIII hereof is satisfied or waived (other than conditions that by their nature cannot be satisfied until the Closing Date, but subject to satisfaction or waiver of such conditions), or at such other time and date and place as Parent and the Company shall mutually agree (the "Closing Date"). The term "Effective Time" shall mean the time and date of the filing by the Company of properly executed articles of merger (the "Articles of Merger") with the Department of State of the Commonwealth of Pennsylvania in accordance with the PBCL, or at such later time as agreed to by the Parties and set forth in the Articles of Merger. The term "Business Day" shall mean any day, other than a Saturday, Sunday or a day on which the commercial banks in the State of New York are authorized or required by law to remain closed.

Section 1.3 Effects of Merger. The Merger will have the effects set forth in the applicable provisions of the PBCL and this Agreement. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise provided herein, all of the property, rights, privileges, powers and franchises of the Company shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company shall become the debts, liabilities and duties of the Surviving Corporation.

Section 1.4 Tax Consequence. It is intended that the Merger constitute a taxable sale of assets and liquidation of the Company under the Code, and the Parties hereto agree to treat the Merger consistently with this intention for all purposes at all times prior to and following the Closing, unless required to do otherwise by law. Prior to the Effective Time, the following will occur: Parent will create a wholly-owned subsidiary ("S1") which will create two wholly-owned subsidiaries ("S2" and "S3"); Parent will contribute the stock of Merger Sub to S1; and Parent will cause S1 to contribute 50% of the stock of Merger Sub to each of S2 and S3.



                                   ARTICLE II
                    DIRECTORS, OFFICERS AND CHARTER DOCUMENTS


Section 2.1 Directors. The directors of Merger Sub immediately prior to the Effective Time shall become the directors of the Surviving Corporation, which individuals shall serve as directors of the Surviving Corporation until the earlier of their resignation or removal or their otherwise ceasing to be directors or until their respective successors are duly appointed or elected in accordance with applicable law.

Section 2.2 Officers. The officers of the Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation as of the Effective Time and shall serve until their resignation or removal or their otherwise ceasing to be officers or until their respective successors are duly appointed or elected in accordance with applicable law.

Section 2.3 Articles of Incorporation and Bylaws of Surviving Corporation. At the Effective Time: (i) the Articles of Incorporation of the Merger Sub in effect immediately before the Effective Time shall be the Articles of Incorporation of the Surviving Corporation, and (ii) the Bylaws of Merger Sub in effect immediately before the Effective Time shall become the Bylaws of the Surviving Corporation until altered, amended or repealed as provided under the PBCL or in the Articles of Incorporation or Bylaws of the Surviving Corporation (which Articles of Incorporation and Bylaws shall include provisions consistent with the requirements of Section 7.10(b) of this Agreement).



                                   ARTICLE III
                             TREATMENT OF SECURITIES


Section 3.1 Effect of the Merger on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of any holder of any capital stock of the Company or Merger Sub:

    (a) Cancellation of Certain Company Securities. Each share, if any, of Company Common Stock and Company Preferred Stock that is held in the treasury of the Company and all shares of Company Common Stock and Company Preferred Stock, if any, that are owned by Parent or Merger Sub immediately prior to the Effective Time shall be cancelled and retired and shall cease to exist, and no payment or distribution shall be made with respect thereto.

    (b) Conversion of Company Securities. By virtue of the Merger and without any action on the part of any holder thereof:

      (i) Each share of common stock, par value $.01 per share, of the Company (the "Company Common Stock") issued and outstanding immediately prior to the Effective Time, other than shares cancelled pursuant to Section 3.1(a) of this Agreement, and shares as to which appraisal rights have been exercised pursuant to Section 3.1(e) below, shall cease to be outstanding and shall cease to exist and shall be converted automatically, subject to Sections 3.1(d) and 3.3(d) below, into the right to receive .068 (the "Common Exchange Ratio") fully paid and nonassessable shares of common stock, no par value per share, of Parent (the "Parent Common Stock") (such fraction of a share of Parent Common Stock, together with any cash in lieu of fractional shares of Parent Common Stock to be paid pursuant to Section 3.3(d), collectively are referred to as the "Common Merger Consideration").

      (ii) Each share of class A convertible preferred stock, par value $.01 per share, of the Company (the "Company Preferred Stock") issued and outstanding immediately prior to the Effective Time, other than shares cancelled pursuant to
Section 3.1(a) of this Agreement, shall cease to be outstanding and shall be retired and cease to exist and be converted automatically, subject to Section 3.1(d) and 3.3(d) below, into the right to receive: (A) cash in the amount of $.9333 per share; (B) .127 (the "Preferred Exchange Ratio") fully paid and nonassessable shares of Parent Common Stock; and (C) a warrant to purchase .28 shares of Parent Common Stock pursuant to a warrant substantially in the form of Exhibit C attached hereto (each a "Warrant" and collectively the "Warrants") (the "Preferred Merger Consideration" and, together with the Common Merger Consideration and the Additional Preferred Merger Consideration, the "Merger Consideration").

      (iii) At the Effective Time, each Certificate theretofore representing shares of Company Common Stock (except as provided in Section 3.1(e) with respect to shares of Company Common Stock as to which appraisal rights have been exercised) or shares of Company Preferred Stock, as the case may be shall, without any action on the part of the Company, Parent or the holder thereof, represent, and shall be deemed to represent from and after the Effective Time, the right to receive the applicable Merger Consideration as determined in accordance with Sections 3.1(b)(i) and 3.1(b)(ii) above and shall cease to represent any rights in any shares of capital stock of the Company or the Surviving Corporation.

    (c) Certain Adjustments. If between the date of this Agreement and the Effective Time, the outstanding shares of Parent Common Stock, Company Common Stock or Company Preferred Stock shall be changed into a different number of shares by reason of any stock split, combination of shares, or any dividend payable in stock shall be declared thereon with a record date within such period, the Common Exchange Ratio and the Preferred Exchange Ratio shall be appropriately adjusted to provide the holders of Company Common Stock and Company Preferred Stock the same economic effect contemplated by this Agreement prior to such event.

    (d) Appraisal Rights. Notwithstanding Sections 3.1(b)(i), shares of Company Common Stock outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger Agreement or consented thereto in writing and who has demanded appraisal for such shares of Company Common Stock in accordance with the PBCL shall not be converted into the Common Merger Consideration unless such holder fails to perfect or withdraws or otherwise loses his right to appraisal. If after the Effective Time such holder fails to perfect or withdraws or loses his right to appraisal, such shares of Company Common Stock shall be treated as if they had been converted as of the Effective Time into the Common Merger Consideration, as applicable. The Company shall give Parent prompt notice of any demands received by the Company for appraisal of shares of Company Common Stock and Parent shall have the right to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands. Payments to holders of Company Common Stock under this Section 3.1(d) shall be made by the Company out of its own funds.

Section 3.2  Additional Preferred Merger Consideration.

    (a) Amount of Additional Preferred Merger Consideration. In the event that the Company's wholly-owned subsidiary, Stature Electric Inc. ("Stature"), or any division or business which succeeds to the business operations of Stature, achieves Gross Revenues (as hereinafter defined) of at least eighteen million three hundred seventy thousand dollars ($18,370,000) during the calendar year ending December 31, 2004, the Parent shall issue subordinated promissory notes substantially in the form attached hereto as Exhibit D (the "Subordinated Notes") to holders of Company Preferred Stock immediately prior to the Effective Time (the "Preferred Shareholders"), prorated by such Preferred Shareholders' Company Preferred Stock ownership as follows (the "Additional Preferred Merger Consideration") and each Preferred Shareholder shall execute a subordination agreement substantially in the form attached hereto as Exhibit D (each a "Subordination Agreement"): (i) if Gross Revenues for such period are less than eighteen million three hundred seventy thousand dollars ($18,370,000), then no Subordinated Notes will be issued; (ii) if Gross Revenues are equal to or greater than nineteen million six hundred thousand dollars ($19,600,000) then Subordinated Notes for a total principal amount of five hundred thousand dollars ($500,000) will be issued;
(iii) if Gross Revenues are greater than eighteen million three hundred and seventy thousand dollars ($18,370,000) but less than nineteen million six hundred thousand dollars ($19,600,000), then the total principal amount of the Subordinated Notes will equal the product of five hundred thousand dollars ($500,000) multiplied by a fraction the numerator of which is the difference between the actual amount of the Gross Revenues minus eighteen million three hundred and seventy thousand dollars ($18,370,000) and the denominator of which is one million two hundred and thirty thousand dollars ($1,230,000). "Gross Revenues" shall mean all revenues of Stature for calendar year 2004 calculated:
(A) in accordance with accounting principles generally accepted in the United States ("GAAP"), applied on a consistent basis and in accordance with past practice; (B) in a manner consistent with Stature's previous calculation of such revenues for its three previous fiscal years; and (C) based on all sales of Stature Products by Stature, Parent or any affiliate of Parent to third parties not affiliated with the Parent. "Stature Products" shall mean all motors and related products in the existing product lines of Stature at the Effective Time (the "Existing Products"), all motors and related products which constitute improvements or modifications to the Existing Products, and any motors or related products which are based on or derived from the proprietary technology of Stature at the Effective Time, and shall include any transaction involving the sale or licensing of any such proprietary technology.

For purposes of clarification and the elimination of ambiguity, the following sets forth the calculation of Additional Merger Consideration under this Section 3.2(a) based on Gross Revenues of $19,000,000. The calculation of Additional Merger Consideration based on Gross Revenues of $19,000,000 would be governed by clause (iii) of foregoing paragraph. Consequently, Additional Merger Consideration based on Gross Revenues of $19,000,000 would be equal to $256,098, calculated pursuant to the following formula:

        $500,000 x [($19,000,000* - $18,370,000)/$1,230,000] = $256,098

*represents actual amount of Gross Revenues

    (b) Issuance of Subordinated Notes. Any Subordinated Notes to be issued pursuant to Section 3.2(a) above shall be issued promptly after the final Gross Revenues are determined in accordance with Section 3.2(c); provided, however, that such Subordinated Notes shall be effective as of January 1, 2005 such that interest on the principal amounts thereof shall accrue commencing on January 1, 2005. At such time, Parent shall issue to each Preferred Shareholder a Subordinated Note in the principal amount obtained by multiplying the Additional Preferred Merger Consideration by a fraction the numerator of which is the number of shares of Company Preferred Stock owned by such Preferred Shareholder at the Effective Time and the denominator of which is 1,071,428.

    (c) Calculation of Stature Gross Revenues. No later than February 28, 2005, the Surviving Corporation shall prepare a statement of Stature's Gross Revenues (the "Report") and deliver such report to the Preferred Shareholders at the last address provided to Parent by each Preferred Shareholder (in a notice to Parent delivered in accordance with the provisions of Section 10.3 below). In the event that any of the Preferred Shareholders dispute the amount of Stature's Gross Revenues set forth in the Report, within thirty (30) days following delivery of the Report: (i) the Preferred Shareholders shall appoint a single Preferred Shareholder with legal authority to represent all the Preferred Shareholders in such dispute (the "Preferred Representative"); and (ii) the Preferred Representative shall give written notice of the nature of such dispute to Parent, which notice shall set forth in reasonable detail the specific objection ("Notice of Disagreement"). Calculation of Gross Revenues set forth in the Report shall become final and binding upon the Parties if the Surviving Corporation does not receive the Notice of Disagreement from the Preferred Representative prior to the expiration of such thirty (30) day period. During such thirty (30) day period the Preferred Shareholders shall be given reasonable access during normal business hours to relevant records of the Surviving Corporation (and Parent and its affiliates, if applicable) relating to, and the procedures carried out by the Surviving Corporation in connection with the Surviving Corporation's preparation of the Report and the determination of Stature's Gross Revenues set forth in the Report. Parent and the Preferred Representative shall use good faith efforts to resolve, in writing, the disputed amounts identified in the Notice of Disagreement within fifteen (15) calendar days after the Surviving Corporation's receipt thereof. If such dispute has not been resolved by the parties within the fifteen (15) day period, the disputed amounts, and the final amount of the Gross Revenues shall be recalculated by an independent accounting firm mutually agreed upon by Parent and the Preferred Representative, or in the event that the Parties are unable to agree, the Buffalo, New York office of PriceWaterhouseCoopers, LLP (the "Independent Accountant"). The Independent Accountant shall make a ratable allocation of its charges for such work as a part of its determination, based on the proportion by which the amount in dispute was determined in favor of Parent or the Preferred Shareholders respectively, and the Independent Accountant's charges shall be payable by such parties based on such determination. In such event, the amount of Gross Revenues as calculated by the Independent Accountant shall be final and binding on the parties.

Section 3.3  Exchange of Certificates for Merger Consideration.

    (a) Deposit with Exchange Agent. As soon as practicable after the Effective Time, Parent shall deposit or cause to be deposited with a bank or trust company selected by Parent that is reasonably acceptable to the Company (the "Exchange Agent"), pursuant to an agreement in form and substance reasonably acceptable to Parent and the Company, certificates representing the shares of Parent Common Stock, the Warrants and the cash that constitute the Merger Consideration.

    (b) Exchange and Payment Procedures. As soon as practicable after the Effective Time, Parent shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates (collectively, the "Certificates") that immediately prior to the Effective Time represented issued and outstanding shares of Company Common Stock or Company Preferred Stock (collectively, "Company Securities") whose shares were converted into the right to receive the applicable Preferred Merger Consideration or Common Merger Consideration pursuant to Section 3.1(b): (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the certificates shall pass, only upon actual delivery of the certificates to the Exchange Agent (and which shall be in such form as is reasonably satisfactory to the

Company); and (ii) instructions for use in effecting the surrender of the Certificates in exchange for Preferred Merger Consideration or Common Merger Consideration, as applicable, and any cash in lieu of fractional shares of Parent Common Stock. Following the Merger, (i) each former holder of Company Common Stock shall be entitled to receive: (a) a book-entry statement reflecting ownership of (or, if requested, a certificate representing) that number of whole shares of Parent Common Stock into which the shares of Company Common Stock held by such holder (after taking into account all shares of Company Common Stock then held by such holder) were converted in accordance with Section 3.1(b); and
(ii) cash in lieu of fractional shares of Parent Common Stock which such holder has the right to receive pursuant to Section 3.3(d); and (ii) each former holder of Company Preferred Stock shall be entitled to receive: (a) a book-entry statement reflecting ownership of (or, if requested, a certificate representing) that number of whole shares of Parent Common Stock into which the shares of Company Preferred Stock held by such holder (after taking into account all shares of Company Preferred Stock then held by such holder) were converted in accordance with Section 3.1(b); (ii) cash and Warrants as determined pursuant to
Section 3.1(b)(ii); and (iii) cash in lieu of fractional shares of Parent Common Stock which such holder has the right to receive pursuant to Section 3.3(d). In the event that the Merger Consideration is to be delivered to any person who is not the person in whose name the Certificate surrendered in exchange therefor is registered in the transfer records of the Company, the Merger Consideration may be delivered to a transferee if the Certificate is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence satisfactory to the Exchange Agent that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this
Section 3.3, each Certificate (other than a certificate representing shares of Company Common Stock or Company Preferred Stock (i) to be cancelled in accordance with Section 3.1(a), or (ii) with respect to which appraisal rights have been exercised pursuant to Section 3.1(e)) shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the applicable Merger Consideration contemplated by this Section 3.3. No interest will be paid or will accrue on any cash payable to holders of Certificates pursuant to provisions of this Article III.

    (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions declared or made after the Effective Time with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to Parent Common Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to the effect of unclaimed property, escheat and other applicable laws, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest: (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock; and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Parent Common Stock.

    (d) No Fractional Securities. In lieu of any fractional securities, each holder of Company Securities who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock upon surrender of Certificates for exchange pursuant to this Article III will be paid an amount in cash (without interest) equal to such holder's respective proportionate interest in the net proceeds from the sale or sales in the open market by the Exchange Agent, on behalf of all such holders, of the aggregate fractional shares of Parent Common Stock issued pursuant to this Article III. As soon as practicable following the Effective Time, the Exchange Agent shall determine the excess of: (i) the number of whole shares of Parent Common Stock delivered to the Exchange Agent by Parent over (ii) the aggregate number of whole shares of Parent Common Stock to be distributed to former holders of Company Securities (such excess being collectively called the "Excess Parent Common Stock"). The Exchange Agent, as agent for the former holders of Company Securities, shall sell the Excess Parent Common Stock at the prevailing prices on NASDAQ (or on the principal exchange on which the Parent Common Stock is then traded or quoted). The sales of the Excess Parent Common Stock by the Exchange Agent shall be executed on NASDAQ (or such other exchange) through one or more member firms of NASDAQ (or such other exchange) and shall be executed in round lots to the extent practicable. Parent shall pay all commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation of the Exchange Agent, incurred in connection with such sales of Excess Parent Common Stock. Until the net proceeds of such sales have been distributed to the former holders of Company Securities that were converted into the right to receive Parent Common Stock, the Exchange Agent will hold such proceeds in trust for such former holders. As soon as practicable after the determination of the amount of cash to be paid to former holders of Company Securities in lieu of any fractional interests in shares of Parent Common Stock, the Exchange Agent shall make available in accordance with this Agreement such amounts to such former holders.

    (e) Closing of Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed, and thereafter, there shall be no further registration of transfers of shares of Company Common Stock or Company Preferred Stock then outstanding on the records of the Company. Certificates presented to the Surviving Corporation after the Effective Time shall be cancelled and represent the right to receive the Common Merger Consideration or Preferred Merger Consideration, as applicable, as provided in Section 3.1 and in this
Section 3.3.

    (f) Termination of Exchange Agent. All funds or securities held by the Exchange Agent for payment to the holders of unsurrendered Certificates and unclaimed on the first anniversary of the Effective Time shall be returned to Parent, after which time any holder of unsurrendered Certificates shall look as a general creditor only to Parent for payment the applicable Merger Consideration to which such holder may be due, subject to applicable law.

    (g) Escheat. To the fullest extent permitted by applicable law, neither Parent nor the Surviving Corporation shall be liable to any person for any funds or securities delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

    (h) Lost Certificates. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed and, if reasonably required by Parent, the posting by such person of a bond in such amount as Parent may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed certificate the applicable Merger Consideration deliverable in respect thereof pursuant to this Agreement.

    (i) Withholding Rights. Each of the Exchange Agent, the Surviving Corporation and Parent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Certificates which, prior to the Effective Time, represented shares of Company Common Stock or Company Preferred Stock, such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code and the rules and regulations promulgated thereunder, or any provision of state, local or foreign tax law, and shall pay all amounts so deducted and withheld for the account of, or for the benefit of, the applicable holder on or prior to the date such amounts are required to be paid to the applicable Tax authority or Governmental Entity. To the extent that amounts are so withheld or deducted and paid, such withheld or deducted amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock or Company Preferred Stock, as the case may be, in respect of which such deduction and withholding was made by the Exchange Agent, the Surviving Corporation or Parent, as the case may be.

    (j) No Further Ownership Rights in Company Common Stock and Company Preferred Stock. All Preferred Merger Consideration and Common Merger Consideration paid upon the conversion of shares of Company Preferred Stock and Company Common Stock, respectively, in accordance with the terms of Articles I, II and III (including any cash paid pursuant to Section 3.3(d)) shall be deemed to have been issued or paid in full satisfaction of all rights pertaining to such shares of Company Preferred Stock or Company Common Stock, as the case may be. From and after the Effective Time, the Certificates evidencing shares of Company Common Stock or Company Preferred Stock shall no longer represent ownership or equity interests in the Company, but rather the right to receive the applicable Merger Consideration (or, appraisal rights if such are perfected and not withdrawn as provided in Section 3.1(e) (relating to appraisal rights)) as set forth above in this Agreement.

Section 3.4  Company Options; Stock Plans.

    (a) Prior to the Effective Time, the Company's Board of Directors (or, if appropriate, any committee thereof) shall adopt appropriate resolutions and take all other actions necessary to provide for the cancellation, effective at the Effective Time, of all the outstanding stock options or similar rights (the "Company Options") heretofore granted under any stock option or similar plan of the Company (the "Stock Plans") without any payment therefore except as otherwise provided in this Section 3.4. Immediately prior to the Effective Time, the Company shall accelerate the vesting of all Company Options which are listed on Schedule 3.4 of the Company Disclosure Schedule and each then vested Company Option shall no longer be exercisable but shall entitle each holder thereof, in cancellation and settlement therefore, to a payment in cash by the Company (subject to any applicable withholding taxes), at the Effective Time, equal to the product of: (i) the total number of Company Common Shares subject to such vested Company Option; and (ii) the excess, if any, of $.30 over the exercise price per Company Common Share subject to such vested Company Option (such amounts payable hereunder being referred to as the "Cash Payment"). All other Stock Plans and any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of the Company or any subsidiary shall terminate as of the Effective Time. The Company will use its reasonable best efforts to obtain all necessary consents to ensure that after the Effective Time, holders of Company Options will have no rights other than the rights of the holders of vested Company Options to receive the Cash Payment in cancellation and settlement thereof.

    (b) As soon as practicable following the Effective Time (and in any event not later than ten Business Days following the Effective Time), Parent shall file a registration statement on Form S-8 (or any successor form, or if Form S-8 is not available, other appropriate forms), if required, with respect to the Company's 401(k) Retirement Savings Plan, and shall maintain the effectiveness of such registration statement or registrations statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as plan participation interests in the Company's 401(k) Retirement Savings Plan are required to be registered.



                                   ARTICLE IV
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY


    Except as disclosed in the Company Disclosure Schedule delivered by the Company to Parent prior to the execution of this Agreement (the "Company Disclosure Schedule"), which shall identify exceptions by specific section references, the Company hereby represents and warrants to Parent and Merger Sub as follows:

Section 4.1  Corporate Organization.

    (a) The Company is duly organized and validly existing as a corporation in good standing under the laws of the Commonwealth of Pennsylvania. The Company has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not, either individually or in the aggregate, have a Material Adverse Effect on the Company. As used in this Agreement, the term "Material Adverse Effect" means, with respect to Parent or the Company, or their Subsidiaries, as the case may be, any change or effect that is or would reasonably be expected to be materially adverse to: (i) the business, operations, results of operations or financial condition of such Party and its Subsidiaries taken as a whole; or (ii) the ability of such Party to timely consummate the transactions contemplated hereby; provided, however, that Material Adverse Effect shall not be deemed to include the impact of any change or effect relating to or arising from the execution, announcement, or consummation of this Agreement and the transactions contemplated hereby, including any impact thereof on relationships, contractual or otherwise, with customers, suppliers or employees. As used in this Agreement, the word "Subsidiary" or "Subsidiaries" when used with respect to any entity, means any corporation, partnership, limited liability company, or other organization, whether incorporated or unincorporated, which is consolidated with such entity for financial reporting purposes. The Company has previously made available to Parent true and complete copies of: (i) the Articles of Incorporation of the Company (the "Company Charter") and the Bylaws of the Company, each as in effect as of the date of this Agreement; and (ii) the minutes of the meetings of the Board of Directors and any committee thereof in respect of meetings of the Board of Directors and such committees held since October 28, 2001 through the date hereof, other than meetings of the Board of Directors for which minutes have not heretofore been prepared (the proceedings of which have been described in all material respects to counsel for Parent) or the subject of which was this Agreement and the transactions contemplated hereby.

    (b) Each Company Subsidiary: (i) is duly organized and validly existing under the laws of its jurisdiction of organization; (ii) is duly qualified to do business and, where such status is recognized, in good standing in all jurisdictions (whether federal, state, local or foreign) where its ownership or leasing of property or the conduct of its business requires it to be so qualified, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on the Company; and (iii) has all requisite corporate power and authority to own or lease its properties and assets and to carry on its business as now conducted.

Section 4.2  Capitalization.

    (a) The authorized capital stock of the Company consists of: (i) 15,000,000 shares of Company Common Stock, par value $.01 per share, of which, 5,874,345 shares are issued, 50,039 such shares are held in the Company's treasury, and 5,824,306 are outstanding; and (ii) 10,000,000 shares of Company Preferred Stock, par value $.01 per share, of which, 1,071,428 shares are issued and outstanding and no such shares are held in the Company's treasury. Except as set forth on Schedule 4.2(a) of the Company Disclosure Schedule, no shares of Company Common Stock or Company Preferred Stock were reserved for issuance. All of the issued and outstanding shares of Company Common Stock and Company Preferred Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. Except as set forth on Schedule 4.2(a) of the Company Disclosure Schedule, the Company does not have and is not bound by any outstanding subscriptions, options, warrants, calls, preemptive rights, commitments or agreements of any character calling for the purchase or issuance of any shares of Company Securities or any other equity securities of the Company or any securities representing the right to purchase or otherwise receive any shares of Company Securities. Schedule 4.2(a) contains a list of all option holders of the Company, the number of shares subject to each option, the exercise price of each option and the expiration date of each option.

    (b) Schedule 4.2(b) of the Company Disclosure Schedule sets forth, for each Subsidiary of the Company, the name and state of incorporation of such Subsidiary, and the number and type(s) of its outstanding shares of capital stock or other equity interests. The Company owns, directly or indirectly, all of the issued and outstanding shares of capital stock or other equity ownership interests of each of the Company's Subsidiaries, free and clear of any liens, pledges, charges, encumbrances and security interests whatsoever ("Liens"), and all of such shares or equity ownership interests are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. None of the Company's Subsidiaries has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary. Except for interests in its Subsidiaries, neither the Company nor any of its Subsidiaries owns directly or indirectly any equity interest in any firm, corporation, partnership or other entity, whether incorporated or unincorporated, or has any obligation or has made any commitment to acquire any such interest or to make any investment. No Company Subsidiary owns any capital stock of the Company.

Section 4.3  Authority; No Violation.

    (a) The Company has full corporate power and authority to execute and deliver this Agreement and, subject to obtaining the Company Shareholder Approval, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, including the Merger, have been duly and validly authorized and this Agreement has been duly and validly adopted by the Company's Board of Directors. Except for: (i) the filing of the Articles of Merger with the Department of State of the Commonwealth of Pennsylvania pursuant to the PBCL; and (ii) the affirmative votes of both (a) the holders of shares representing a majority of the voting power of the shares of Company Common Stock and Company Preferred Stock outstanding on the record date of such vote, voting together as a single class; and (b) the holders of a majority of the shares of the Company Preferred Stock outstanding on the record date of such vote (the "Company Shareholder Approval"), no other corporate proceedings on the part of the Company are necessary to approve this Agreement or to consummate the transactions contemplated hereby. The Company's Board of Directors, by unanimous vote thereof: (i) has adopted this Agreement and the transactions contemplated hereby and declared this Agreement advisable (the "Company Board Approval"); (ii) has directed that this Agreement and the Merger be submitted to the shareholders of the Company for approval at the Shareholder Meeting; and (iii) subject to Sections 7.3 and 7.4, recommends that shareholders of the Company approve this Agreement and the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and (assuming due authorization, execution and delivery by the other Parties) constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies).

    (b) Neither the execution and delivery of this Agreement by the Company, nor the consummation by the Company of the transactions contemplated hereby, including the Merger, nor compliance by the Company with any of the terms or provisions hereof, will: (i) violate any provision of the Company Charter or the Bylaws of the Company, or violate or conflict with any agreement or instrument pursuant to which any shares of capital stock of the Company, or securities exercisable for or convertible into shares of capital stock of the Company, have been issued; or (ii) subject to the making of the filings and obtaining the approvals referred to in Section 4.4 and the effectiveness of such filings and/or receipt of the consents and approvals in connection therewith: (A) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to the Company, any of its Subsidiaries or any of their respective properties or assets; or (B) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, result in the creation of any Lien upon any of the respective properties or assets of the Company or any of its Subsidiaries under, or require any increased payment under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected, except (in the case of clause (ii) above) for such violations, conflicts, breaches, defaults, terminations, cancellations, accelerations, Liens or payments which, individually or in the aggregate, will not have a Material Adverse Effect on the Company.

Section 4.4 Consents and Approvals. Except for: (a) the filing with the Securities and Exchange Commission (the "SEC") of: (i) the Proxy Statement/ Prospectus; and (ii) such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement; (b) the filing of the Articles of Merger with the Department of State of the Commonwealth of Pennsylvania pursuant to the PBCL; (c) the filings with any court, administrative agency or commission or other governmental, regulatory or self-regulatory authority or instrumentality (each a "Governmental Entity") as required under applicable law in each case as set forth in Schedule 4.4 of the Company Disclosure Schedule; (d) the Company Shareholder Approval; (e) such filings, consents and approvals required by applicable law with respect to any Company Permit; and (f) such other filings, the failure of which to make would not, individually or in the aggregate, have a Material Adverse Effect on the Company, no consents or approvals of or filings or registrations with any Governmental Entity or third party are necessary in connection with: (A) the execution and delivery by the Company of this Agreement; and (B) the consummation by the Company of the transactions contemplated hereby.

Section 4.5 SEC Reports; Financial Statements.

    (a) The Company has made available to Parent an accurate and complete copy of each: (i) report, schedule, final registration statement, prospectus and definitive proxy statement filed by the Company with the SEC on or after October 29, 2001 and prior to the date hereof pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934 (the "Exchange Act") (the "Company Reports"), which are all the forms, reports and documents required to be filed by the Company with the SEC since such date, provided that, if the Company amends any of the Company Reports, the fact of the filing of such amendment shall not, in and of itself, be deemed to mean or imply that any representation or warranty in this Agreement was not true when made or became untrue thereafter; and (ii) communication mailed by the Company to its shareholders since October 29, 2001 and prior to the date hereof. As of their respective dates, the Company Reports and communications: (A) complied in all material respects with requirements of the Securities Act or the Exchange Act, as the case may be, and the published rules and regulations of the SEC thereunder applicable thereto; and (B) did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that information as of a later date (but before the date hereof) shall be deemed to modify information as of an earlier date.

    (b) The Company has previously made available to Parent copies of: (i) the consolidated balance sheets (the "Company Audited Balance Sheets") of the Company and its Subsidiaries as of October 28, 2001, October 27, 2002 and October 26, 2003, and the related consolidated statements of operations, shareholders' equity (deficit) and cash flows for the fiscal years ended October 28, 2001, October 27, 2002 and October 26, 2003, as reported in the Company's Annual Report on Form 10-K for the fiscal years ended October 28, 2001, October 27, 2002 and October 26, 2003 filed with the SEC under the Exchange Act; and
(ii) the
unaudited balance sheets of Stature as of October 28, 2001, October 27, 2002 and October 26, 2003 (the "Stature Balance Sheets"), and the related statements of operations and cash flows of Stature for the fiscal years then ended (such financial statements included in such Annual Report, together with the Company Audited Balance Sheets and the Stature Balance Sheets, are collectively referred to herein as the "Company Audited Financial Statements"), in each case, accompanied by the audit report of Deloitte & Touche LLP, independent public accountants with respect to the Company. The Company Audited Financial Statements (including the related notes, where applicable): (i) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as at the respective dates thereof and the consolidated results of operations, cash flows and, in the case of the Company Audited Financial Statements, changes in shareholders' equity (deficit), of the Company and its Subsidiaries for the periods indicated (subject, in the case of the unaudited financial statements, to normal audit adjustments which are not expected, individually or in the aggregate, to be material); (ii) have been prepared consistent with the books and records of the Company and its Subsidiaries and consistent with the Company's accounting policies and procedures; (iii) comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto; and
(iv) have been prepared in all material respects in accordance with GAAP applied on a consistent basis during the periods involved, except, in each case, as indicated in such statements or in the notes thereto. The books and records of the Company and its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP (to the extent applicable) and any other applicable legal and accounting requirements and reflect only actual transactions.

Section 4.6 Broker's Fees. Except as set forth on Schedule 4.6 of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees payable on behalf of the Company in connection with the Merger or the other transactions contemplated by this Agreement.

Section 4.7 Absence of Certain Changes or Events.

    (a) Since October 26, 2003, no event or events have occurred which have had or would have, individually or in the aggregate, a Material Adverse Effect on the Company.

    (b) Since October 26, 2003 through the date hereof, other than the execution and delivery of this Agreement, the Company and its Subsidiaries have carried on their respective businesses in all material respects in the ordinary course consistent with past practice.

    (c) Neither the Company nor any of its Subsidiaries has, since October 26, 2003 through the date hereof: (i) except in the ordinary course of business or as required by applicable law or an agreement which has been disclosed prior to the date hereof in the Company Reports and a copy provided by the Company to
Parent: (A) increased the wages, salaries, compensation, pension, or other fringe benefits or perquisites payable to any executive officer, employee, or director from the amount thereof in effect as of October 26, 2003; or (B) granted any severance or termination pay, entered into any contract to make or grant any severance or termination pay, or paid any bonuses or commissions (other than bonuses for fiscal year 2003, including, without limitation, those bonuses identified in the minutes of the Company's Compensation Committee dated December 18, 2003, which are to be paid to employees of the Company other than George Lemmon Jr., whose bonus and severance will be provided for in the agreement referred to in Section 8.3(m) below, and customary commissions for fiscal year 2003) or (ii) suffered any material strike, work stoppage, slowdown, or other labor disturbance.

    (d) Except as disclosed on Schedule 4.7(d) of the Company Disclosure Schedule, since October 26, 2003 through the date hereof, the Company has not granted any stock options with respect to Company Common Stock or Company Preferred Stock to any director, officer, employee, or independent contractor of the Company or any of its Subsidiaries.

    (e) Since October 26, 2003 through the date hereof, neither the Company nor any of its Subsidiaries has taken any action described in Section 6.2 that if taken after the date hereof and prior to the Effective Time would violate such provision.

Section 4.8 Legal Proceedings. Neither the Company nor any of its Subsidiaries is a party to any, and there are no pending or, to the Company's knowledge, threatened, legal, administrative, arbitration or other proceedings, claims, actions or governmental or regulatory investigations: (i) of any nature against the Company or any of its Subsidiaries; or (ii) as of the date hereof, challenging the validity or propriety of the transactions contemplated by this Agreement. For purposes of this Agreement, the "knowledge" of any person that is not an individual means, with respect to any matter, in question, the actual knowledge of such person's executive officers and other officers having primary responsibility for such matter in each case, based upon reasonable inquiry consistent with such person's title and responsibilities.

Section 4.9 Taxes and Tax Returns.

    (a) Except as disclosed on Schedule 4.9 of the Company Disclosure Schedule:
(i) each of the Company and its Subsidiaries has duly and timely filed and will duly and timely file all Tax Returns required to be filed by it and has duly paid or made adequate provision for the payment of all Taxes and other governmental charges which have been incurred (including, without limitation, if and to the extent applicable, those due in respect of its properties, income, business, capital stock, deposits, franchises, licenses, sales and payrolls), and all such Tax Returns are accurate and complete in all material respects; and
(ii) neither the Company nor any of its Subsidiaries is currently the beneficiary of any extension of time within which to file any material Tax Return. There are no disputes pending related to, or claims asserted for, Taxes or assessments upon the Company or any of its Subsidiaries for which the Company does not have adequate reserves. Proper and accurate amounts have been withheld by the Company and its Subsidiaries from their employees for all prior periods in compliance with the tax withholding provisions of applicable federal, state and local laws. There are no liens for Taxes upon any property or assets of the Company or its Subsidiaries except liens for current Taxes not yet due. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any Taxes of the Company or any of its Subsidiaries for any period. Neither the Company nor any of its Subsidiaries has filed a consent to the application of Section 341(f) of the Code. Neither the Company nor any of its Subsidiaries has been a "distributing corporation" or a "controlled corporation" in a distribution intended to qualify under Section 355(a) of the Code. Neither the Company nor any of its Subsidiaries is a party to any Tax sharing, allocation or indemnification agreement or arrangement. Neither the Company nor any of its Subsidiaries has been a member of an affiliated group filing a consolidated, combined or unitary Tax Return (other than the affiliated group of which the Company is the common parent) or has any liability for the Taxes of any person (other than the Company or its Subsidiaries) under Treasury Regulation ss.1.1502-6 (or any similar provision of state, local or foreign law).

    (b) Neither the Company nor any of its Subsidiaries is a party to any agreement, contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in the payment of any amount that will not be fully deductible as a result of Section 162(m) of the Code (or any similar provision of state, local or foreign law).

    (c) As used in this Agreement, the term "Tax" or "Taxes" means all federal, state, local and foreign income, excise, gross receipts, gross income, ad valorem, profits, gains, property, capital, sales, transfer, use, payroll, employment, severance, withholding, duties, intangibles, franchise, backup withholding and other taxes, charges, levies or like assessments together with all penalties and additions to tax and interest thereon, and the term "Tax Return" means any return, declaration, report, claim for refund, information return or statement relating to Taxes.

Section 4.10 Certain Other Tax Matters. Neither the Company nor any of its Subsidiaries has taken or agreed to take any action, has failed to take any action or knows of any fact, agreement, plan or other circumstance, in each case that could reasonably be expected to prevent the Merger from qualifying as a taxable sale of assets and liquidation of the Company under the Code.

Section 4.11 Employees; Benefit Plans.

    (a) Set forth on Schedule 4.11(a) of the Company Disclosure Schedule is a true and complete list of each Company Benefit Plan but excluding government-sponsored programs. For purposes of this Agreement, "Company Benefit Plan" means any employee benefit plan, program, policy, practices, agreement or other arrangement providing benefits to any current or former employee, officer, director or consultant of the Company or any Company ERISA Affiliate or any beneficiary or dependent thereof that is sponsored or maintained by the Company or any Company ERISA Affiliate or to which the Company or any Company ERISA Affiliate contributes or is obligated to contribute, whether or not written, including without limitation any employee welfare benefit plan within the meaning of Section 3(1) of ERISA, any employee pension benefit plan within the meaning of Section 3(2) of ERISA (whether or not such plan is subject to ERISA) and any bonus, incentive, deferred compensation, vacation, stock purchase, stock option, severance, employment, change of control or fringe benefit plan, program, policy, practices, agreement or other arrangement, but excluding any government-sponsored programs (e.g., social security or national health coverage). A "Company ERISA Affiliate" is any trade or business, whether or not incorporated, which together with the Company would be deemed a "single employer" within the meaning of Section 4001 of ERISA.

    (b) The Company has heretofore made available to Parent true and complete copies of each of the Company Benefit Plans (including a written description of any unwritten Company Benefit Plan) and: (i) the actuarial report for such Company Benefit Plan (if applicable) for each of the last two years; (ii) the most recent determination letter from the Internal Revenue Service (if applicable) for such Company Benefit Plan; (iii) the summary plan description for such Company Benefit Plan (if any); and (iv) the Form 5500 for such Company Benefit Plan (if applicable) for each of the last three years. Except as specifically provided in the foregoing documents made available to Parent or as required by this Agreement, there are no amendments to any Company Benefit Plan that have been adopted or approved nor has the Company or any Company ERISA Affiliate undertaken to make any such amendments or to adopt or approve any new Company Benefit Plan, other than such amendments as may be required by changes in applicable law.

    (c) With respect to the Company Benefit Plans: (i) each of the Company Benefit Plans has been operated and administered in all material respects in compliance with applicable laws, including, but not limited to, ERISA and the Code; (ii) each Company Benefit Plan has been administered in all material respects in accordance with its terms; (iii) each of the Company Benefit Plans intended to be "qualified" within the meaning of Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service (except for such Company Benefit Plans that: (A) have not yet received a determination letter but for which the remedial amendment period for submitting a determination letter has not yet expired; or (B) are maintained under a prototype plan (or similar form or pattern plan) for which the Internal Revenue Service has issued a favorable opinion letter (or similar approval letter) that, in the Company's reasonable judgment, adequately addresses such plan's qualified status), and there are no existing circumstances nor any events that have occurred that would be reasonably expected to affect adversely the qualified status of any such Company Benefit Plan; (iv) except as set forth on Schedule 4.11(c) of the Company Disclosure Schedule, no Company Benefit Plan is subject to Title IV of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 302 of ERISA or Section 412 or 4971 of the Code; (v) no Company Benefit Plan provides benefits coverage, including, without limitation, death or medical benefits (whether or not insured), with respect to current or former employees or directors of the Company or its Subsidiaries beyond the last day of the month in which their retirement or other termination of service occurred, other than coverage mandated by applicable law and other than any post-termination exercise periods for stock options; (vi) except as set forth on
Schedule 4.11(c) of the Company Disclosure Schedule, no material liability under Title IV of ERISA or Part 6 of Title I of ERISA has been incurred by the Company or any Company ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to the Company or any Company ERISA Affiliate of incurring a material liability thereunder; (vii) no Company Benefit Plan is a "multiemployer pension plan" (as such term is defined in Section 3(37) of ERISA) (a "Multiemployer Plan") or a plan that has two or more contributing sponsors at least two of whom are not under common control (a "Multiple Employer Plan"), within the meaning of Section 4063 of ERISA and none of the Company and its Subsidiaries nor any of their respective ERISA Affiliates has, at any time during the last six years, contributed to or been obligated to contribute to any Multiemployer Plan or Multiple Employer Plan; (viii) except as set forth on Schedule 4.11(c) of the Company Disclosure Schedule, all contributions or other amounts payable by the Company or any Company ERISA Affiliate with respect to each Company Benefit Plan and all premiums due or payable with respect to insurance policies funding any Company Benefit Plan for any period through the date hereof have been timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof, have been fully reflected on the Company's financial statements; (ix) none of the Company, any Company ERISA Affiliate or, to the Company's knowledge, any other person, including any fiduciary, has engaged in a transaction in connection with which the Company, any Company ERISA Affiliate or any

Company Benefit Plan will be subject to either a material civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a material Tax imposed pursuant to
Section 4975 or 4976 of the Code; (x) to the knowledge of the Company there are no pending, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the Company Benefit Plans or any trusts related thereto; and (xi) each individual who renders services to the Company or any of its Subsidiaries who is classified by the Company or such Subsidiary, as applicable, as having the status of an independent contractor or other non-employee status for any purpose (including for purposes of taxation and tax reporting and under Company Benefit Plans) is properly so characterized.

    (d) Schedule 4.11(d) of the Company Disclosure Schedule sets forth: (i) an accurate and complete description of each provision of any Company Benefit Plan under which the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby could (either alone or in conjunction with any other event) result in, cause the accelerated vesting, funding or delivery of, or increase the amount or value of, any payment or benefit to any employee, officer or director of the Company or any of its Subsidiaries, or could limit the right of the Company or any of its Subsidiaries to amend, merge, terminate or receive a reversion of assets from any Company Benefit Plan or related trust; and (ii) to the Company's knowledge a good faith estimate of the maximum amount of the "excess parachute payments" within the meaning of Section 280G of the Code that could become payable by the Company and its Subsidiaries in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

    (e) Except to the extent required by any Company Benefit Plan or by operation of the provisions of any individual employment or change in control agreement previously disclosed to Parent and set forth in Schedule 4.11(e) of the Company Disclosure Schedule, as of the date hereof, neither the Company nor the Company's Board of Directors has taken any action to accelerate the vesting of any stock options or other equity-based compensation awards in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

Section 4.12 Securities Laws Matters.

    (a) With respect to each Annual Report on Form 10-K and each Quarterly Report on Form 10-Q included in the Company Reports filed since August 29, 2002, the financial statements and other financial information included in such reports fairly present (within the meaning of the Sarbanes-Oxley Act of 2002) in all material respects the financial condition and results of operations of the Company.

    (b) The Company's principal executive officer and its principal financial officer have disclosed, based on their most recent evaluation, to the Company's auditors and the audit committee of the Board of Directors of the Company: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting (as such term is defined in rule 13(a)-15(f) under the Exchange Act) which are reasonably likely to adversely affect the Company's ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal control over financial reporting.

    (c) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated Subsidiaries, is made known to the Company's principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; and, to the Company's knowledge, such disclosure controls and procedures are effective in timely alerting the Company's principal executive officer and its principal financial officer to material information required to be included in the Company's periodic reports required under the Exchange Act.

Section 4.13 Compliance with Applicable Law, Permits and Licenses.

    (a) Neither the Company nor any of its Subsidiaries: (i) is in any material respect in conflict with, or in default or violation in any material respect of; or (ii) has been charged by any Governmental Entity with any unresolved violation of: any material law, rule, regulation, order, directive, injunction, judgment or decree applicable to the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries or any of their respective owned or leased properties is bound or affected.

    (b) The Company, its Subsidiaries and their respective employees hold all material permits, licenses, variances, exemptions, orders, registrations and approvals of all Governmental Entities which are required for the operation of the businesses of the Company and its Subsidiaries (the "Company Permits"). Each of the Company and its Subsidiaries is, and for the past five years has been, in compliance in all material respects with the terms of the Company Permits, all of the Company Permits are in full force and effect and no suspension, revocation or material modification of any of them is pending or, to the knowledge of the Company, threatened, nor, to the knowledge of the Company, do reasonable grounds exist for any such action.

Section 4.14 Intellectual Property; Proprietary Rights; Employee Restrictions; Assets.

    (a) All material: (i) copyrights, including copyright registrations and copyright applications; (ii) trademarks, including trademark registrations and applications for registration; (iii) patents and patent applications; (iv) service marks, including service mark registrations and applications for registration; (v) trade names; (vi) Internet domain names; (vii) databases;
(viii) computer programs, including source code, object code, algorithms, structure, display screens, layouts, development tools, instructions, templates, and computer software user interfaces; (ix) know-how; (x) trade secrets; (xi) customer lists; (xii) proprietary technology; (xiii) processes and formulae;
(xiv) marketing materials; (xv) inventions; (xvi) trade dress; (xvii) logos; and (xviii) designs (collectively "Intellectual Property") used by the Company or its Subsidiaries in their respective businesses (collectively, "Company Intellectual Property") are owned by the Company or such Subsidiaries by operation of law, or have been validly assigned to the Company or such Subsidiaries ("Company Owned Intellectual Property") or the Company or its Subsidiaries otherwise have the right to use such Intellectual Property in their business as currently conducted ("Company Licensed Intellectual Property"). The Company Intellectual Property is sufficient in all material respects to carry on the business of the Company as presently conducted. The Company or one of its Subsidiaries has exclusive ownership of all Company Owned Intellectual

Property used by the Company or its Subsidiaries, or is entitled to use all Company Licensed Intellectual Property, in the Company's business as presently conducted, subject, in the case of Company Licensed Intellectual Property, to the terms of the license agreements covering such Company Licensed Intellectual Property a summary of which is set forth in Schedule 4.14(a) of the Company Disclosure Schedule. The Company and its Subsidiaries, and to the knowledge of the Company, the other parties thereto are not in material breach of any of the license agreements covering the Company Licensed Intellectual Property. The present business activities or products of the Company do not infringe on any Intellectual Property of others ("Third Party Intellectual Property").

    (b) To its knowledge, the Company has not received any notice or other claim from any third party asserting that any of the Company's present activities or products infringe or may infringe any Third Party Intellectual Property of such third party.

    (c) Except as would not, individually or in the aggregate, have a Material Adverse Effect on the Company: (i) the Company has the right to use all trade secrets, customer lists, hardware designs, programming processes, software and other information material to its business as presently conducted; (ii) the Company has taken all reasonable measures in accordance with customary industry practice to protect and preserve the security and confidentiality of its trade secrets and other confidential information; (iii) to the knowledge of the Company, all trade secrets and other confidential information of the Company that are material to its business are not part of the public domain or knowledge, nor, to the knowledge of the Company, have they been misappropriated by any person having an obligation to maintain such trade secrets or other confidential information in confidence for the Company; and (iv) to the knowledge of the Company, no employee or consultant of the Company or any of its Subsidiaries has used any trade secrets or other confidential information of any other person in the course of their work for the Company or such Subsidiary.

    (d) To the knowledge of the Company, no university or government agency (whether federal or state) has any claim of right to or ownership in the Company Owned Intellectual Property. The Company is not aware of any material infringement, dilution or misappropriation by others of the Company Owned Intellectual Property, or any material violation of the confidentiality of any of its proprietary information. To the Company's knowledge, the Company is not making unlawful use of any confidential information or trade secrets of any past or present employees of the Company or any of its Subsidiaries.

    (e) Each of the Company and its Subsidiaries has good, valid and marketable title to, or good, valid and marketable leasehold interests in, all its properties and other assets (other than Company Intellectual Property, which is addressed in Section 4.14 (a) through (d)) as are necessary in the conduct of, or material to the business of the Company and its Subsidiaries as currently conducted, except for defects in title, easements, restrictive covenants and similar encumbrances that, either individually or in the aggregate, do not interfere in any material respect, with the Company's conduct of its business or affect in any material respect the value of such property or other assets (the "Company Permitted Encumbrances"). Except as disclosed on Schedule 4.14(e) of the Company Disclosure Schedule or the Company Permitted Encumbrances, all such properties and other assets, other than properties or other assets in which the Company or any of its Subsidiaries has a leasehold interest, are owned by the Company or a Subsidiary free and clear of all Liens.

    (f) (i) Each lease of real or personal property which is material to the conduct of the business of the Company and its Subsidiaries and to which the Company or its Subsidiaries is a party is valid and binding on the Company or any of its Subsidiaries, as applicable, and in full force and effect, (ii) the Company and each of its Subsidiaries have in all material respects performed all material obligations required to be performed by it to date under each such lease, and (iii) no event or condition exists which constitutes or, after notice or lapse of time or both, will constitute, a material default under any such lease.

Section 4.15 Certain Contracts; Leases.

    (a) Except as set forth on Schedule 4.15 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to or bound by any contract, arrangement, commitment or understanding (whether written or oral):
(i) which is a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) to be performed after the date of this Agreement that has not been filed or incorporated by reference in the Company Reports;
(ii) which materially restricts the conduct of any line of business by the Company or upon consummation of the transactions contemplated by this Agreement will restrict the conduct of any line of business by Parent, or Parent's Subsidiaries or the ability of Parent or any of Parent's Subsidiaries to engage in any line of business; (iii) which upon consummation of the transactions contemplated by this Agreement will subject any of the Company or any of its affiliates to any exclusivity arrangements with or to a labor union or guild (including any collective bargaining agreement); or (iv) (other than any plan or agreement covered by Section 4.11 hereof) any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any shareholder approval or the consummation of the transactions contemplated by this Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. Each contract, arrangement, commitment or understanding of the type described in this Section 4.15(a), together with any material license or contract relating to Company Intellectual Property, whether or not set forth in the Company Disclosure Schedule, is referred to herein as a "Company Contract," and neither the Company nor any of its Subsidiaries knows of, or has received notice of, any material violation of the above by any of the other parties thereto. The Company has heretofore made available to Parent a true and complete copy of each Company Contract.

    (b) (i) Each Company Contract is valid and binding on the Company or any of its Subsidiaries, as applicable, and in full force and effect; (ii) the Company and each of its Subsidiaries has in all material respects performed all material obligations required to be performed by it to date under each Company Contract; and (iii) to the knowledge of the Company, no event or condition exists which constitutes or, after notice or lapse of time or both, will constitute, a material default under any such Company Contract.

    (c) Schedule 4.15(c) of the Company Disclosure Schedule sets forth a complete and accurate list and description of all real property leased, subleased or otherwise occupied by the Company or its Subsidiaries (the "Company Leased Real Property"). Except as set forth on

Schedule 4.15(c) of the Company Disclosure Schedule, the Company and its Subsidiaries do not own any real property. All of the leases or subleases of the Company Leased Real Property (the "Company Leases") are valid, binding and in full force and effect. The Company and its Subsidiaries have not subjected any Lease to any mortgage, pledge, lien, encumbrance, sublease, assignment, license, or other agreement granting to any third party any material interest in such Lease or any right to the use or occupancy of any Company Leased Real Property. The Company or a Subsidiary, as lessee under each Lease, is now in possession of all of the applicable Company Leased Real Property except for the sublease to Communications Media Incorporated dated June 1, 2000.

    (d) The Merger will not cause an event of default under any of the Company Leases or, in the alternative, the Company will obtain the consent and waiver of the landlord under any applicable Company Leases relative to the Merger. In any event, the Company shall obtain an estoppel certificate from each landlord under the Company Leases, in form reasonably acceptable to each Party: (i) confirming the material terms of the Company Leases; and (ii) stating that no event or condition exists which constitutes, or after notice or lapse of time or both would constitute, a material default under any Company Leases or as a result of the Merger.

Section 4.16 Indebtedness; Absence of Undisclosed Liabilities. Except as set forth in Schedule 4.16 of the Company Disclosure Schedule, all liabilities of the Company are current. Except for: (a) those liabilities that are disclosed in the footnotes to or reserved against on the Company Audited Financial Statements (and only to the extent of such disclosure or reserve); (b) liabilities incurred pursuant to this Agreement and the transactions contemplated hereby or for fees and expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereby; and (c) liabilities or obligations not required by GAAP to be disclosed or provided for in the Company Audited Financial Statements and that were incurred in the ordinary course of business consistent with past practice which have not had or would not have, individually or in the aggregate, a Material Adverse Effect on the Company, neither the Company nor any of its Subsidiaries has incurred any indebtedness, obligation, or liability of any nature whatsoever (whether known or unknown, absolute, accrued, asserted or unasserted, determined, determinable, contingent or otherwise and whether due or to become due whether relating to operations of, or property currently or previously owned by, the Company or any of its present or past Subsidiaries). Schedule 4.16 of the Company Disclosure Schedule sets forth all indebtedness for money borrowed by the Company or any of its Subsidiaries, including all subordinated debt of the Company (the "Subordinated Debt") and all debt owing to the Jefferson County Industrial Development Agency (the "JCIDA Debt"), and accurately discloses for each such indebtedness the payee, the original amount of the loan, the current unpaid balance of the loan, the interest rate and the maturity date.

Section 4.17 Insurance. The Company has made available to Parent a copy of all material insurance policies and all material self insurance programs and arrangements relating to the business, assets and operations of the Company and its Subsidiaries (the "Company Insurance Policies"). Each of such Company Insurance Policies is in full force and effect as of the date of this Agreement. From October 28, 2001 through the date hereof, neither the Company nor any of its Subsidiaries has received any notice or other communication regarding any actual or possible: (a) cancellation of any Company Insurance Policy that has not been renewed in the ordinary course without any lapse in coverage; (b) invalidation of any Company Insurance Policy; (c) refusal of any coverage or rejection of any material claim under any Insurance Policy; or (d) material adjustment in the amount of the premiums payable with respect to any Company Insurance Policy.

Section 4.18 Environmental Liability. There are no legal, judicial, administrative, arbitration or other proceedings, claims, actions, causes of action, private environmental investigations or remediation activities or governmental investigations or remediation activities (collectively "Claims" or "Response Actions") of any nature seeking to impose, or that reasonably could result in the imposition of, on the Company or any of its Subsidiaries, of any liability or obligation arising under common law or under any local, state or federal environmental statute, regulation or ordinance including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), pending or, to the Company's knowledge, threatened against the Company or any of its Subsidiaries, which liability or obligation could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Company. To the knowledge of the Company there is no reasonable basis for any such Claim or Response Action that could reasonably be expected to impose any liability or obligation that will have, either individually or in the aggregate, a Material Adverse Effect on the Company. Neither the Company nor any of its Subsidiaries is subject to any agreement, order, judgment, decree, directive, injunction, letter or memorandum by or with any court, governmental authority, regulatory agency, Governmental Entity or third party imposing any liability or obligation with respect to the foregoing that will have, either individually or in the aggregate, a Material Adverse Effect on the Company.

Section 4.19 State Takeover Law. The Company has taken all appropriate actions so that the provisions contained in Chapter 25 of the PBCL will not apply with respect to or as a result of the execution or performance of this Agreement or the transactions contemplated by this Agreement, including the execution and performance of the Voting Agreements.

Section 4.20 Form S-4 Proxy Statement/Prospectus. None of the information to be supplied by Company or its Subsidiaries for inclusion in the Form S-4 or the Proxy Statement/Prospectus will, at the time of the filing of the Form S-4 and the mailing of the Proxy Statement/Prospectus and any amendments or supplements thereto, and at the time of the Shareholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Form S-4 and the Proxy Statement/Prospectus will comply, as of the date of filing, in the case of the Form S-4, and the date of mailing, in the case of the Proxy Statement/Prospectus, as to form in all material respects with all applicable laws, including the provisions of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder, except that no representation is made by Company with respect to information supplied by Parent for inclusion therein.

Section 4.21 Transactions with Affiliates. Except as set forth in Schedule 4.21 of the Company Disclosure Schedule, there are no transactions, agreements, arrangements or understandings between the Company or any of its Subsidiaries, on the one hand, and any affiliate (including any officer or director) thereof, but not including any wholly owned Subsidiary of the Company, on the other hand.

Section 4.22 Labor Relations; Collective Bargaining Agreements. Neither Company nor any of its Subsidiaries is a party to any collective bargaining or other labor union contract applicable to persons employed by Company or its Subsidiaries, and no collective bargaining agreement or other labor union contract is being negotiated by Company or any of its Subsidiaries. No labor organization or group of employees of Company or any of its Subsidiaries has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or threatened to be brought or filed, with the National Labor Relations Board or any other labor relations tribunal or authority. There are no labor disputes, strikes, slowdowns or work stoppages against Company or any of its Subsidiaries pending or threatened against Company or any of its Subsidiaries. Since October 29, 2000, no unfair labor practice or labor charge or complaint has been made or is outstanding with respect to Company or any of its Subsidiaries. The Company and its Subsidiaries have complied in all material respects with all provisions of applicable law pertaining to the employment of employees, including such laws relating to labor relations, equal employment, fair employment practices, immigration, workers' compensation, terms and conditions of employment, employee classification, wages, hours or work, equal opportunity and occupational health and safety.

Section 4.23 Dividends. Since October 26, 2003, neither the Company nor any of its Subsidiaries have declared or paid any dividends or other distributions upon any of its capital stock or returned any capital to the shareholders of the Company or paid or made any distribution of property or cash to the shareholders of the Company.

Section 4.24 Product Labeling, Product Liability and Product Warranty. The Company and its Subsidiaries are in compliance with all federal, state and local laws and regulations relating to product labeling, product safety and public health and safety. Except as set forth in Schedule 4.24 of the Company Disclosure Schedule or in connection with routine warranty claims, neither the Company nor any of its Subsidiaries has received any notice of any claim that any product now or heretofore offered for sale or sold by the Company or distributed by the Company in connection with product sales is injurious to the health and safety of any person or is not in conformity with its specifications or not suitable for any purpose or application for which it is offered for sale, sold or distributed. Neither the Company nor its Subsidiaries has ever been ordered by a government agency to recall a product, and to the Company's knowledge, there are no circumstances that could give rise to such a product recall. To the Company's knowledge, there are no circumstances that could cause the Company to experience costs for warranty claims in the future that are materially higher than the costs historically experienced by the Company.



                                    ARTICLE V
            REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB


    Except as disclosed in the Parent Disclosure Schedule delivered by the Parent to the Company prior to the execution of this Agreement (the "Parent Disclosure Schedule"), which shall identify exceptions by specific section references, the Parent and Merger Sub hereby represent and warrant to the Company as follows:

Section 5.1 Corporate Organization. Each of Parent, Merger Sub and Parent's "Significant Subsidiaries" (as defined in Regulation S-X promulgated by the SEC) (the "Parent Significant Subsidiaries") is duly organized and validly existing as a corporation in good standing under the laws of the state of its incorporation. Each of Parent, Merger Sub and the Parent Significant Subsidiaries has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not, either individually or in the aggregate, have a Material Adverse Effect on Parent. The Parent has previously made available to the Company true and complete copies of the Articles of Incorporation and Bylaws of Parent and Merger Sub, each in effect as of the date of this Agreement.

Section 5.2 Capitalization.

    (a) The authorized capital stock of Parent consists of 50,000,000 shares of Parent Common Stock, no par value per share, and 5,000,000 shares of preferred stock, par value $1 per share ("Parent Preferred Stock"). As of December 31, 2003, 5,021,221 shares of Parent Common Stock are issued and outstanding and no shares of Parent Preferred Stock are issued and outstanding, in each case, not subject to any preemptive rights. No shares of Parent Common Stock and no shares of Parent Preferred Stock are held in treasury by Parent or by Subsidiaries of Parent. Except in connection with this Agreement and except as set forth on
Schedule 5.2(a) of the Parent Disclosure Schedule: (i) there are no options, warrants, rights, puts, calls, commitments or other contracts, arrangements or understandings issued by or binding upon Parent requiring or providing for; and
(ii) there are no outstanding debt or equity securities of Parent which upon the conversion, exchange or exercise thereof would require or provide for the issuance by Parent of any new or additional shares of Parent Common Stock or Parent Preferred Stock (or any other securities of Parent) which, with or without notice, lapse of time and/or payment of monies, are or would be convertible into or exercisable or exchangeable for Parent Common Stock or Parent Preferred Stock (or any other securities of Parent). Except as set forth on Schedule 5.2(a) of the Parent Disclosure Schedule, since December 31, 2002 through the date hereof, Parent has not issued any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock, other than pursuant to the exercise of employee stock options granted prior to such date and the vesting of restricted stock units. The authorized capital stock of Merger Sub consists of 200 shares of Common Stock of Merger Sub, of which, as of the date hereof, 100 shares are issued and outstanding and are owned beneficially and of record by Parent or a wholly owned indirect or direct subsidiary of Parent. Parent has reserved for issuance the total number of shares of Parent Common Stock issuable upon exercise of the Warrants to be issued pursuant to Section 3.1(b)(ii) (the "Reserved Shares"). The Reserved Shares, the shares of Parent Common Stock to be issued as Common Merger Consideration or Preferred Merger Consideration hereunder, and the Warrants to be issued pursuant to Section 3.1(b)(ii) have been duly authorized and validly reserved and all such shares shall, upon issuance, be validly issued, fully paid, nonassessable, and not subject to any preemptive rights, free and clear of all security interests, liens, claims, pledges or other encumbrances of any nature whatsoever (except for any such rights, securities interests, liens, claims, pledges or other encumbrances arising from any action taken by a shareholder of the Company and except for any encumbrances imposed by federal, state or foreign securities laws) and with no personal liability attaching to the ownership thereof. Neither Parent nor any of its controlled affiliates owns, in the aggregate, in excess of 0.1% of the total voting power of the outstanding Company Securities (other than pursuant to this Agreement or the Voting Agreements).

    (b) Each Parent Subsidiary: (i) is duly organized and validly existing under the laws of its jurisdiction of organization; (ii) is duly qualified to do business and, where such status is recognized, in good standing in all jurisdictions (whether federal, state, local or foreign) where its ownership or leasing of property or the conduct of its business requires it to be so qualified, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on the Parent; and (iii) has all requisite corporate power and authority to own or lease its properties and assets and to carry on its business as now conducted.

Section 5.3 Authority; No Violation.

    (a) Each of Parent and Merger Sub has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and Merger Sub and the consummation by them of the transactions contemplated hereby, including the Merger, have been duly and validly authorized. This Agreement has, by unanimous vote, been duly and validly approved and declared advisable by the Board of Directors of each of Parent and Merger Sub. No other corporate proceedings on the part of Parent and Merger Sub, other than the approval by Parent as the sole shareholder of Merger Sub of this Agreement (which shall be obtained prior to the Effective Time), are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and (assuming due authorization, execution and delivery by the Company) constitutes a valid and binding obligation of each of Parent and Merger Sub, enforceable against each in accordance with its terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies).

    (b) Neither the execution and delivery of this Agreement by each of Parent and Merger Sub, nor the consummation by Parent and Merger Sub of the transactions contemplated hereby, nor compliance by Parent or Merger Sub with any of the terms or provisions of this Agreement will: (i) violate any provision of the Articles of Incorporation or Bylaws of Parent, or the Articles of Incorporation or Bylaws of Merger Sub; or (ii) subject to the making of the filings referred to in Section 5.5 of this Agreement and the effectiveness of such filings and/or receipt of the consents and approvals in connection therewith: (A) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Parent or Merger Sub; or (B) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, result in the creation of any Lien upon any of the respective properties or assets of Parent or any of its Subsidiaries under, or require any increased payment under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Parent or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected, except (in the case of clause (ii) above) for such violations, conflicts, breaches, defaults, terminations, cancellations, accelerations, liens or payments which, individually or in the aggregate, will not have a Material Adverse Effect on Parent.

Section 5.4 Consents and Approvals. Except for (a) the filing with the SEC of:
(i) the Proxy Statement/Prospectus; (ii) a Registration Statement of Parent on Form S-4 with respect to shares of Parent Common Stock and Warrants which may be issued to shareholders of the Company in the Merger (together with any amendments or supplements thereto, the "Registration Statement"); and (iii) such reports under the Exchange Act as may be required in connection with this Agreement and the Voting Agreements and the transactions contemplated hereby and thereby; (b) such filings and approvals as are required to be made or obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of the shares of Parent Common Stock pursuant to this Agreement; (c) the filing of applications for the authorization of quotation on NASDAQ or such other national exchange on which the Parent Common Stock is quoted or listed at the Effective Time of the Parent Common Stock issuable under this Agreement and such other filings as may be required under the rules and regulations of NASDAQ or other exchange; (d) the approval of this Agreement and the Merger by the requisite vote of the shareholders of the Company; (e) the filings with any Governmental Entity as required under applicable law in each case as expressly set forth in Schedule 5.4 of the Parent Disclosure Schedule; (f) the filing of the Articles of Merger with the Department of State of the Commonwealth of Pennsylvania pursuant to the PBCL; (g) consents and approvals previously obtained; (h) such filings, consents and approvals required by applicable law with respect to any Company Permits or Parent Permits; and (i) such other filings the failure of which to make would not have a Material Adverse Effect on Parent, no consents or approvals of or filings or registrations with any Governmental Entity or third party are necessary in connection with: (A) the execution and delivery by Parent or Merger Sub of this Agreement; and (B) the consummation by Parent or Merger Sub of the transactions contemplated hereby.

Section 5.5 SEC Reports; Financial Statements.

    (a) Parent has made available to the Company an accurate and complete copy of each: (i) report, schedule, final registration statement, prospectus and definitive proxy statement filed by Parent with the SEC on or after June 30, 2002 and prior to the date hereof pursuant to the Securities Act or the Exchange Act (the "Parent Reports"), which are all the forms, reports and documents required to be filed by Parent with the SEC since such date, provided that, if Parent amends any of the Parent Reports, the fact of the filing of such amendment shall not, in and of itself, be deemed to mean or imply that any representation or warranty in this Agreement was not true when made or became untrue thereafter; and (ii) communication mailed by Parent to its shareholders since June 30, 2002 and prior to the date hereof. As of their respective dates, the Parent Reports and communications: (A) complied in all material respects with requirements of the Securities Act or the Exchange Act, as the case may be, and the published rules and regulations of the SEC thereunder applicable thereto; and (B) did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that information as of a later date (but before the date hereof) shall be deemed to modify information as of an earlier date.

    (b) Parent has previously made available to the Company copies of: (i) the consolidated balance sheets (the "Parent Audited Balance Sheets") of Parent and its Subsidiaries as of June 30, 2002 and December 31, 2002 and the related consolidated statements of operations, shareholders' equity and cash flows for the fiscal year ended June 30, 2002, and the transitional period ended December 31, 2002 as reported in Parent's Annual Report on Form 10-K for the fiscal year ended June 30, 2002 and Parent's Report on Form 10-KT for the transitional period ended December 31, 2002 filed with the SEC under the Exchange Act (such financial statements included in such Annual Report, together with the Parent Audited Balance Sheets, the "Parent Audited Financial Statements"), in each case, accompanied by the audit report of KPMG LLP, independent public accountants with respect to Parent. The Parent Audited Financial Statements (including the related notes, where applicable): (i) fairly present in all material respects the consolidated financial position of Parent and its Subsidiaries as at the respective dates thereof and the consolidated results of operations, cash flows and, in the case of the Parent Audited Financial Statements, changes in shareholders' equity, of Parent and its Subsidiaries for the periods indicated (subject, in the case of the unaudited financial statements, to normal audit adjustments which are not expected, individually or in the aggregate, to be material); (ii) have been prepared consistent with the books and records of Parent and its Subsidiaries and consistent with Parent's accounting policies and procedures; (iii) comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto; and (iv) have been prepared in all material respects in accordance with GAAP applied on a consistent basis during the periods involved, except, in each case, as indicated in such statements or in the notes thereto. The books and records of Parent and its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP (to the extent applicable) and any other applicable legal and accounting requirements and reflect only actual transactions.

    (c) With respect to each Annual Report on Form 10-K, each Report on Form 10-KT and each Quarterly Report on Form 10-Q included in the Parent Reports filed since August 29, 2002 and prior to the date hereof, the financial statements and other financial information included in such reports fairly present (within the meaning of the Sarbanes-Oxley Act of 2002) in all material respects the financial condition and results of operations of Parent.

Section 5.6 Broker's Fees. Except for the agreement between Parent and Blitzer, Ricketson and Fine Co., neither Parent nor any Parent Subsidiary nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees payable on behalf of Parent in connection with the Merger or the other transactions contemplated by this Agreement.

Section 5.7 Absence of Certain Changes or Events.

    (a) Since December 31, 2002, no event or events have occurred which have had or would have, individually or in the aggregate, a Material Adverse Effect on Parent.

    (b) Since December 31, 2002 through the date hereof, except as disclosed in the Parent Reports, Parent and its Subsidiaries have carried on their respective businesses in all material respects in the ordinary course consistent with past practice.

    (c) Neither Parent nor any of its Subsidiaries has, since December 31, 2002 through the date hereof: (i) except in the ordinary course of business or as required by applicable law or an agreement which has been disclosed prior to the date hereof in the Parent Reports and a copy provided by Parent to the Company:
(A) increased the wages, salaries, compensation, pension, or other fringe benefits or perquisites payable to any executive officer, employee, or director from the amount thereof in effect as of December 31, 2002; or (B) granted any severance or termination pay, entered into any contract to make or grant any severance or termination pay, or paid any bonuses or commissions (other than customary bonuses for fiscal year 2003 and customary commissions for fiscal year
2003) or (ii) suffered any material strike, work stoppage, slowdown, or other labor disturbance.

    (d) Except as disclosed on Schedule 5.7(d) of the Parent Disclosure Schedule, since December 31, 2002 through the date hereof, Parent has not granted any stock options or warrants with respect to Parent Common Stock or Parent Preferred Stock to any director, officer, employee, or independent contractor of Parent or any of its Subsidiaries.

Section 5.8 Legal Proceedings. Except as set forth on Schedule 5.8 of the Parent Disclosure Schedule, neither Parent nor any of its Subsidiaries is a party to any, and there are no pending or, to Parent's knowledge, threatened, legal, administrative, arbitration or other proceedings, claims, actions or governmental or regulatory investigations: (i) of any nature against Parent or any of its Subsidiaries; or (ii) as of the date hereof, challenging the validity or propriety of the transactions contemplated by this Agreement.

Section 5.9 Taxes and Tax Returns.

    (a) Except as disclosed on Schedule 5.9 of the Parent Disclosure Schedule:
(i) each of Parent and its Subsidiaries has duly and timely filed and will duly and timely file all Tax Returns required to be filed by it and has duly paid or made adequate provision for the payment of all Taxes and other governmental charges which have been incurred (including, without limitation, if and to the extent applicable, those due in respect of its properties, income, business, capital stock, deposits, franchises, licenses, sales and payrolls), and all such Tax Returns are accurate and complete in all material respects; and (ii) neither Parent nor any of its Subsidiaries is currently the beneficiary of any extension of time within which to file any material Tax Return. There are no disputes pending related to, or claims asserted for, Taxes or assessments upon Parent or any of its Subsidiaries for which Parent does not have adequate reserves. Proper and accurate amounts have been withheld by Parent and its Subsidiaries from their employees for all prior periods in compliance with the tax withholding provisions of applicable federal, state and local laws. There are no liens for Taxes upon any property or assets of Parent or its Subsidiaries except liens for current Taxes not yet due. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any Taxes of Parent or any of its Subsidiaries for any period. Neither Parent nor any of its Subsidiaries has filed a consent to the application of Section 341(f) of the Code. Neither Parent nor any of its Subsidiaries has been a "distributing corporation" or a "controlled corporation" in a distribution intended to qualify under Section 355(a) of the Code. Neither Parent nor any of its Subsidiaries is a party to any Tax sharing, allocation or indemnification agreement or arrangement. Neither Parent nor any of its Subsidiaries has been a member of an affiliated group filing a consolidated, combined or unitary Tax Return (other than the affiliated group of which Parent is the common parent) or has any liability for the Taxes of any person (other than Parent or its Subsidiaries) under Treasury Regulation ss.1.1502-6 (or any similar provision of state, local or foreign law).

    (b) Neither Parent nor any of its Subsidiaries is a party to any agreement, contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in the payment of any amount that will not be fully deductible as a result of Section 162(m) of the Code (or any similar provision of state, local or foreign law).

Section 5.10 Certain Tax Matters. Parent has not taken or agreed to take any action, has not failed to take any action and does not know of any fact, agreement, plan or other circumstance, in each case that could reasonably be expected to prevent the Merger from qualifying as a taxable sale of assets and liquidation of the Company under the Code.

Section 5.11 Employees; Benefit Plans.

    (a) Set forth on Schedule 5.11(a) of Parent Disclosure Schedule is a true and complete list of each Parent Benefit Plan but excluding government-sponsored programs. For purposes of this Agreement, "Parent Benefit Plan" means any employee benefit plan, program, policy, practices, agreement or other arrangement providing benefits to any current or former employee, officer, director or consultant of Parent or any Parent ERISA Affiliate or any beneficiary or dependent thereof that is sponsored or maintained by Parent or any Parent ERISA Affiliate or to which Parent or any Parent ERISA Affiliate contributes or is obligated to contribute, whether or not written, including without limitation any employee welfare benefit plan within the meaning of
Section 3(1) of ERISA, any employee pension benefit plan within the meaning of
Section 3(2) of ERISA (whether or not such plan is subject to ERISA) and any bonus, incentive, deferred compensation, vacation, stock purchase, stock option, severance, employment, change of control or fringe benefit plan, program, policy, practices, agreement or other arrangement, but excluding any government-sponsored programs (e.g., social security or national health coverage). A "Parent ERISA Affiliate" is any trade or business, whether or not incorporated, which together with the Parent would be deemed a "single employer" within the meaning of Section 4001 of ERISA.

    (b) Parent has heretofore made available to the Company true and complete copies of each Parent Benefit Plan (including a written description of any unwritten Parent Benefit Plan) and: (i) the actuarial report for such Parent Benefit Plan (if applicable) for each of the last three years; (ii) the most recent determination letter from the Internal Revenue Service (if applicable) for such Parent Benefit Plan; (iii) the summary plan description for such Parent Benefit Plan (if any); and (iv) the Form 5500 for such Parent Benefit Plan (if applicable) for each of the last two years. Except as specifically provided in the foregoing documents made available to the Company or as required by this Agreement, there are no amendments to any Parent Benefit Plan that have been adopted or approved nor has Parent or any Parent ERISA Affiliate undertaken to make any such amendments or to adopt or approve any new Parent Benefit Plan, other than such amendments as may be required by changes in applicable law.

    (c) With respect to Parent Benefit Plans: (i) each of the Parent Benefit Plans has been operated and administered in all material respects in compliance with applicable laws, including, but not limited to, ERISA and the Code; (ii) each Parent Benefit Plan has been administered in all material respects in accordance with its terms; (iii) each of the Parent Benefit Plans intended to be "qualified" within the meaning of Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service (except for such Parent Benefit Plans that: (A) have not yet received a determination letter but for which the remedial amendment period for submitting a determination letter has not yet expired; or (B) are maintained under a prototype plan (or similar form or pattern plan) for which the Internal Revenue Service has issued a favorable opinion letter (or similar approval letter) that, in Parent's reasonable judgment, adequately addresses such plan's qualified status), and there are no existing circumstances nor any events that have occurred that would be reasonably expected to affect adversely the qualified status of any such Parent Benefit Plan; (iv) except as set forth on Schedule 5.11(c) of the Parent Disclosure Schedule, no Parent Benefit Plan is subject to Title IV of ERISA or Section 302 of ERISA or Section 412 or 4971 of the Code;
(v) except as set forth on Schedule 5.11(c) of the Parent Disclosure Schedule, no Parent Benefit Plan provides benefits coverage, including, without limitation, death or medical benefits (whether or not insured), with respect to current or former employees or directors of Parent or its Subsidiaries beyond the last day of the month in which their retirement or other termination of service occurred, other than coverage mandated by applicable law and other than any post-termination exercise periods for stock options; (vi) except as set forth on Schedule 5.11(c) of the Parent Disclosure Schedule, no material liability under Title IV of ERISA or Part 6 of Title I of ERISA has been incurred by Parent, or any Parent ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to Parent or any Parent ERISA Affiliate of incurring a material liability thereunder; (vii) except as set forth on Schedule 5.11(c) of the Parent Disclosure Schedule, no Parent Benefit Plan is a "multiemployer pension plan" (as such term is defined in Section 3(37) of ERISA) (a "Multiemployer Plan") or a plan that has two or more contributing sponsors at least two of whom are not under common control (a "Multiple Employer Plan"), within the meaning of Section 4063 of ERISA and none of the Parent and its Subsidiaries nor any of their respective ERISA Affiliates has, at any time during the last six years, contributed to or been obligated to contribute to any Multiemployer Plan or Multiple Employer Plan; (viii) except as set forth on Schedule 5.11(c) of Parent Disclosure Schedule, all contributions or other amounts payable by Parent or any Parent ERISA Affiliate with respect to each Parent Benefit Plan and all premiums due or payable with respect to insurance policies funding any Parent Benefit Plan for any period through the date hereof have been timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof, have been fully reflected on Parent's financial statements; (ix) none of Parent, any Parent ERISA Affiliate or, to Parent's knowledge, any other person, including any fiduciary, has engaged in a transaction in connection with which Parent, any Parent ERISA Affiliate or any Parent Benefit Plan will be subject to either a material civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a material Tax imposed pursuant to Section 4975 or 4976 of the Code; (x) to the knowledge of Parent there are no pending, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of Parent Benefit Plans or any trusts related thereto; and (xi) each individual who renders services to Parent or any of its Subsidiaries who is classified by Parent or such Subsidiary, as applicable, as having the status of an independent contractor or other non-employee status for any purpose (including for purposes of taxation and tax reporting and under Parent Benefit Plans) is properly so characterized.

    (d) Schedule 5.11(d) of Parent Disclosure Schedule sets forth: (i) an accurate and complete description of each provision of any Parent Benefit Plan under which the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby could (either alone or in conjunction with any other event) result in, cause the accelerated vesting, funding or delivery of, or increase the amount or value of, any payment or benefit to any employee, officer or director of Parent or any of its Subsidiaries, or could limit the right of Parent or any of its Subsidiaries to amend, merge, terminate or receive a reversion of assets from any Parent Benefit Plan or related trust; and (ii) to Parent's knowledge a good faith estimate of the maximum amount of the "excess parachute payments" within the meaning of Section 280G of the Code that could become payable by Parent and its Subsidiaries in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

    (e) Except to the extent required by any Parent Benefit Plan or by operation of the provisions of any individual employment or change in control agreement previously disclosed to Parent and set forth in Schedule 5.11(e) of Parent Disclosure Schedule, as of the date hereof, neither Parent nor Parent's Board of Directors has taken any action to accelerate the vesting of any stock options or other equity-based compensation awards in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

Section 5.12 Securities Laws Matters.

    (a) Parent's principal executive officer and its principal financial officer have disclosed, based on their most recent evaluation, to Parent's auditors: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) which are reasonably likely to adversely affect Parent's ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in Parent's internal control over financial reporting.

    (b) Parent has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to Parent, including its consolidated Subsidiaries, is made known to Parent's principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; and, to Parent's knowledge, such disclosure controls and procedures are effective in timely alerting Parent's principal executive officer and its principal financial officer to material information required to be included in Parent's periodic reports required under the Exchange Act.

Section 5.13 Compliance with Applicable Law, Permits and Licenses.

    (a) Neither Parent nor any of its Subsidiaries: (i) is in any material respect in conflict with, or in default or violation in any material respect of; or (ii) has been charged by any Governmental Entity with any unresolved violation of: any material law, rule, regulation, order, directive, injunction, judgment or decree applicable to Parent or any of its Subsidiaries or by which Parent or any of its Subsidiaries or any of their respective owned or leased properties is bound or affected.

    (b) Parent, its Subsidiaries and their respective employees hold all material permits, licenses, variances, exemptions, orders, registrations and approvals of all Governmental Entities which are required for the operation of the businesses of Parent and its Subsidiaries (the "Parent Permits"). Each of Parent and its Subsidiaries is, and for the past five years has been, in compliance in all material respects with the terms of Parent Permits, all of the Parent Permits are in full force and effect and no suspension, revocation or material modification of any of them is pending or, to the knowledge of Parent, threatened, nor, to the knowledge of Parent, do reasonable grounds exist for any such action.

Section 5.14 Intellectual Property; Proprietary Rights; Employee Restrictions; Assets.

    (a) All Intellectual Property used by Parent or its Subsidiaries in their respective businesses (collectively, "Parent Intellectual Property") are owned by Parent or such Subsidiaries by operation of law, or have been validly assigned to Parent or such Subsidiaries ("Parent Owned Intellectual Property") or Parent or its Subsidiaries otherwise have the right to use such Intellectual Property in their business as currently conducted ("Parent Licensed Intellectual Property"). Parent Intellectual Property is sufficient in all material respects to carry on the business of Parent as presently conducted. Parent or one of its Subsidiaries has exclusive ownership of all Parent Owned Intellectual Property used by Parent or its Subsidiaries, or is entitled to use all Parent Licensed Intellectual Property, in Parent's business as presently conducted, subject, in the case of Parent Licensed Intellectual Property, to the terms of the license agreements covering such Parent Licensed Intellectual Property. Parent and its Subsidiaries, and to the knowledge of Parent, the other parties thereto are not in material breach of any of the license agreements covering the Parent Licensed Intellectual Property. The present business activities or products of Parent do not infringe on any Third Party Intellectual Property.

    (b) To its knowledge, Parent has not received any notice or other claim from any third party asserting that any of Parent's present activities or products infringe or may infringe any Third Party Intellectual Property of such third party.

    (c) Except as would not, individually or in the aggregate, have a Material Adverse Effect on Parent: (i) Parent has the right to use all trade secrets, customer lists, hardware designs, programming processes, software and other information material to its business as presently conducted; (ii) Parent has taken all reasonable measures in accordance with customary industry practice to protect and preserve the security and confidentiality of its trade secrets and other confidential information; (iii) to the knowledge of Parent, all trade secrets and other confidential information of Parent that are material to its business are not part of the public domain or knowledge, nor, to the knowledge of Parent, have they been misappropriated by any person having an obligation to maintain such trade secrets or other confidential information in confidence for Parent; and (iv) to the knowledge of Parent, no employee or consultant of Parent or any of its Subsidiaries has used any trade secrets or other confidential information of any other person in the course of their work for Parent or such Subsidiary.

    (d) To the knowledge of Parent, no university or government agency (whether federal or state) has any claim of right to or ownership in the Parent Owned Intellectual Property. Parent is not aware of any material infringement, dilution or misappropriation by others of the Parent Owned Intellectual Property, or any material violation of the confidentiality of any of its proprietary information. To Parent's knowledge, Parent is not making unlawful use of any confidential information or trade secrets of any past or present employees of Parent or any of its Subsidiaries.

    (e) Each of Parent and its Subsidiaries has good, valid and marketable title to, or good, valid and marketable leasehold interests in, all its properties and other assets (other than Parent Intellectual Property, which is addressed in Section 5.14 (a) through (d)) as are necessary in the conduct of, or material to the business of Parent and its Subsidiaries as currently conducted, except for defects in title, easements, restrictive covenants and similar encumbrances that, either individually or in the aggregate, do not interfere in any material respect, with Parent's conduct of its business or affect in any material respect the value of such property or other assets (the "Parent Permitted Encumbrances"). Except as disclosed on Schedule 5.14(e) of the Parent Disclosure Schedule or for Parent Permitted Encumbrances, all such properties and other assets, other than properties or other assets in which Parent or any of its Subsidiaries has a leasehold interest, are owned by Parent or a Subsidiary free and clear of all Liens.

    (f) (i) Each lease of real or personal property which is material to the conduct of the business of Parent and its Subsidiaries and to which Parent or its Subsidiaries is a party is valid and binding on Parent or any of its Subsidiaries, as applicable, and in full force and effect, (ii) Parent and each of its Subsidiaries have in all material respects performed all material obligations required to be performed by it to date under each such lease, and
(iii) no event or condition exists which constitutes or, after notice or lapse of time or both, will constitute, a material default under any such lease.

Section 5.15 Certain Contracts; Leases.

    (a) Except as set forth on Schedule 5.15 of the Parent Disclosure Schedule, neither Parent nor any of its Subsidiaries is a party to or bound by any contract, arrangement, commitment or understanding (whether written or oral):
(i) which is a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) to be performed after the date of this Agreement that has not been filed or incorporated by reference in the Parent Reports; (ii) which materially restricts the conduct of any line of business by Parent or upon consummation of the transactions contemplated by this Agreement will restrict the conduct of any line of business by Parent, or Parent's Subsidiaries or the ability of Parent or any of Parent's Subsidiaries to engage in any line of business; (iii) which upon consummation of the transactions contemplated by this Agreement will subject Parent or any of its affiliates to any exclusivity arrangements with or to a labor union or guild (including any collective bargaining agreement); or (iv) (other than any plan or agreement covered by
Section 5.11 hereof) any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any shareholder approval or the consummation of the transactions contemplated by this Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. Each contract, arrangement, commitment or understanding of the type described in this
Section 5.15(a), together with any material license or contract relating to Parent Intellectual Property, whether or not set forth in the Parent Disclosure Schedule, is referred to herein as a "Parent Contract," and neither Parent nor any of its Subsidiaries knows of, or has received notice of, any material violation of the above by any of the other parties thereto. Parent has heretofore made available to the Company a true and complete copy of each Parent Contract.

    (b) (i) Each Parent Contract is valid and binding on Parent or any of its Subsidiaries, as applicable, and in full force and effect; (ii) Parent and each of its Subsidiaries has in all material respects performed all material obligations required to be performed by it to date under each Parent Contract; and (iii) to the knowledge of the Parent, no event or condition exists which constitutes or, after notice or lapse of time or both, will constitute, a material default under any such Parent Contract.

    (c) Schedule 5.15(c) of the Parent Disclosure Schedule sets forth a complete and accurate list and description of all real property leased, subleased or otherwise occupied by Parent or its Subsidiaries (the "Parent Leased Real Property"). Except as set forth on Schedule 5.15(c) of the Parent Disclosure Schedule, Parent and its Subsidiaries do not own any real property. All of the leases or subleases of the Parent Leased Real Property (the "Parent Leases") are valid, binding and in full force and effect. Parent and its Subsidiaries have not subjected any Parent Lease to any mortgage, pledge, lien, encumbrance, sublease, assignment, license, or other agreement granting to any third party any material interest in such Parent Lease or any right to the use or occupancy of any Parent Leased Real Property. Parent or a Subsidiary, as lessee under each Parent Lease, is now in possession of all of the applicable Parent Leased Real Property.

Section 5.16 Absence of Undisclosed Liabilities. Except as set forth in Schedule
5.16 of the Parent Disclosure Schedule, all liabilities of Parent are current. Except for: (a) those liabilities that are disclosed in the footnotes to or reserved against on the Parent Audited Financial Statements (and only to the extent of such disclosure or reserve); (b) liabilities incurred pursuant to this Agreement and the transactions contemplated hereby or for fees and expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereby; and (c) liabilities or obligations not required by GAAP to be disclosed or provided for in the Parent Audited Financial Statements and that were incurred in the ordinary course of business consistent with past practice which have not had or would not have, individually or in the aggregate, a Material Adverse Effect on Parent, neither Parent nor any of its Subsidiaries has incurred any indebtedness, obligation or liability of any nature whatsoever (whether known or unknown, absolute, accrued, asserted or unasserted, determined, determinable, contingent or otherwise and whether due or to become due whether relating to operations of, or property currently or previously owned by, Parent or any of its present or past Subsidiaries).
Schedule 5.16 of the Parent Disclosure Schedule sets forth all indebtedness for money borrowed by the Parent or any of its subsidiaries and accurately discloses for each such indebtedness the payee, the original amount of the loan, the current balance of the loan, the interest rate and the maturity date.

Section 5.17 Insurance. Parent has made available to the Company a copy of all material insurance policies and all material self insurance programs and arrangements relating to the business, assets and operations of Parent and its Subsidiaries (the "Parent Insurance Policies"). Each of such Parent Insurance Policies is in full force and effect as of the date of this Agreement. From June 30, 2001 through the date hereof, neither Parent nor any of its Subsidiaries has received any notice or other communication regarding any actual or possible: (a) cancellation of any Parent Insurance Policy that has not been renewed in the ordinary course without any lapse in coverage; (b) invalidation of any Parent Insurance Policy; (c) refusal of any coverage or rejection of any material claim under any Parent Insurance Policy; or (d) material adjustment in the amount of the premiums payable with respect to any Parent Insurance Policy.

Section 5.18 Environmental Liability. There are no Claims or Response Actions of any nature seeking to impose, or that reasonably could result in the imposition of, on Parent or any of its Subsidiaries any liability or obligation arising under common law or under any local, state or federal environmental statute, regulation or ordinance including, without limitation, CERCLA, pending or, to Parent's knowledge, threatened against Parent or any of its Subsidiaries, which liability or obligation could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Parent. To the knowledge of Parent there is no reasonable basis for any such Claim or Response Action that could reasonably be expected to impose any liability or obligation that will have, either individually or in the aggregate, a Material Adverse Effect on Parent. Neither Parent nor any of its Subsidiaries is subject to any agreement, order, judgment, decree, directive, injunction, letter or memorandum by or with any court, governmental authority, regulatory agency, Governmental Entity or third party imposing any liability or obligation with respect to the foregoing that will have, either individually or in the aggregate, a Material Adverse Effect on Parent.

Section 5.19 Form S-4 Proxy Statement/Prospectus. None of the information to be supplied by Parent or its Subsidiaries for inclusion in the Form S-4 or the Proxy Statement/Prospectus will, at the time of the filing of the Form S-4 and the mailing of the Proxy Statement/Prospectus and any amendments or supplements thereto contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Form S-4 and the Proxy Statement/Prospectus will comply, as of the date of filing, in the case of the Form S-4, and the date of mailing, in the case of the Proxy Statement/Prospectus, as to form in all material respects with all applicable laws, including the provisions of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder, except that no representation is made by Parent with respect to information supplied by the Company for inclusion therein.

Section 5.20 Transactions with Affiliates. Except as set forth in Schedule 5.20 of the Parent Disclosure Schedule, there are no transactions, agreements, arrangements or understandings between Parent or any of its Subsidiaries, on the one hand, and any affiliate (including any officer or director) thereof, but not including any wholly owned Subsidiary of Parent, on the other hand.

Section 5.21 Labor Relations; Collective Bargaining Agreements. Except as set forth on Schedule 5.21 of the Parent Disclosure Schedule, neither Parent nor any of its Subsidiaries is a party to any collective bargaining or other labor union contract applicable to persons employed by Parent or its Subsidiaries, and no collective bargaining agreement or other labor union contract is being negotiated by Parent or any of its Subsidiaries. No labor organization or group of employees of Parent or any of its Subsidiaries has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or threatened to be brought or filed, with the National Labor Relations Board or any other labor relations tribunal or authority. There are no labor disputes, strikes, slowdowns or work stoppages against Parent or any of its Subsidiaries pending or threatened against Parent or any of its Subsidiaries. Since June 30, 2000 no unfair labor practice or labor charge or complaint has been made or is outstanding with respect to Parent or any of its Subsidiaries. Parent and its Subsidiaries have complied in all material respects with all provisions of applicable law pertaining to the employment of employees, including such laws relating to labor relations, equal employment, fair employment practices, immigration, workers' compensation, terms and conditions of employment, employee classification, wages, hours or work, equal opportunity and occupational health and safety.

Section 5.22 Dividends. Since December 31 2002, neither Parent nor any of its Subsidiaries have declared or paid any dividends or other distributions upon any of its capital stock or returned any capital to the shareholders of Parent or paid or made any distribution of property or cash to the shareholders of Parent.

Section 5.23 Product Labeling, Product Liability and Product Warranty. Parent and its Subsidiaries are in compliance in all material respects with all federal, state and local laws and regulations relating to product labeling, product safety and public health and safety. Except as set forth in Schedule
5.23 of the Parent Disclosure Schedule or in connection with routine warranty claims, neither Parent nor any of its Subsidiaries has received any notice of any claim that any product now or heretofore offered for sale or sold by Parent or distributed by Parent in connection with product sales is injurious to the health and safety of any person or is not in conformity with its specifications or not suitable for any purpose or application for which it is offered for sale, sold or distributed. Neither Parent nor its Subsidiaries has ever been ordered by a government agency to recall a product, and to Parent's knowledge, there are no circumstances that could give rise to such a product recall. To Parent's knowledge, there are no circumstances that could cause Parent to experience costs for warranty claims in the future that are materially higher than the costs historically experienced by Parent.

Section 5.24 Conduct of Business. Merger Sub is a corporation formed solely for the purpose of consummating the Merger and the other transactions contemplated hereby and has not engaged in any business activity except as contemplated by this Agreement and the transactions contemplated hereby.



                                   ARTICLE VI
                     CONDUCT OF BUSINESS PENDING THE MERGER


Section 6.1 Conduct of Businesses Prior to the Merger Closing. Commencing upon execution of this Agreement and continuing through to the Closing, except as expressly contemplated or permitted by this Agreement the Company shall, and shall cause its Subsidiaries to: (i) conduct its business in the ordinary course consistent with past practices; (ii) use its best efforts to maintain and preserve intact its business organization and business relationships and to retain the services of its key officers and key employees; and (iii) use its good faith best efforts to limit the Company's legal expenses to be incurred in connection with the transactions contemplated by this Agreement to two hundred thousand dollars ($200,000) (plus disbursements), and it shall promptly notify Parent in the event that it anticipates that such legal expenses will exceed such amount.

Section 6.2 Company Forbearances. Commencing upon execution of this Agreement and continuing through to the Closing, except as expressly contemplated by this Agreement, the Company shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of Parent (which consent or refusal shall not be unreasonably delayed or withheld):

    (a) incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity, or make any loan or advance, provided, however, that the Company shall be entitled to draw against its operating line of credit in a manner consistent with past practice;

    (b) (i) adjust, split, combine or reclassify any capital stock;

      (ii) make, declare or pay any dividend (other than dividends or distributions by a direct or indirect wholly owned Subsidiary of the Company to its parent), or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire or encumber, any shares of its capital stock or any securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) into or exchangeable for any shares of its capital stock, except in connection with cashless exercises or similar transactions pursuant to the exercise of stock options issued and outstanding as of the date hereof under the Company Stock Plans;

      (iii) grant any individual, corporation or other entity any right to acquire any shares of its capital stock; or

      (iv) issue any additional shares of capital stock except pursuant to the exercise of stock options under the Company Stock Plans issued and outstanding as of the date hereof and in accordance with the terms of such instrument;

    (c) sell, transfer, mortgage, encumber or otherwise dispose of any of its lines of business, material properties or assets to any individual, corporation or other entity, other than to a wholly owned Subsidiary, or cancel, release or assign any indebtedness to any such person or any claims held by any such person, except pursuant to contracts or agreements in force at the date hereof;

    (d) except pursuant to contracts or agreements in force at the date of this Agreement and made available to Parent prior to the date of this Agreement, make any material investment or acquisition, whether by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets of any other individual, corporation or other entity other than a wholly owned Subsidiary of the Company or any wholly owned Subsidiary thereof;

    (e) except for transactions in the ordinary course of business consistent with past practice which would not reasonably be expected to have a Material Adverse Effect on the Company, terminate, or amend or waive any material provision of, any Company Contract, as the case may be, or make any material change in any instrument or agreement governing the terms of any lease or contract other than normal renewals of contracts and leases without material adverse changes of terms, or its securities;

    (f) Except to the extent required by law or an existing agreement, increase in any manner the compensation or benefits of any of its employees, directors, consultants, independent contractors or service providers, pay any pension, severance or retirement benefits not required by any existing plan or agreement to any such employees, directors, consultants, independent contractors or service providers or enter into, amend, alter, adopt, implement or otherwise commit itself to any compensation or benefit plan, program, policy, arrangement or agreement including without limitation any pension, retirement, profit-sharing, bonus or other employee benefit or welfare benefit plan, policy, arrangement or agreement or employment or consulting agreement with or for the benefit of any employee, director, consultant, independent contractor or service provider or accelerate the vesting of, or the lapsing of restrictions with respect to, any stock options or other stock-based compensation or cause the funding of any rabbi trust or similar arrangement;

    (g) settle any material claim, action or proceeding;

    (h) amend its Articles of Incorporation or its Bylaws or enter into any agreement with its shareholders in their capacity as such;

    (i) other than in the ordinary course of business consistent with past practice, (i) sell or enter into any material license agreement with respect to any Company Intellectual Property used by it in its business with any person or entity or buy or enter into any material license agreement with respect to Third Party Intellectual Property of any person or entity; (ii) sell or transfer to any person or entity any material rights to any Company Intellectual Property used by it in its business; or (iii) enter into or materially amend any Company Contract, as the case may be, pursuant to which any other party is granted marketing or distribution rights of any type or scope with respect to any material products of its or any of its Subsidiaries;

    (j) enter into any "non-compete" or similar agreement that would materially restrict the businesses of the Surviving Corporation or its Subsidiaries following the Effective Time or that would in any way restrict the businesses of Parent and its Subsidiaries (excluding the Surviving Corporation and its Subsidiaries);

    (k) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of such entity;

    (l) implement or adopt any change in its accounting principles, practices or methods, other than as consistent with or as may be required by law, GAAP or regulatory guidelines;

    (m) settle or compromise any material liability for Taxes, file any material Tax Return (including any amended Tax Return), make any material Tax election or change any method of accounting for Tax purposes;

    (n) enter into any new, or amend or otherwise alter any current, Company Affiliate Transaction;

    (o) agree to take, make any commitment to take, or adopt any resolutions of its board of directors in support of, any of the actions prohibited by this
Section 6.2; or

    (p) Permit the Company's 401(k) Retirement Savings Plan to purchase or otherwise acquire additional shares of Company Common Stock.

Section 6.3 Parent Obligations. During the period from the date hereof to the Effective Time: (a) Parent shall not without the prior written consent of the Company, adopt any amendments to its Articles of Incorporation which would materially adversely affect the terms and provisions of the Parent Common Stock or the rights of the holders of such shares; (b) without the Company's consent, neither Parent nor any of its affiliates shall, directly or indirectly, except pursuant to this Agreement or the Voting Agreements, purchase or otherwise acquire any Company Securities or otherwise intentionally vote or acquire the right to vote Company Securities; and (c) Parent shall cause Merger Sub to perform its obligations hereunder.

Section 6.4 Certain Tax Matters. Commencing upon execution of this Agreement and continuing through to the Closing, each Party hereto shall use its reasonable best efforts to cause the Merger to qualify, and will not knowingly take any action, cause any action to be taken, fail to take any commercially reasonable action or cause any commercially reasonable action to fail to be taken, which action or failure to act would reasonably be expected to prevent the Merger from qualifying as a taxable sale of assets and liquidation of the Company under the Code.

Section 6.5 Other Matters. Commencing upon the execution of this Agreement and continuing through the Closing, neither the Company nor Parent shall, and each of them shall cause its respective Subsidiaries not to, take any action that is intended or would reasonably be expected to result in: (a) any of its representations and warranties (or, in the case of Parent, the representations and warranties of Parent and Merger Sub) set forth in this Agreement being or becoming untrue in any material respect at any time prior to the Effective Time;
(b) any of the conditions to the Merger set forth in Article VIII not being satisfied; or (c) a violation of any provision of this Agreement.



                                   ARTICLE VII
                              ADDITIONAL AGREEMENTS


Section 7.1 Filings Under Securities Laws. As promptly as practicable after the date hereof, Parent shall prepare and file with the SEC the Registration Statement, which will contain: (i) the prospectus of Parent relating to the shares of Parent Common Stock and the Warrants to be issued in connection with the Merger (the "Prospectus"); and (ii) the proxy statement of the Company relating to the Shareholder Meeting (the "Proxy Statement" and, together with the Prospectus, the "Proxy Statement/Prospectus"). Each of the Company and Parent shall use their reasonable best efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing, and the Company shall thereafter mail or deliver the Proxy Statement/Prospectus to its shareholders. Parent and the Company will promptly notify each other of the receipt of comments from the SEC and of any request by the SEC for amendments or supplements to the Registration Statement or the Proxy Statement or for additional information, and will promptly supply each other with copies of all correspondence between the parties and the SEC with respect thereto. If, at any time prior to the Effective Time, any event should occur relating to or affecting the Company, Parent or Merger Sub, or to their respective Subsidiaries, officers or directors, which event should be described in an amendment or supplement to the Registration Statement or the Proxy Statement, the parties promptly will inform each other and cooperate in preparing, filing and having declared effective or clearing with the SEC and, if required by applicable federal or state securities laws, distributing to the Company's shareholders such amendment or supplement. Parent shall use its reasonable best efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement, and the Company shall cooperate with Parent and furnish all information concerning the Company and the holders of the Company Securities as may be reasonably requested by Parent in connection with any such action.

Section 7.2 Access to Information.

    (a) Upon reasonable notice and subject to applicable laws relating to the exchange of information, each of the Parties shall, and shall cause each of their respective Subsidiaries to, afford to the officers, employees, accountants, counsel and other representatives of the other Parties, access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records. Access shall be reasonably related to the purposes of verifying the representations and warranties of the other and preparing for the Merger and the other matters contemplated by this Agreement. During such period, each of the Parties shall, and shall cause their respective Subsidiaries to, make available to the other
Parties: (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws (other than reports or documents which such party is not permitted to disclose under applicable law); and (ii) all other information concerning its business, properties and personnel as such party may reasonably request. No Party shall be required to provide access to or to disclose information where such access or disclosure would violate the rights of its customers, jeopardize the attorney-client privilege of the institution in possession or control of such information or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement. The Parties will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

    (b) Each of the Parties shall hold all information furnished by or on behalf of any other Party or any of such Party's Subsidiaries or representatives pursuant to Section 7.2(a) in confidence except to the extent that failure to disclose would constitute a violation of law and, in that case, the Party required to disclose such information will, to the extent practicable, provide prior notice of its intent to disclose such information to the other Party. The Company acknowledges and agrees that the execution, delivery and performance by Parent and its affiliates of this Agreement, the Voting Agreements and the transactions contemplated hereby and thereby shall not be deemed a breach of Parent's obligations under this Section 7.2(b).

    (c) Each of the Parties shall hold all information furnished by or on behalf of any other Party or any of such Party's Subsidiaries or representatives pursuant to Section 7.2(a) or 7.2(b) in confidence to the extent required by, and in accordance with, the provisions of this Agreement and the provisions of the Confidentiality Agreement between Parent and the Company, dated as of November 26, 2002 (the "Confidentiality Agreement") except to the extent


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
that failure to disclose would constitute a violation of law and, in that case, the Party required to disclose such information will, to the extent practicable, provide prior notice of its intent to disclose such information to the other Party. The Company acknowledges and agrees that the execution, delivery and performance by Parent and its Affiliates of this Agreement, the Voting Agreements and the transactions contemplated hereby and thereby shall not be deemed a breach of Parent's obligations under the Confidentiality Agreement.

    (d) No investigation by any of the Parties or their respective representatives shall affect the representations and warranties of the other set forth herein.

Section 7.3 Acquisition Transactions.

    (a) Upon execution of this Agreement, the Company shall cease immediately and cause to be terminated any and all existing discussions or negotiations with any parties (other than Parent) conducted heretofore with respect to any offer or other proposal to acquire any of the business, properties or assets of the Company and its Subsidiaries or any capital stock of the Company or its Subsidiaries, in each case whether by merger, purchase of assets, tender offer or otherwise, whether for cash, securities or any other consideration or combination thereof (any such transactions being referred to herein as an "Acquisition Transaction") and promptly request that all confidential information with respect to any proposed Acquisition Transaction furnished by or on behalf of the Company be returned and the Company shall use its best efforts to cause any officer, director or employee of the Company, or any attorney, accountant, investment banker, financial advisor or other agent retained by the Company or any of its Subsidiaries, not to initiate, solicit, negotiate, knowingly encourage or provide non-public or confidential information to facilitate any Acquisition Transaction or any proposal with respect to any Acquisition Transaction.

    (b) After the date hereof and prior to the Effective Time or the earlier termination of this Agreement pursuant to the terms hereof, the Company shall not, and shall not permit any of its Subsidiaries to, (i) initiate, solicit, negotiate, knowingly encourage, provide confidential information to facilitate, or enter into any agreement with respect to, any bona fide written proposal or offer (an "Acquisition Proposal") to engage in an Acquisition Transaction; or
(ii) enter into any agreement with respect to any Acquisition Proposal (other than this Agreement and any confidentiality and "standstill" agreement required pursuant to subsection (C) of the proviso of this Section 7.3(b)) or enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the Merger, this Agreement or the transactions contemplated hereby; provided, however, that if, at any time prior to the Effective Time, the Company receives a written Acquisition Proposal that was not solicited after the date hereof or that did not otherwise result from a breach of this Section 7.3 and that the Company's Board of Directors or the Special Committee of the Company's Board of Directors (the "Special Committee") determine in good faith, after consultation with their legal and financial advisors, is a Superior Proposal (as defined below), the Company may, in response to such Acquisition Proposal and subject to the Company's compliance with this Section 7.3(b), (x) furnish information with respect to the Company to the person making such Acquisition Proposal, provided that the Company contemporaneously furnishes a copy of any information supplied to the person making the Acquisition Proposal to Parent to the extent it has not done so previously, and (y) participate in discussions and negotiations with respect to such Acquisition Proposal if,


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
and only to the extent that (A) the Company's Board of Directors and the Special Committee, after consultation with and taking into consideration the advice of their legal advisors, determine in good faith that such action is required for the Company's Board of Directors or the Special Committee to comply with its fiduciary duties to the Company, (B) prior to furnishing such information to, or entering into discussions or negotiations with, such person, the Company provides written notice to Parent to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person, and (C) prior to furnishing such information to, or entering into discussions or negotiations with, such Person, the Company receives from such person an executed confidentiality and "standstill" agreement on terms substantially similar to those in the confidentiality and standstill agreement between the Company and Parent. The term "Superior Proposal" means an Acquisition Proposal which was not solicited or encouraged, directly or indirectly, after the date hereof by the Company, any of the Company's representatives or any other affiliate and which, in the good faith determination of the Company's Board of Directors or the Special Committee, taking into consideration, to the extent deemed appropriate by the Company's Board of Directors or the Special Committee, such interests and factors that may be considered in making such a determination under the PBCL, and the advice from a financial advisor of nationally recognized reputation, (A) if accepted, is highly likely to be consummated, (B) if consummated, would result in a transaction that is more favorable to the Company than the transactions contemplated by this Agreement and (C) which financing, to the extent required, is then committed or which if not committed is capable of being obtained by such Person. The Company shall notify the Parent in writing of its receipt of any Acquisition Proposal (which notice shall include a copy of such Acquisition Proposal).

    (c) Neither the Company nor the Company's Board of Directors or any committee thereof (including the Special Committee) shall, or shall authorize or permit any of its representatives to, (A) withhold, withdraw, modify, change or fail to make, or propose publicly to withhold, withdraw, modify, change or fail to make, in a manner adverse to Parent, the recommendation of the Company's Board of Directors and the Special Committee that the Company Shareholders approve and adopt this Agreement and the transactions contemplated thereby (the "Company Board Recommendation"), (B) approve, endorse, or recommend, or propose publicly to approve, endorse, or recommend, any Acquisition Proposal (other than the Merger), (C) cause the Company to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Acquisition Proposal (other than the Merger) or (D) release or permit the release of any person from, or waive or permit the waiver of any provision of, any confidentiality, "standstill" or similar agreement under which the Company or any of the Company Subsidiaries has any rights, or fail to use commercially reasonable efforts to enforce or cause to be enforced such agreement at the request of Parent. Nothing in this Agreement shall prohibit the Company or Parent, as the case may be, from making disclosure (and such disclosure in and of itself shall not be deemed to be a change in the Recommendations) of the fact that an Acquisition Proposal has been proposed, the identity of the person making such proposal or the material terms of such proposal to the extent, and only to the extent that, based on the advice of the Company's legal advisors, such disclosure is required by law. Further, notwithstanding anything contained in this Agreement to the contrary, in the event that an Acquisition Proposal is made and the Company's Board of Directors or Special Committee determines in good faith, after consultation with their legal and financial advisors, that such Acquisition Proposal is a Superior Proposal after the Company has complied with its obligations pursuant to this Section 7.3, the Company's Board of Directors or the Special


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
Committee may (if and only to the extent that the Company's Board of Directors or the Special Committee, after consultation with and taking into consideration the advice of its legal advisors, determines in good faith that such action is required for the Company's Board of Directors or the Special Committee to comply with its fiduciary duties to the Company) take any of the actions specified in clauses (A), (B) or (D) of this Section 7.3(c), no earlier than five Business Days following Parent's receipt from the Company of notice pursuant to Section 7.3(b) in connection with an Acquisition Proposal and engages in good faith negotiations with Parent in accordance with the requirements of Section 7.3(e).

    (d) The Company shall promptly provide to Parent any information regarding the Company or its Subsidiaries provided after the date hereof to any corporation, partnership, person or other entity or group making an Acquisition Proposal, unless such information has been previously provided to Parent.

    (e) In the event that the Company's Board of Directors or Special Committee determines that an Acquisition Proposal constitutes a Superior Proposal, the Company shall give Parent written notice of such determination and provide Parent with the terms of such Superior Proposal. For a period of not less than five Business Days after Parent's receipt from the Company of notice described in the preceding sentence, the Company shall, if requested by Parent, negotiate in good faith with Parent to revise this Agreement in an effort to make the Acquisition Proposal that constituted a Superior Proposal no longer constitute a Superior Proposal.

Section 7.4 Shareholders' Approval. Subject to the other provisions of this
Section 7.4, the Company shall use its best efforts to cause a special meeting of shareholders of the Company (the "Shareholder Meeting") to be held as soon as reasonably practicable after the date hereof for the purpose of obtaining the Company Shareholder Approval (the "Shareholder Proposal"). The Company's Board of Directors shall use its best efforts to obtain from the shareholders of the Company the votes required by the PBCL and/or the Company Charter in favor of the approval of this Agreement and any other matters required thereby to be approved and shall recommend to the shareholders of the Company that they so vote at the Shareholder Meeting or any adjournment or postponement thereof; provided that the Company's Board of Directors shall not be required to use such best efforts to obtain the vote in favor of the approval of this Agreement and such other matters or to make or continue to make such recommendation if such Board of Directors, after having received and considered the advice of, and after consultation with, its independent, outside legal counsel, has determined that the making of such reasonable best efforts to obtain the vote in favor of the approval of this Agreement and such other matters or making or continuing to make such recommendation would cause the members of the Company's Board of Directors to breach their fiduciary duties under applicable laws. Notwithstanding anything to the contrary in this Agreement, unless this Agreement is earlier terminated in accordance with its terms, the Company shall be required to submit the Shareholder Proposal for approval by its shareholders at the Shareholder Meeting, whether with or without the recommendation of the Company's Board of Directors.

Section 7.5 Legal Conditions to the Merger.

    (a) Each of Parent and the Company shall, and shall cause their respective Subsidiaries to, use their reasonable best efforts: (i) to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Entities which are necessary or advisable to consummate the transactions contemplated by this Agreement, and to comply with the terms and conditions of all such permits, consents, approvals and authorizations of all such Governmental Entities; (ii) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements that may be imposed on such party or its Subsidiaries with respect to the Merger and, subject to the conditions set forth in Article VIII, to consummate the transactions contemplated by this Agreement; and (iii) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity and any other third party that is required to be obtained by Parent or the Company or any of their respective Subsidiaries in connection with the Merger and the other transactions contemplated by this Agreement.

    (b) Notwithstanding anything to the contrary in paragraph (a) above or any other provision of this Agreement: (i) the Company shall not, without the prior written consent of Parent, agree to divest any assets or businesses of the Company or any of its affiliates or to in any way limit the ownership or operation of any business of the Company or its affiliates; and (ii) neither Parent nor the Company shall be required to: (A) divest or encumber any assets or corporations of Parent or the Company, respectively, or any of their respective affiliates (provided that in connection with the obtaining of the approval of any Governmental Entity of the transactions contemplated by this Agreement, the Company shall, and shall cause its Subsidiaries to, agree to divest, encumber, and to divest or encumber, any of its or their assets or corporations at the request of Parent and provided that such divestiture is conditioned upon consummation of the Merger); or (B) enter into any agreements that in any way limit the ownership or operation of any business of Parent or the Company, respectively, or any of their respective affiliates.

    (c) Parent and the Company shall have the right to review in advance, and, to the extent practicable, each will consult the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to Parent or the Company, as the case may be, and any of their respective Subsidiaries, which appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement, provided that Parent or the Company can restrict access by the other Party to such documents that discuss the pricing or dollar value of the transactions contemplated by this Agreement. In exercising the foregoing right, each of the Parties shall act reasonably and as promptly as practicable. The Parties agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein.

    (d) The Parent and the Company shall, upon request, furnish the other Parties with all information concerning themselves, their Subsidiaries and their Subsidiaries' affiliates, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement/Prospectus, the Registration Statement or any other statement, filing, notice or application made by or on behalf of Parent or the Company or any of their respective Subsidiaries to any Governmental Entity in connection with the transactions contemplated by this Agreement.

    (e) The Company and Parent shall, and Parent shall cause Merger Sub to, promptly advise the other Parties upon receiving any communication from any Governmental Entity whose consent or approval is required for consummation of the transactions contemplated by this Agreement that causes such Party to believe that there is a reasonable likelihood that any Requisite Regulatory Approval will not be obtained or that the receipt of any such approval will be materially delayed.

Section 7.6 Affiliates. The Company shall use its best efforts to cause each person, listed on Exhibit E hereto to deliver to Parent, as soon as practicable after the date of this Agreement, and in any event prior to the Effective Time, a written agreement, in the form of Exhibit E hereto, as applicable, providing that such person will not sell, pledge, transfer or otherwise dispose of any shares of Parent Common Stock to be received by such "affiliate" in the Merger, other than as contemplated in such written agreement. Other than those persons listed on Exhibit E, there are no "affiliates" (for purposes of Rule 145 under the Securities Act) of the Company.

Section 7.7 Stock Exchange Quotation or Listing. Parent shall use its reasonable best efforts to cause the shares of Parent Common Stock to be issued in the Merger to be authorized for quotation on NASDAQ or such other national exchange on which the Parent Common Stock may then be quoted or listed prior to the Effective Time.

Section 7.8 Additional Agreements. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement and their respective Subsidiaries shall take all such necessary action as may be reasonably requested by Parent.

Section 7.9 Advise of Changes. Parent and the Company shall each promptly advise the other Party of any change or event having a Material Adverse Effect on it, and Parent and the Company shall each promptly advise the other of any change or event that it believes is or constitutes or is reasonably likely to be or constitute a material breach of any of its representations, warranties or covenants contained herein.

Section 7.10 Directors' and Officers' Indemnification and Insurance.

    (a) Parent shall cause to be maintained in effect for a period of not less than one year and not more than three years from the Effective Time a directors' and officers' liability insurance policy, with policy limits of not less than one million dollars ($1,000,000) and not more than three million dollars ($3,000,000), covering the directors and officer of the Company (the "D&O Insurance Policy"). The D&O Insurance Policy will be underwritten by a reputable insurance company. The provisions of the immediately preceding sentence shall be deemed to have been satisfied if, with the prior written consent of the Company, a prepaid policy has been obtained prior to the Effective Time for purposes of this
Section 7.10(a), which policy provides the Company's directors and officers with coverage in the amount of not less than one million dollars ($1,000,000) and not more than three million dollars ($3,000,000) for an aggregate period of three years with respect to claims arising from facts or events that occurred on or before the Effective Time, including, without limitation, in respect of the transactions contemplated by this Agreement. If such policy has been obtained prior to the Effective Time, Parent shall, and shall cause the Surviving Corporation to, maintain such policy in full force and effect, and continue to honor the obligations thereunder. The obligations under this Section 7.10(a) shall not be terminated or modified in such a manner as to adversely affect any indemnitee to whom this Section 7.10(a) applies without the consent of such affected indemnitee (it being expressly agreed that the indemnitees to whom this Section 7.10(a) applies shall be third party beneficiaries of this Section 7.10(a)).

    (b) From and after the Effective Time, the Surviving Corporation will, and Parent will cause the Surviving Corporation to, indemnify and hold harmless each present and former director and officer of the Company or of any of its Subsidiaries, determined as of the Effective Time (the "Indemnified Parties"), against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any threatened, pending or completed claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters relating to their duties or actions in their capacity as such (or in such capacity in another corporation, partnership, joint venture, trust or other enterprise at the request of the Company) and existing or occurring at or prior to the Effective Time (including those matters relating to the transactions contemplated by this Agreement), whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted to be so indemnified by the Surviving Corporation or such Subsidiary, as the case may be, under applicable law. The Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, assume all rights of the Indemnified Parties to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time as provided in the respective Articles of Incorporation or Bylaws (or comparable organizational documents) of the Company or any of its Subsidiaries (true and complete copies of which have been filed as exhibits to the Company's Annual Report on Form 10-K for the year ended October 26, 2003, in the case of the Company, and otherwise have been made available to Parent prior to the date hereof) as now in effect, and any indemnification agreements or arrangements of the Company or any of its Subsidiaries provided to Parent prior to the date hereof shall survive the Merger and shall continue in full force and effect in accordance with their terms, and Parent shall cause the Surviving Corporation to comply with its obligations thereunder. Such rights shall not be amended, or otherwise modified in any manner that would adversely affect the rights of the Indemnified Parties, unless such modification is required by law. The right to indemnification conferred by this Section 7.10 shall include the right to be advanced and paid by the Surviving Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition, provided that such Indemnified Party provides an undertaking reasonably satisfactory in form and substance to the Surviving Corporation to repay such advanced expenses to the extent required by law or the terms of the applicable indemnification provision.

    (c) From and after the Effective Time until the second anniversary thereof, Parent shall cause: (i) the Articles of Incorporation and Bylaws of the Surviving Corporation to contain provisions no less favorable to the Indemnified Parties with respect to indemnification and to limitation of certain liabilities of directors and officers than are set forth as of the date of this Agreement in the Company Charter and Bylaws of the Company; and (ii) the Certificate of Incorporation and Bylaws (or similar organizational documents) of each Subsidiary of the Surviving Corporation to contain the current provisions regarding indemnification of directors and officers which provisions in each case shall not be amended, repealed or otherwise modified in a manner that would adversely affect the rights thereunder of the Indemnified Parties.

    (d) In the event that Parent or the Surviving Corporation or the respective successors or assigns of each: (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger; or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, Parent and the Surviving Corporation shall ensure that proper provision shall be made so that such successors and assigns of Parent or the Surviving Corporation or the respective successors or assigns of each, as the use may be, shall assume all of the obligations thereof set forth in this Section 7.10.

    (e) Nothing in this Agreement is intended to, shall be construed to or shall release, waive or impair any rights to directors' and officers' insurance claims under any policy that is or has been in existence with respect to the Company or any of its officers, directors or employees, it being understood and agreed that the indemnification provided for in this Section 7.10 is not prior to or in substitution for any such claims under such policies.

    (f) The provisions of this Section 7.10 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and his or her representatives; and (ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise. The obligations of Parent and the Surviving Corporation under this Section 7.10 shall not be terminated or modified in such a manner as to adversely affect any Indemnified Party to whom this Section 7.10 applies without the consent of the affected Indemnified Party (it being expressly agreed that the Indemnified Parties to whom this Section 7.10 applies shall be third party beneficiaries of this Section 7.10). For the avoidance of doubt, any failure by the Surviving Corporation to pay any amounts under this
Section 7.10 for any reason whatsoever (including that such entity has ceased to exist) shall entitle the Indemnified Parties to fulfillment by Parent of such obligations of the Surviving Corporation.

Section 7.11 Taxable Stock Purchase. Following the Effective Time, neither the Company, the Surviving Corporation, Parent nor any of their affiliates shall knowingly take any action, cause any action to be taken, fail to take any commercially reasonable action or cause any commercially reasonable action to fail to be taken, which action or failure to act would reasonably be expected to prevent the Merger from qualifying as a taxable sale of assets and liquidation of the Company under the Code

Section 7.12 Employee Matters.

    (a) Parent will cause the Surviving Corporation to honor the obligations of the Company or any of its Subsidiaries as of the Effective Time under the provisions of all


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
employment, bonus, consulting, termination, severance, change in control and indemnification agreements, all of which are set forth on Schedule 7.12 of the Company Disclosure Schedule, between and among the Company or any of its Subsidiaries, on the one hand, and any current or former officer, director, consultant or employee of the Company or any of its Subsidiaries, on the other hand, provided that this provision shall not prevent the Surviving Corporation from amending, suspending or terminating any such agreements to the extent permitted by the respective terms of such agreement.

    (b) Parent and the Surviving Corporation will cause their respective employee benefit and compensation plans (including, without limitation, pension, profit-sharing, retirement, savings, 401(k), vacation, paid time-off, employee, retiree health and other employee financial welfare or other benefit plans) covering any of the employees of the Company who are employed by the Surviving Corporation as of the Effective Time (the "Assumed Employees") on or after the Effective Time to count service that has been recognized by the Company and its affiliates, without duplication of benefits, for purposes of eligibility to participate and vesting, but not benefit accrual, to the same extent such service was recognized under any similar Company Benefit Plans, provided that the foregoing shall not apply for newly established plans for which prior service is not taken into account. Parent and the Surviving Corporation will also cause all (i) waiting periods; and (ii) pre-existing conditions and proof of insurability provisions, for all conditions that all Assumed Employees and their covered dependents have as of the Effective Time, under each plan that would otherwise be applicable to newly hired employees to be waived with respect to Assumed Employees to the same extent waived to the extent waivable or satisfied under the Company Benefit Plans for the year in which the Merger occurs.

    (c) Parent and the Surviving Corporation will give Assumed Employees credit, for purposes of Parent's and the Surviving Corporation's vacation and/ or other paid leave benefit programs, for such employees' accrued and unpaid vacation and/or paid leave balance as of the Effective Time; provided, however, that Assumed Employees will not be provided with duplicative service credit for vacation or other paid leave programs.

Section 7.13 Registration Statement.

    (a) If at any time prior to the date of the Shareholder Meeting, or any adjournment thereof, any event with respect to the Company, its officers and directors or any of its Subsidiaries shall occur which is required to be described in an amendment of, or a supplement to the Registration Statement, the Company shall notify Parent thereof by reference to this Section 7.13(a) and such event shall be so described. Any such amendment or supplement shall be filed as promptly as practicable with the SEC and, as and to the extent required by law, disseminated to the shareholders of the Company, and such amendment or supplement shall comply in all material respects with all applicable provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder.

    (b) If at any time prior to the date of the Shareholder Meeting, or any adjournment thereof, any event with respect to Parent, its officers and directors or any of its Subsidiaries shall occur which is required to be described in an amendment of, or a supplement to the Registration Statement, Parent shall notify the Company thereof by reference to this Section 7.13(b) and such event shall be so described. Any such amendment or supplement shall be filed as promptly as practicable with the SEC and, as and to the extent required by law, disseminated to the shareholders of the Company, and such amendment or supplement shall comply in all material respects with all applicable provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder.

Section 7.14 Company Industrial Revenue Bonds. The Company shall use its best efforts to assist Parent in making arrangements pursuant to which the Company's Industrial Revenue Bonds, all of which are set forth on Schedule 7.14 of the Company Disclosure Schedule (the "Industrial Revenue Bonds") shall remain outstanding after consummation of the transactions contemplated hereunder. The Company shall cooperate with Parent, meet with the lenders of the funds provided by the Industrial Revenue Bonds and allow Parent access to the Company's books and records for the purpose of enabling Parent to make arrangements to keep the Industrial Revenue Bonds in place.

Section 7.15 Subordinated Debt Settlement. The Company shall use its best efforts to reach a settlement with the holders of the Subordinated Debt which complies with the provisions of Section 8.3(d).



                                  ARTICLE VIII
                                   CONDITIONS


Section 8.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of the Parties to effect the Merger shall be subject to the following conditions:

    (a) Shareholder Approval. The Company Shareholder Approval shall have been obtained.

    (b) Stock Exchange Listings. The shares of Parent Common Stock to be issued in the Merger or upon exercise of the Warrants described in Section 3.1(b)(ii) shall have been authorized for quotation on NASDAQ or such other national exchange on which the Parent Common Stock may be quoted or listed as of the Closing Date.

    (c) Other Approvals. All notifications, consents, authorizations and approvals required to be made with or obtained from any Governmental Entity prior to the Effective Time (including without limitation, with respect to any Company Permit (without giving effect to the word "material" in the definition thereof)): (A) under applicable federal, state, local and foreign laws relating to the operation of the business of the Company and its Subsidiaries; or (B) the failure of which to make or obtain would have a Material Adverse Effect on the Company or Parent, shall have been made or obtained for the transactions contemplated by this Agreement (all such approvals and the expiration of all such waiting periods being referred to herein as the "Requisite Regulatory Approval"); provided that the foregoing clause shall apply to the obligations of the Company to consummate the Merger only to the extent that the failure to make or obtain such notification, consent, authorization or approval would make consummation of the Merger an illegal act by the Company.

    (d) Effectiveness of Registration Statement. The Registration Statement shall have been filed and shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

    (e) No Injunctions or Restraints; Illegality. No injunction prohibiting the consummation of the Merger shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits, materially restricts or makes illegal consummation of the Merger, and no Governmental Entity shall have instituted any proceeding or be threatening to institute any proceeding seeking such an order, injunction or decree.

    (f) Articles of Merger. The Articles of Merger shall have been filed with and approved by the Department of State of the Commonwealth of Pennsylvania.

Section 8.2 Conditions to Obligations of the Company. The obligations of the Company to effect the Merger are also subject to the satisfaction, or waiver by the Company, at or prior to the Effective Time, of the following conditions:

    (a) Representations and Warranties. (i) The representations and warranties of the Parent and Merger Sub set forth in Article V of this Agreement that are qualified as to materiality or Material Adverse Effect shall have been true and correct as of the date of the Agreement or shall be true and correct on and as of the Effective Time with the same force and effect as if made as of such date, or (ii) any representation or warranty of the Parent and Merger Sub set forth in the Agreement that is not so qualified shall have been true and correct in all material respects as of the date of the Agreement or shall be true and correct in all material respects on and as of the Effective Time with the same force and effect as if made as of such date, except for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct as of such particular date) (it being understood that, for purposes of determining the accuracy of such representations and warranties, any update of or modification to the Parent Disclosure Schedule in accordance with Section 7.9 hereof made or purported to have been made after the date of the Agreement shall be disregarded). The Company shall have received certificates signed on behalf of the Parent and the Merger Sub by a duly authorized officer to such effect.

    (b) Performance of Obligations. Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by each of them under this Agreement at or prior to the Closing Date, and the Company shall have received certificates signed on behalf of Parent by an appropriate executive officer to such effect.

Section 8.3 Conditions to Obligations of Parent. The obligations of Parent to effect the Merger are also subject to the satisfaction, or waiver by Parent, at or prior to the Effective Time, of the following conditions:

    (a) Representations and Warranties and Covenants. The representations and warranties of the Company set forth in Article IV of this Agreement that are qualified as to materiality or Material Adverse Effect shall have been true and correct as of the date of the

Agreement or shall be true and correct on and as of the Effective Time with the same force and effect as if made as of such date; or (b) any representation or warranty of the Company set forth in the Agreement that is not so qualified shall have been true and correct in all material respects as of the date of the Agreement or shall be true and correct in all material respects on and as of the Effective Time with the same force and effect as if made as of such date, except for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct as of such particular date) (it being understood that, for purposes of determining the accuracy of such representations and warranties, any update of or modification to the Company Disclosure Schedule in accordance with Section 7.9 hereof made or purported to have been made after the date of the Agreement shall be disregarded), and the Parent and Merger Sub shall have received certificates signed on behalf of the Company by a duly authorized officer to such effect; and
(ii) the covenants contained in Article VI hereof shall have been performed and complied with, as the case may be and Parent and Merger Sub shall have received a certificate to that effect signed on behalf of the Company by a duly authorized officer.

    (b) Performance of Obligations. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received certificates signed on behalf of the Company by its Chief Executive Officer and its Chief Financial Officer to such effect.

    (c) Restrictions on Transfer. Parent and the individuals set forth on Exhibit F attached hereto shall have executed and delivered an agreement , in a form substantially similar to the form set forth on Exhibit F whereby such individuals agree not to transfer the Parent Common Stock issued in accordance with the transactions contemplated by this Agreement, subject to customary transfer exceptions, for the period of time set forth opposite their names on Exhibit F.

    (d) Subordinated Debt Settlement and Repayment. All of the Company's Subordinated Debt, all of which is set forth on Schedule 4.16 of the Company Disclosure Schedule shall be paid off at approximately 40% of the total current principal amount outstanding (a total payment of $1,058,429 to be divided among all subordinated debt holders as set forth on Schedule 4.16 of the Company Disclosure Schedule) as full and final payment for all outstanding obligations owed to them as of the Closing Date and Parent shall have received all subordinated notes from each party, marked cancelled.

    (e) Industrial Revenue Bonds. Parent shall have made arrangements to keep in place the Industrial Revenue Bonds of the Company or, in the alternative, shall have paid off the full principal and accrued interest owing thereon at Closing, without prepayment penalty.

    (f) Net Liabilities. The sum of (x) the Net Liabilities, plus (y) (i) the amount of the principal and interest of the Company's Industrial Revenue Bonds outstanding on the Closing Date, (ii) the cash paid at Closing to the Preferred Shareholders and (iii) the amount necessary to payoff in full all amounts owing in connection with the Senior Debt (as set forth in Section 8.3(h) below), the Subordinated Debt and the JCIDA Debt, will not exceed eleven million six hundred thousand dollars ($11,600,000). The "Net Liabilities" means the difference between (x) the "Liabilities" (as defined below) and (y) the liquidation value of the assets of the Company and its Subsidiaries (other than Stature). For purposes of this Section 8.3(f), all references to the Company shall mean the Company prior to the merger identified in the fourth whereas clause of this Agreement, so that neither the assets, liabilities or obligations of Stature (other than, if any, Stature's liabilities under the JCIDA Debt, the Subordinated Debt and the Senior Debt) shall be included as, respectively, assets, liabilities or obligations of the Company and its Subsidiaries. "Liabilities" means as of the Closing Date: (a) the sum of (i) all incurred or accrued liabilities and obligations, both recorded and unrecorded, of the Company and its Subsidiaries (other than Stature) and shall include any remaining obligations pursuant to any office or equipment leases and any obligations under any change of control, employee stay bonus or severance agreements and any other obligations or liabilities that arise in connection with the Merger transaction, and (ii) all of those incurred or accrued liabilities and obligations, both recorded and unrecorded, of the Parent and its Subsidiaries which arise in connection with the Merger transaction and which would not have been incurred or accrued by Parent and its Subsidiaries (other than Stature) if Parent had acquired the stock of Stature instead of participating in the Merger (e.g., costs incurred or accrued in connection with obtaining the D&O Insurance Policy and costs incurred in connection with the bonuses awarded by the Company's Compensation Committee on December 18, 2003), except that no liability or obligation identified under clause (i) above shall constitute a liability or obligation under this clause
(ii); but (b) shall not include (i) legal fees and legal expenses incurred by the Company in connection with this Agreement and the consummation of the transactions contemplated hereby, (ii) any tax liability of the Company relating to the repayment of the Subordinated Debt or JCIDA Debt as required hereby or any tax liabilities of the Company, Parent or the Subsidiaries of either the Company or Parent which are imposed or otherwise payable by reason of the consummation of either the merger identified in the fourth whereas clause of this Agreement or the Merger, or both, (iii) the following fees and expenses incurred by the Parent - professional fees and expenses (including legal and accounting), bank fees and expenses incurred in connection with the financing of the Merger transaction, consultants' fees and expenses (including environmental), and appraisal fees and expenses, and (iv) any liability in regard of any non-competition agreement with Michael Koepke. All determinations of liabilities and obligations shall be made in accordance with GAAP, consistently applied.

     Five days prior to the date scheduled as the Closing Date, the Company will deliver to the Parent a statement of Net Liabilities (the "Statement of Liabilities"). In the event that Parent disputes the inclusion or exclusion of an item or the proper amount of an item in the Statement of Liabilities, Parent shall, within five (5) days following delivery of the Statement of Liabilities, give the Company written notice of the nature of such dispute, which notice shall set forth in reasonable detail the specific objection ("Liability Notice of Disagreement"). The Statement of Liabilities shall become final and binding upon the Parties if the Company does not receive the Liability Notice of Disagreement from the Parent prior to the expiration of such five (5) day period. During such five (5) day period the Parent shall be given reasonable access during normal business hours to relevant records of the Company relating to, and the procedures carried out by the Company in connection with the Company's preparation of the Statement of Liability. Parent and the Company shall use good faith efforts to resolve, in writing, the disputed amounts identified in the Liability Notice of Disagreement within five (5) days after the Company's receipt thereof. If such dispute has not been resolved by the parties within the five (5) day period, the disputed amounts, and the final amount of the Net Liabilities shall be determined by the Independent Accountant. For purposes of this Section 8.3(f), the Parties shall bear the costs of the Independent Accountant equally.

    (g) Non-Competition Agreement. Lowell Huntsinger, Randall James and Morris Felt shall have each executed and delivered a Non-Competition Agreement with Parent and its affiliates substantially in the form of Exhibit B attached hereto.

    (h) Repayment of Senior Debt. Parent shall have repaid all senior debt of the Company under credit facilities, all of which are set forth on Schedule 8.3(h) of the Company Disclosure Schedule.

    (i) Landlord Consents, Waivers and Estoppel Certificates. The landlord consents and waivers, if necessary, and landlord estoppel certificates described in Section 4.15(d) shall have been obtained.

    (j) Sale of Texas Property. Prior to the Closing the Company shall have sold its Texas property located at FM 1252 West, Kilgore, Texas 75662, on an as-is basis, for a purchase price of not less than three hundred and eleven thousand dollars ($311,000).

    (k) JCIDA Debt Settlement and Repayment. All of the JCIDA Debt, all of which is set forth on Schedule 4.16 of the Company Disclosure Schedule, shall be paid off at approximately 60% of the total current principal amount outstanding as full and final payment for all outstanding obligations owed to them as of the Closing Date and Parent shall have received all subordinated notes from each party, marked cancelled.

    (l) Merger of Stature. Prior to the Closing Stature shall have been merged with and into the Company.

    (m) Revision of Executive Salary Continuation Agreement. The Company and George Lemmon Jr. shall have amended the Owosso Corporation Executive Salary Continuation Agreement, in a manner reasonably satisfactory to Parent, to revise
(i) the dates on which Mr. Lemmon is entitled to payments under such agreement and (ii) the manner in which Mr. Lemmon is to receive fringe benefits.

    (n) Release. The Company shall cause each of Morris Felt, Lowell Huntsinger, George Lemmon, The John F. Northway, Sr. Trust, Randall James, John Reese and Lemmon Drop Enterprises (each, a "Releasing Person") to execute a release, in a form reasonably satisfactory to Parent, whereby the Releasing Person irrevocably releases and forever discharges the Parent and the Company and their respective affiliates, subsidiaries, successors, assigns, participants, directors, officers, employees, agents, consultants and attorneys (each, a "Released Person") of and from all damages, losses, claims, demands, liabilities, obligations, actions and causes of action whatsoever which such Releasing Person or any of its affiliates may now have or claim to have against the Parent or the Company or any other Released Person on account of or in any way related to the Releasing Person's purchase or ownership of shares of the Company, the Merger Agreement and the transactions contemplated otherwise evidenced thereby, whether presently known or unknown and of every nature and extent whatsoever.

                                   ARTICLE IX
                        TERMINATION, AMENDMENT AND WAIVER


Section 9.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the shareholders of the Company:

    (a) by mutual consent of Parent and the Company in a written instrument;

    (b) by either Parent or the Company if any Governmental Entity that must grant a Requisite Regulatory Approval has denied approval of the Merger and such denial has become final and nonappealable or any Governmental Entity of competent jurisdiction shall have issued a final nonappealable order permanently enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement;

    (c) by Parent or the Company if the Effective Time shall not have occurred on or before July 1, 2004 (the "Termination Date"), unless the failure of the Effective Time to occur by such date shall be due to the failure of the Party seeking to terminate this Agreement to perform or observe the covenants and agreements of such Party set forth herein; provided, however, that if on such date each of the conditions set forth in Article VIII other than those set forth in Section 8.1(a) (Shareholder Approvals), Section 8.1(c) (Other Approvals) or
Section 8.1(e) (No Injunctions or Restraints; Illegality) has been fulfilled or is capable of being fulfilled, then such date shall be automatically extended for thirty (30) days

    (d) (i) by the Company (provided that the Company is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a breach by Parent or Merger Sub of any of its covenants or agreements or any of its representations or warranties set forth in this Agreement, which breach, either individually or in the aggregate, would constitute, if occurring or continuing on the Closing Date, the failure of the conditions set forth in Section 8.2(a) (Representations and Warranties) or 8.2(b) (Performance of Obligations) of this Agreement, and which is not cured as promptly as practicable and in any case within thirty (30) days following written notice by the Company to Parent or by its nature or timing cannot be cured prior to the Closing Date; or (ii) by Parent (provided that neither Parent nor Merger Sub is then in material breach of any representation, warranty, covenant or other agreement contained herein) if: (A) there shall have been a breach by the Company of any of its covenants or agreements or any of its representations or warranties set forth in this Agreement, which breach, in any such case, either individually or in the aggregate, would constitute, if occurring or continuing on the Closing Date, the failure of the conditions set forth in Section 8.3(a) (Representations and Warranties) or 8.3(b) (Performance of Obligations) of this Agreement; or (B) there shall have been a material breach (including any transfer or other disposition of any Company Securities in violation thereof) by any party to a Voting Agreement (other than Parent) of any of its respective covenants or agreements or any of its respective representations or warranties set forth in such Voting Agreement, and which, in the case of either of clause (A) or (B), is not cured as promptly as practicable and in any case within thirty (30) days following written notice by Parent to the Company or by its nature or timing cannot be cured prior to the Closing Date;

    (e) by the Company if the Company has proposed to enter into an agreement with respect to a Superior Proposal or has approved or recommended a Superior Proposal in accordance with Section 7.3, provided that the Company has complied with all of the provisions Section 7.3, including the notice provisions therein, and that simultaneously with terminating this Agreement the Company makes all payments required to be made to Parent pursuant to Section 9.2(b);

    (f) by Parent, if the Board of Directors of the Company shall have failed to recommend, or shall have withdrawn, or modified or amended in any respect materially adverse to Parent, its approval or recommendation of this Agreement or shall have resolved to do any of the foregoing, or shall have recommended another Acquisition Proposal or if the Board of Directors of the Company shall have resolved to accept a Superior Proposal or shall have failed to publicly affirm its approval or recommendation of this Agreement within 10 days of Parent's request made after any Acquisition Proposal shall have been disclosed to the Company's shareholders generally; or

    (g) by Parent or the Company, if the shareholders of the Company fail to approve this Agreement upon a vote held at a duly held meeting of shareholders called for such purpose (including any adjournment or postponement thereof), but subject, in the case of termination by the Company, to its obligation to make the payment required by Section 9.2(b), if applicable.

Section 9.2 Effect of Termination.

    (a) In the event of termination of this Agreement by Parent or the Company as provided in Section 9.1, this Agreement shall forthwith become void and have no effect, and none of Parent, Merger Sub or the Company, any of their respective Subsidiaries or any of the officers or directors of any of them shall have any liability of any nature whatsoever hereunder, or in connection with the transactions contemplated hereby, except that: (i) Sections 7.2(c), 10.2, 10.7,
10.8 and this Section 9.2 shall survive any termination of this Agreement; and
(ii) notwithstanding anything to the contrary contained in this Agreement, no party shall be relieved or released from any liabilities or damages arising out of its willful breach of any provision of this Agreement or out of intentional misconduct or fraud.

    (b) The Company agrees to pay to Parent a fee equal to $500,000, by wire transfer of immediately available funds, if:

      (i) the Company terminates this Agreement pursuant to Section 9.1(e);

      (ii) Parent terminates this Agreement pursuant to Section 9.1(f);

      (iii) (A) the Company terminates this Agreement pursuant to Section 9.1(c) at a time when Parent would have been permitted to terminate this Agreement pursuant to Section 9.1(d)(ii) as a result of a willful or bad faith breach of any material covenant or agreement contained in this Agreement; and (B) prior to such termination, an Acquisition Proposal (other than pursuant to this Agreement) shall have been disclosed publicly or to the Company in excess of the aggregate Merger Consideration; or

      (iv) this Agreement is terminated pursuant to Section 9.1(g); provided, however, that the Company shall not be obligated to make the payment required by this Section 9.2(b) if the officers of the Parent appointed by those shareholders of the Company listed in Exhibit A hereto as such shareholders' proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such shareholder, do not vote (or do not cause to be voted) such shareholder's shares of Company Common Stock and Company Preferred Stock at the Shareholders' Meeting in favor of the Merger, in each case as contemplated by such shareholder's Voting Agreement.

Section 9.3 Amendment. Subject to compliance with applicable law, this Agreement may be amended by the Parties, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented at the Shareholder Meeting by the shareholders of the Company; provided, however, that after adoption of this Agreement by the Company's shareholders, no amendment shall be made which by law requires further approval of the shareholders of the Company without the further approval of such shareholders. This Agreement may not be amended except by an instrument in writing signed by Parent and the Company.

Section 9.4 Extension; Waiver. At any time prior to the Effective Time, the Parties, by action taken or authorized by their respective Board of Directors, may, to the extent legally allowed: (a) extend the time for the performance of any of the obligations or other acts of the other Parties; (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto; and (c) waive compliance with any of the agreements or conditions contained herein; provided, however, that after any approval of the transactions contemplated by this Agreement by the shareholders of the Company, there may not be, without further approval of such shareholders, any extension or waiver of this Agreement or any portion thereof which reduces the amount or changes the form of the consideration to be delivered to the holders of Company Securities hereunder, other than as contemplated by this Agreement. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.



                                    ARTICLE X
                               GENERAL PROVISIONS


Section 10.1 None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Closing except for those covenants and agreements contained herein which by their terms apply in whole or in part after the Closing.

Section 10.2 Expenses. Except as set forth in Section 9.2, all costs and expenses (including without limitation professional fees and transfer taxes) incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense; provided, however, that the costs and expenses of printing and mailing the Proxy Statement/ Prospectus, and all filing and other fees paid to the SEC in connection with the Merger, shall be borne equally by Parent and the Company.

Section 10.3 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given: (a) when received by facsimile or similar device if subsequently confirmed by a writing sent within twenty-four (24) hours after the giving of such notice; (b) upon receipt if delivered personally; or (c) on the date of receipt, if sent by FedEx or other national overnight delivery service; and in any case, addressed as follows:

        (a) if to the Company, to:

               Owosso Corporation
               2200 Renaissance Boulevard., Suite 150
               King of Prussia, PA 19406
               Attention:      Mr. George B. Lemmon, Jr.
               Telephone:      (315) 782-5910
               Telecopier:     (315) 782-1917

        with a copy to:

               Pepper Hamilton LLP
               3000 Two Logan Square
               Eighteenth and Arch Streets
               Philadelphia, Pennsylvania 19103-2799
               Attention:      Elam M. Hitchner III, Esq.
               Telephone:      215-981-4000
               Telecopier:     215-981-4750

        and

        (b) if to Parent or Merger Sub, to:

               Allied Motion Technologies, Inc.
               23 Inverness Way East, Suite 150
               Englewood, Colorado 80112
               Attention:      Mr. Richard Smith
               Telephone:      303-799-8520
               Telecopier:     303-799-8521

        with a copy to:

               Jaeckle Fleischmann & Mugel, LLP
               800 Fleet Bank Building
               12 Fountain Plaza
               Buffalo, New York 14202
               Attention:      Tim C. Loftis, Esq.
               Telephone:      716-856-0600
               Telecopier:     716-856-0432

Section 10.4 Interpretation. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents, table of definitions and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

Section 10.5 Counterparts. This Agreement may be executed by facsimile and in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

Section 10.6 Entire Agreement. This Agreement (including the documents and the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

Section 10.7 Governing Law.

    (a) This Agreement shall be governed and construed in accordance with the laws of the State of New York, without regard to any applicable conflicts of law principles.

    (b) Each Party irrevocably submits to the jurisdiction of any state court of the State of New York, or any federal court sitting in Erie County, New York in any action arising out of or relating to this Agreement, and hereby irrevocably agrees that all claims in respect of such action may be heard and determined in such New York state or federal court. Each Party hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The Parties further agree, to the extent permitted by law, that final and unappealable judgment against any of them in any action or proceeding contemplated above shall be conclusive and may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified copy of which shall be conclusive evidence of the fact and amount of such judgment.

    (c) To the extent that any Party has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, each Party hereby irrevocably waives such immunity in respect of its obligations with respect to this Agreement.

    (d) Each Party waives, to the fullest extent permitted by applicable laws, any right it may have to a trial by jury in respect of any action, suit or proceeding arising out of or relating to this Agreement. Each Party certifies that it has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications set forth above in this Section 10.7.

Section 10.8 Publicity; Announcements. The initial press release concerning the Merger and the transactions contemplated hereby will be a joint release. Except as otherwise required by applicable law or the rules of NASDAQ, none of the Parties hereto shall, or shall permit any of its Subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Agreement without the consent of the other Parties, which consent shall not be unreasonably withheld (provided that the consent of Parent shall be deemed to be the consent of Merger Sub). Prior to the Effective Time, the Company shall not, and shall not permit any of its Subsidiaries to, without the prior consent of Parent (which shall not be unreasonably withheld) issue or cause the publication of any press release or other public announcement with respect to any material developments in the business strategy of the Company and its Subsidiaries, except for any such press release or public announcement required by applicable law or the rules of NASDAQ (in which case the Company shall, to the extent practicable, consult with Parent prior to making such release or announcement).

Section 10.9 Assignment; Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations shall be assigned by any of the Parties (whether by operation of law or otherwise) without the prior written consent of the other Parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns. Except as otherwise provided in
Section 7.10, this Agreement (including the documents and instruments referred to herein) is not intended to confer upon any person other than the Parties any rights or remedies hereunder.

Section 10.10 Specific Enforcement. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached in any material respect. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement. A Party is entitled to seek injunctive relief to prevent any breach and to enforce terms or provisions if such breach would serve as a basis of terminating this Agreement by such Party. The rights provided by this section are in addition to any other remedy to which the Parties are entitled at law or in equity including an action seeking damages.

Section 10.11 Disclosure of Tax Treatment/Structure. Notwithstanding anything herein to the contrary, at the earliest of the date of the first public announcement of the discussions relating to the transactions contemplated hereby, the date of the public announcement of the transactions contemplated hereby or the date of the execution of this Agreement, each party to the transactions (and each employee, representative, agent and advisor of each such party) may disclose to any and all persons, without limitations of any kind, the tax treatment and tax structure of the transactions and all materials of any kind (including opinions and other tax analysis) that are provided to the party relating to such tax treatment and tax structure; provided, however, that the tax treatment and tax structure shall be kept confidential to the extent necessary to comply with any applicable securities laws. In addition, no party shall be subject to any restriction concerning its consulting with its tax advisor regarding the tax treatment or tax structure of the transactions at any time.

                            (Signature page follows)

729949.1

    IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.




                                   ALLIED MOTION TECHNOLOGIES, INC.



                                   By:    /s/ Richard D. Smith
                                          --------------------
                                   Name:  Richard D. Smith
                                   Title: CEO




                                   OWOSSO CORPORATION



                                   By:    /s/ George Lemmon Jr.
                                          --------------------
                                   Name:  George Lemmon Jr.
                                   Title: President & CEO




                                   AMOT, INC.



                                   By:    /s/Richard D. Smith
                                          --------------------
                                   Name:  Richard D. Smith
                                   Title: President






                (Signature page to Agreement and Plan of Merger)

                                    EXHIBIT A


The following individuals or entities shall sign Voting Agreements:

George Lemmon Jr.
The John F. Northway, Sr. Trust
Lowell Huntsinger
Morris Felt
Randall James
John Reese

See Attached Form of Voting Agreement

                     VOTING AGREEMENT AND IRREVOCABLE PROXY


    VOTING AGREEMENT (this "Agreement"), dated as of February 10, 2004, by and between Allied Motion Technologies, Inc., a Colorado corporation ("Parent"), and ___________________________ ("Shareholder").

    WHEREAS, concurrently herewith, Parent, AMOT, Inc., a Pennsylvania corporation and wholly owned subsidiary of Parent ("Merger Sub") and Owosso Corporation, a Pennsylvania corporation (the "Company"), are entering into an Agreement and Plan of Merger of even date herewith (the "Merger Agreement"), pursuant to which each share of Company Common Stock and Company Preferred Stock will cease to be existing and outstanding and shall be automatically converted into the right to receive the Common Merger Consideration or the Preferred Merger Consideration, as applicable, and the Merger Sub will be merged with the Company, with the Merger Sub being the surviving entity. Capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement.

    WHEREAS, as of the date hereof, Shareholder [beneficially] owns [directly] ______ shares of Company Common Stock and _______ shares of Company Preferred Stock (the "Shares") (for purposes of this Agreement the "Shares" shall also include any shares of the Company acquired by Shareholder after the date of this Agreement but prior to the Effective Time, whether upon the exercise of options, conversion of convertible securities or otherwise); and

    WHEREAS, as a condition to their willingness to enter into the Merger Agreement, Parent and the Merger Sub have required that Shareholder agree, and Shareholder hereby agrees, to take the actions set forth herein;

    WHEREAS, the Shareholder has agreed to enter into this Agreement strictly in his capacity as owner of the Shares and not in any other capacity, including, without limitation, as a director or officer of the Company.

    NOW, THEREFORE, to induce Parent and Merger Sub to enter into the Merger Agreement, and in consideration of the premises and for other good and valuable consideration given to each party hereto, the receipt of which is hereby acknowledged, the parties agree as follows:

    1. Agreement to Vote.

    1.1 Voting. Shareholder hereby agrees that during the period commencing on the date hereof and continuing until this Agreement terminates pursuant to
Section 2 hereof, at any meeting of the Shareholders, however called, Shareholder shall: (a) vote the Shares in favor of the Merger; (b) vote the Shares against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement; and (c) vote the Shares against any action or agreement (other than the Merger Agreement or the transactions contemplated thereby) that would impede, interfere with, delay, postpone or attempt to discourage the Merger, including, but not limited to: (i) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or any of its subsidiaries; (ii) a sale or transfer of a material amount of assets of the Company or any of its subsidiaries or a reorganization, recapitalization or liquidation of the Company and its subsidiaries; (iii) any change in the management or board of directors of the Company, except as otherwise agreed to in writing by the Parent and the Merger Sub; (iv) any material change in the present capitalization or dividend policy of the Company; or (v) any other material change in the Company's corporate structure or business or (vi) any other action which is intended, or could be reasonably expected, to impede, interfere with, delay, postpone or adversely effect the merger and the transactions contemplated by this Agreement and the Merger Agreement. In the event that any corporate action consistent with this Agreement is taken by the shareholders of the company by written consent (including any action to approve the Merger Agreement and the transactions contemplated thereby), each Shareholder hereby waives any right to receive notice of the taking of such corporate action without a meeting pursuant to
Section 1766 of the PBCL or otherwise.

    1.2 Grant of Irrevocable Proxy; Appointment of Proxy.

    (i) During the period commencing on the date hereof and continuing until this Agreement terminates pursuant to Section 2 hereof, Shareholder hereby irrevocably grants to, and appoints, Richard Smith and Richard Warzala, or either of them, in their respective capacities as officers of Parent, and any individual who shall hereafter succeed to any such office of Parent, and each of them individually, Shareholder's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of Shareholder, to vote (or cause to be voted) the Shares at any meeting of the Shareholders, however called: (a) in favor of the Merger; (b) against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement; and (c) against any action or agreement (other than the Merger Agreement or the transactions contemplated thereby) that would impede, interfere with, delay, postpone or attempt to discourage the Merger, including, but not limited to: (i) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or any of its subsidiaries;
(ii) a sale or transfer of a material amount of assets of the Company or any of its subsidiaries or a reorganization, recapitalization or liquidation of the Company and its subsidiaries; (iii) any change in the management or board of directors of the Company, except as otherwise agreed to in writing by the Parent and the Merger Sub; (iv) any material change in the present capitalization or dividend policy of the Company; or (v) any other material change in the Company's corporate structure or business or (vi) any other action which is intended, or could be reasonably expected, to impede, interfere with, delay, postpone or adversely effect the merger and the transactions contemplated by this Agreement and the Merger Agreement.

    (ii) Shareholder represents that any proxies heretofore given in respect of the Shares are not irrevocable, and that any such proxies are hereby revoked.

    (iii) Shareholder hereby affirms that the proxy set forth in this Section
1.2 is coupled with an interest and is irrevocable until such time as this Agreement terminates in accordance with its terms. Shareholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon Shareholder's execution and delivery of this Agreement. Shareholder hereby affirms that the irrevocable proxy set forth in this Section 1.2 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of Shareholder under this Agreement. Shareholder hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked. Shareholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable.

    (iv) The vote of the proxyholder shall control in any conflict between the vote by the proxyholder of such Shareholder's Shares and a vote by such Shareholder of such Shareholder's Shares.

    1.3 No Inconsistent Arrangements. Shareholder hereby covenants and agrees that, except as contemplated by this Agreement and the Merger Agreement, he shall not: (i) except to Parent or the Merger Sub, transfer (which term shall include, without limitation, any sale, gift, pledge or other disposition), or consent to any transfer of, any or all of the Shares or any interest therein;
(ii) enter into any contract, option or other agreement or understanding with respect to any transfer of any or all of the Shares or any interest therein;
(iii) grant any proxy, power-of-attorney or other authorization, other than pursuant to Section 1.2 of this Agreement, in or with respect to the Shares;
(iv) deposit any Shares into a voting trust or enter into a voting agreement or arrangement with respect to the Shares; or (v) take any other action that would in any way restrict, limit or interfere with the performance of his obligations hereunder or the transactions contemplated hereby or by the Merger Agreement or which would make any representation or warranty of Shareholder hereunder untrue or incorrect. Notwithstanding the foregoing, nothing herein shall prevent or prohibit: (i) bona fide gifts by the Shareholder; (ii) transfers by the Shareholder to his or her family members; or (iii) transfers by the Shareholder to its affiliates (as that term is defined in the Securities Act of 1933, as amended), provided that in the case of each of (i), (ii) and (iii), the transferee agrees in writing to the terms of this Agreement.

    1.4 No Solicitation. Except as provided below, Shareholder hereby agrees that he shall not, and shall not permit or authorize any of his affiliates, representatives or agents to, directly or indirectly, encourage, solicit, explore, participate in or initiate discussions or negotiations with, or provide or disclose any information to, any corporation, partnership, person or other entity or group (other than Parent, the Merger Sub or any of their affiliates or representatives) concerning any Acquisition Transaction or Acquisition Proposal or enter into any agreement, arrangement or understanding requiring the Company to abandon, terminate or fail to consummate the Merger or any other transactions contemplated by the Merger Agreement. Shareholder will immediately cease any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any acquisition transaction with a party other than Parent or Merger Sub. From and after the execution of this Agreement, Shareholder shall immediately advise Parent in writing of the receipt, directly or indirectly, of any inquiries, discussions, negotiations or proposals relating to an acquisition transaction with a party other than Parent or Merger Sub, identify the offeror and furnish to Parent a copy of any such proposal or inquiry, if it is in writing, or a written summary of any oral proposal or inquiry relating to an acquisition transaction with a party other than Parent or Merger Sub. Shareholder shall promptly advise Parent in writing of any development relating to such proposal, including the results of any discussions or negotiations with respect thereto. Any action taken by the Company or any member of the Board of Directors of the Company including, if applicable, Shareholder and any representative of Shareholder acting in accordance with the proviso to Section 7.3(b) of the Merger Agreement shall be deemed not to violate this Section 1.4.

    1.5 Reasonable Best Efforts. Subject to the terms and conditions of this Agreement, Shareholder hereby agrees to use all reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement and the Merger Agreement. Shareholder shall promptly consult with Parent and provide Parent any necessary information and material with respect to all filings made by Shareholder with any entity in connection with this Agreement and the Merger Agreement and the transactions contemplated hereby and thereby.

    1.6 Waiver of Appraisal Rights. Shareholder hereby irrevocably waives any rights of appraisal of the fair value of such Shareholder's Shares, rights to dissent from the Merger or other similar rights that such Shareholder may have pursuant to the PBCL or otherwise.

    2. Expiration. This Agreement and the parties' obligations hereunder shall terminate on the earliest of: (i) the Effective Time; or (ii) the 90th day after the termination of the Merger Agreement, provided, however, that this Agreement shall be terminated immediately in the event that the Merger Agreement is terminated pursuant to the clause (i) of
         Section 9.1(d) or Section 9.1(e) thereof.

    3. Representation and Warranties. Shareholder hereby represents and warrants to Parent as follows:

    (a) Title. Shareholder has good and valid title to the Shares, free and clear of any lien, pledge, charge, encumbrance or claim of whatever nature.

    (b) Ownership of Shares. The Shares are owned of record and, except as set forth on Schedule 3(b) attached hereto, beneficially by Shareholder and, on the date hereof, the Shares constitute all of the Shares owned of record or beneficially by Shareholder. Shareholder has sole voting power and sole power of disposition with respect to all of the Shares, with no restrictions, subject to applicable federal securities laws, on Shareholder's rights of disposition pertaining thereto.

    (c) Power; Binding Agreement. Shareholder has the legal capacity, power and authority to enter into and perform all of his obligations under this Agreement. The execution, delivery and performance of this Agreement by Shareholder will not violate any other agreement to which Shareholder is a party including, without limitation, any voting agreement, shareholders agreement or voting trust. This Agreement has been duly and validly executed and delivered by Shareholder and constitutes a valid and binding agreement of Shareholder, enforceable against Shareholder in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

    (d) No Conflicts. Other than in connection with or in compliance with the provisions of the Exchange Act, no authorization, consent or approval of, or filing with, any court or any public body or authority is necessary for the consummation by Shareholder of the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not constitute a breach, violation or default (or any event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, encumbrance, pledge, charge or claim upon any of the Shares of Shareholder under, any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument to which Shareholder is a party or by which his properties or assets are bound.

    (e) No Finder's Fees. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Shareholder in his capacity as a shareholder of the Company.

    4. Further Assurances. From time to time, at the Parent's request and without further consideration, Shareholder shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or desirable to consummate and make effective the transactions contemplated by Section 1 of this Agreement.

    5. Miscellaneous.

    5.1 Capacity of Shareholder. Each of Parent and Shareholder recognizes and acknowledges that nothing in this Agreement shall limit or restrict the Shareholder from acting in such Shareholder's capacity as an officer or director of the Company, to the extent applicable, it being understood that this Agreement shall apply to the Shareholder solely in his capacity as a Shareholder of the Company.

    5.2 Survival. The representations and warranties made herein shall terminate upon Shareholder's sale of the Shares to the Merger Sub pursuant to the Merger Agreement.

    5.3 Entire Agreement; Assignment. This Agreement: (i) constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof; and (ii) shall not be assigned by operation of law or otherwise, provided that Parent may assign its rights and obligations hereunder to any direct or indirect wholly owned subsidiary of Parent, but no such assignment shall relieve Parent of its obligations hereunder if such assignee does not perform such obligations, and Shareholder may assign this Agreement in accordance with the last sentence of
Section 1.3 of this Agreement.

    5.4 Amendments. This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by the parties hereto.

    5.5 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given by hand delivery, telecopier, any courier guaranteeing overnight delivery or first class registered or certified mail, return receipt requested, postage pre- paid, addressed as follows (or at such other address as may hereafter be designated in writing in accordance with the provisions of this Section):

    If to Shareholder:

               Facsimile:
               Telephone:

    If to Parent:

               Allied Motion Technologies, Inc.
               23 Inverness Way East, Suite 150
               Englewood, Colorado 80112
               Attention: Mr. Richard Smith
               Facsimile: (303) 799-8521
               Telephone: (303) 799-8520

    copy to:

               Jaeckle Fleischmann & Mugel, LLP
               800 Fleet Bank Building
               12 Fountain Plaza
               Buffalo, New York 14202
               Attention: Tim C. Loftis, Esq.
               Facsimile: 716-856-0432
               Telephone: 716-856-0600

    All such notices and communications (and deliveries) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; when receipt is acknowledged, if telecopied; on the next business day, if timely delivered to a courier guaranteeing overnight delivery; and five days after being deposited in the mail, if sent first class or certified mail, return receipt requested, postage pre-paid.

    5.6  Governing Law.

    (a) This Agreement shall be governed and construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to any applicable conflicts of laws principles.

    (b) Each party to this Agreement irrevocably submits to the jurisdiction of any Pennsylvania state court or any federal court sitting in Philadelphia, Pennsylvania and any action arising out of or relating to this Agreement and hereby irrevocably agrees that all claims in respect of such action may be heard and determined in such Pennsylvania state or federal court. Each party hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to maintenance of such action or proceeding. The parties further agree, to the extent permitted by law, that filing an unappealable judgment against any of them in any action or proceeding contemplated above shall be conclusive and may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified copy of which shall be conclusive evidence of the fact and amount of such judgment.

    (c) To the extent that any party has or hereafter may apply any immunity from jurisdiction from any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, each party irrevocably waives such immunity in respect of its obligation with respect to this Agreement.

    (d) Each party waives, to the fullest extent permitted by applicable laws, any right it may have to a trial by jury in respect of any action, suit or proceeding arising out of or relating to this Agreement. Each party certifies that it has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications set forth above in this Section 5.5.

    5.7 Specific Performance. Each of Parent and Shareholder recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other to sustain damages for which it would not have an adequate remedy at law, and therefore each of Parent and Shareholder agrees that in the event of any such breach the other shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

    5.8 Counterparts. This Agreement may be executed by facsimile and in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same Agreement.

    5.9 Descriptive Headings. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

    5.10 Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

                            (Signature page follows)

    IN WITNESS WHEREOF, Parent and Shareholder have caused this Agreement to be duly executed as of the day and year first above written.

                             ALLIED MOTION TECHNOLOGIES, INC.

                             ________________________________
                             By:
                             Name:
                             Title:

                             SHAREHOLDER


                             ________________________________
                             By:



                      (Signature page to Voting Agreement)

                                    EXHIBIT B

The following individuals shall sign Non-Compete Agreements:

Lowell Huntsinger
Morris Felt
Randall James

See Attached Form of Non-Competition Agreement

                            NON-COMPETITION AGREEMENT

    THIS AGREEMENT dated as of the ______ day of _______________, 2004, is by and between [each of Lowell Huntsinger, Randall James and Morris Felt will execute such Agreements], an individual with a residence located at [insert address] ("Shareholder") and ALLIED MOTION TECHNOLOGIES, INC., a Colorado corporation with offices at 23 Inverness Way East, Suite 150, Englewood, Colorado 80112, and its affiliates ("Buyer").

                                    RECITALS:

    A. Owosso Corporation ("Owosso"), Buyer and AMOT, Inc., a Pennsylvania corporation ("Merger Sub") have entered into an Agreement and Plan of Merger dated _________, 2004 pursuant to which Merger Sub will be merged with Owosso and the Shareholder will receive the consideration set forth in the Merger Agreement (the "Merger Agreement");

    B.  Shareholder is the _______________ of Owosso; and

    C. Shareholder is receiving a substantial personal benefit from the merger of the Merger Sub with Owosso (the "Merger") pursuant to the Merger Agreement, and to realize that benefit and induce Buyer to enter into the Merger Agreement Shareholder has agreed to execute and deliver this Agreement.

                               TERMS OF AGREEMENT:

    NOW, THEREFORE, in consideration of the premises and other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

    Section 1 Defined Terms. Any capitalized term used but not defined herein shall have the meaning given thereto under the Merger Agreement.

    Section 2    Non-Competition.

        (a) The parties recognize that the value of the business of Owosso and Stature Electric Inc., Owosso's wholly-owned subsidiary "Stature" and, together with Owosso, the "Company") is dependent upon the particular method in which the Company has conducted the business of the Company and the contacts of the Company with customers of the Company, and that Buyer is entering into the transactions contemplated under the Merger Agreement with a view toward realizing that value. Shareholder is specifically familiar with the particular method in which Stature has conducted its business and the contacts of Stature with its customers. In consideration of Buyer entering into the Merger Agreement, Shareholder agrees that, for a period of five years following the Closing Date, he shall not directly or indirectly engage or have any interest, financial or otherwise, or accept employment from or serve in any capacity (such as owner, investor, principal, agent, consultant, partner or otherwise) with any person or entity which is engaged in a business of a type and nature of the business in which Stature was engaged on the Closing Date or at any time prior thereto ("Competition"); and agrees that during that five-year period he shall not solicit customers who were customers of Stature on the Closing Date or during the five year period prior thereto; provided, however, that Shareholder may, without violating this Section 2, own, as a passive investment, shares of capital stock of a publicly-held corporation that engages in Competition if: (i) such shares are actively traded on an established national securities market in the United States; (ii) the number of shares of such corporation's capital stock that are owned beneficially (directly or indirectly) by Shareholder represent less than two percent of the total number of shares of such corporation's capital stock outstanding;

and (iii) Shareholder is not otherwise associated directly or indirectly with such corporation or with any affiliate of such corporation.

        (b) Shareholder acknowledges that his failure to comply with the provisions of this Section 2 shall cause irreparable harm to Buyer and that money damages alone would be insufficient to compensate Buyer. Shareholder therefore agrees that any court having jurisdiction may enter a preliminary or permanent restraining order or injunction against Shareholder (without the posting of a bond) in the event of an actual or threatened breach of any of the provisions of this Section. Any such relief shall not preclude Buyer from seeking any other relief at law or equity with respect to any such claim.

        (c) If any provision of this Section is deemed to be in violation of any law or public policy, the remainder of this Section shall remain in full force and effect and shall continue to be binding upon Shareholder. If any term of this Section is deemed by any court to be unenforceable, the parties agree that the court shall substitute a reasonable, judicially enforceable limitation in place of the invalid provision in order to serve the intent of the parties as expressed herein.

    Section 3 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given by hand delivery, telecopier, any courier guaranteeing overnight delivery or first class registered or certified mail, return receipt requested, postage pre- paid, addressed as follows (or at such other address as may hereafter be designated in writing in accordance with the provisions of this Section):

If to Shareholder:

               [insert name]
               [insert address]
               Telephone:      [insert]
               Facsimile:      [insert]

        with a copy to:

               [insert name of Shareholder's counsel]
               [insert address]
               Telephone:      [insert]
               Facsimile:      [insert]

        If to Buyer:

               Allied Motion Technologies, Inc.
               23 Inverness Way East
               Suite 150
               Englewood, Colorado 80112
               ATTENTION: Richard Smith
               Telephone:      303-799-8520
               Facsimile:      303-799-8521

        with a copy to:

               Jaeckle Fleischmann & Mugel, LLP
               800 Fleet Bank Building
               12 Fountain Plaza
               Buffalo, NY 14202-2292
               ATTENTION: Tim C. Loftis, Esq.
               Telephone:      716-856-0600
               Facsimile:      716-856-0432

    All such notices and communications (and deliveries) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; when receipt is acknowledged, if telecopied; on the next business day, if timely delivered to a courier guaranteeing overnight delivery; and five days after being deposited in the mail, if sent first class or certified mail, return receipt requested, postage pre-paid.

    Section 4 Binding Effect; Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

    Section 5 Entire Agreement. This instrument contains the entire agreement between the parties and supersedes all prior agreements and understandings, oral or written, with respect to the transactions contemplated herein. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the party to be charged therewith.

    Section 6    Governing Law.

        (a) This Agreement shall be governed and construed in accordance with the laws of the State of New York, without regard to any applicable conflicts of laws principles.

        (b) Each party to this Agreement irrevocably submits to the jurisdiction of any New York state court or any federal court sitting in Buffalo, New York in any action arising out of or relating to this Agreement and hereby irrevocably agrees that all claims in respect of such action may be heard and determined in such New York state or federal court. Each party hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to maintenance of such action or proceeding. The parties further agree, to the extent permitted by law, that filing an unappealable judgment against any of them in any action or proceeding contemplated above shall be conclusive and may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified copy of which shall be conclusive evidence of the fact and amount of such judgment.

        (c) To the extend that any party has or hereafter may apply any immunity from jurisdiction from any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, each party irrevocably waives such immunity in respect of its obligation with respect to this Agreement.

        (d) Each party waives, to the fullest extent permitted by applicable laws, any right it may have to a trial by jury in respect of any action, suit or proceeding arising out of or relating to this Agreement. Each party certifies that such party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications set forth above in this Section 6.

    Section 7 Waiver. No waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. Any waiver must be in writing and signed by the party entitled to performance.

    Section 8 Counterparts. This Agreement may be executed in counterparts and by facsimile and will be effective when at least one counterpart has been executed by each party hereto. This Agreement may be executed in duplicate originals, each of which shall be deemed to be an original instrument. All such counterparts and duplicate originals together shall constitute but one agreement.

    Section 9 Attorneys' Fees. Buyer shall be entitled to recover from Shareholder any costs and expenses (including reasonable attorneys' fees) incurred by Buyer in connection with the enforcement of its rights arising under this Agreement.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first specified above.

                             ----------------------------------
                             [insert Shareholder's name]

                             ALLIED MOTION TECHNOLOGIES, INC.

                             ----------------------------------
                             By: [insert name] as its [insert title]

                                    EXHIBIT C


See Attached Form of Warrant

THE SECURITIES ISSUABLE ON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS. SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE CONDITIONS SPECIFIED IN THIS COMMON STOCK PURCHASE WARRANT.

                          COMMON STOCK PURCHASE WARRANT

No. ____                                                          _______, 2004

Void after 5:00 P.M. Buffalo time on ________, 2011   Warrant to Purchase ______
                                                                  Warrant Shares

ALLIED MOTION TECHNOLOGIES, INC., a Colorado corporation (the "Company"), for value received, hereby certifies that ______________________, or registered assigns (the "Holder"), is entitled to purchase from the Company _______ duly authorized, validly issued, fully paid and nonassessable shares (the "Warrant Shares") of common stock, no par value per share, of the Company (the "Common Stock"), at a purchase price, subject to adjustment as provided in Section 3.2 herein, of $______ per share (the "Purchase Price"), at any time or from time to time on or after the First Exercise Date (as defined in Section 3.1 below) prior to 5:00 P.M., Buffalo, New York time, on ________, 2011 (the "Expiration Date"), all subject to the terms, conditions and adjustments set forth below in this Warrant.

This Warrant is originally issued pursuant to the terms of a certain Agreement and Plan of Merger, dated as of __________, 2004, by and among the Company, Owosso Corporation and AMOT, Inc. (the "Merger Agreement"). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Merger Agreement.

    1. Definitions. As used herein, unless the context otherwise requires, the following terms shall have the meanings indicated:

         "Business Day" shall mean any day other than a Saturday or a Sunday or a day on which commercial banking institutions in the State of Colorado are authorized by law to be closed. Any reference to "days" (unless Business Days are specified) shall mean calendar days.

        "Commission" shall mean the United States Securities and Exchange Commission or any successor agency having jurisdiction to enforce the Securities Act.

        "Common Stock" shall have the meaning assigned to it in the introduction to this Warrant, such term to include any class or series of capital stock into which Common Stock shall have been changed or any class or series of capital stock resulting from any reclassification of Common Stock.

        "Company" shall have the meaning assigned to it in the introduction to this Warrant, such term to include any corporation or other entity which shall succeed to or assume the obligations of the Company hereunder in compliance with Section 4.

        "Current Market Price" shall mean, on any date, the average of the daily closing prices on the principal exchange or quotation system on which shares of Common Stock are formulated or quoted, as the case may be, for the five consecutive Trading Days preceding such date specified herein.

        "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations thereunder, or any successor statute.

        "Expiration Date" shall have the meaning assigned to it in the introduction to this Warrant.

        "Fair Value" shall mean, on any date specified herein: (i) in the case of cash, the dollar amount thereof; (ii) in the case of a security, the Current Market Price; and (iii) in all other cases, the fair value thereof (as of a date which is within 20 days of the date as of which the determination is to be made) determined in good faith jointly by the Company and the Holder; provided, however, that if such parties are unable to reach agreement within a reasonable period of time, the Fair Value shall be determined in good faith, by an independent investment banking firm selected jointly by the Company and the Holder or, if that selection cannot be made within ten days, by an independent investment banking firm selected by the American Arbitration Association in accordance with its rules, and provided further, that the Company and the Holder shall each pay one-half of all of the fees and expenses of any third parties incurred in connection with determining the Fair Value.

        "Holder" shall have the meaning assigned to it in the introduction to this Warrant.

        "Merger Agreement" shall have the meaning assigned to it in the introduction to this Warrant.

        "Net Value" shall mean the excess of the Current Market Value (as measured on the date of the exercise of the Exercised Shares) over the Purchase Price.

        "Other Securities" shall mean any shares of capital stock (other than shares of Common Stock) and other securities of the Company or any other Person (corporate or otherwise) which the Holder at any time shall be entitled to receive, or shall have received, upon the exercise of this Warrant, in lieu of or in addition to Warrant Shares, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Warrant Shares or Other Securities pursuant to Section 4 or otherwise.

        "Person" shall mean any individual, firm, partnership, corporation, trust, joint venture, association, joint stock company, limited liability company, unincorporated organization or any other entity or organization, including a government or agency or political subdivision thereof, and shall include any successor (by merger or otherwise) of such entity.

        "Restricted Securities" shall mean: (i) any Warrant Shares (or Other Securities) issued or issuable upon the exercise of this Warrant which are (or, upon issuance, will be) evidenced by a certificate or certificates bearing the applicable legend set forth in Section 8; and
        (ii) any Warrant Shares (or Other Securities) issued subsequent to the exercise of this Warrant as a distribution with respect to, or resulting from a subdivision of the outstanding Warrant Shares

        (or Other Securities) into a greater number of shares by reclassification, share splits or otherwise, or in exchange for or in replacement of the Warrant Shares (or Other Securities) issued upon such exercise, which are evidenced by a certificate or certificates bearing the applicable legend set forth in Section 8.

        "Securities Act" shall mean the Securities Act of 1933, as amended from time to time, and the rules and regulations thereunder, or any successor statute.

        "Trading Day" shall mean a day on which shares of Common Stock are traded on principal exchange or quotation system used to determine the Current Market Price.

        "Warrant" shall mean this Warrant and any Warrants delivered in substitution or exchange herefor as provided herein.

        "Warrant Shares" shall have the meaning assigned to it in the introduction to this Warrant, such term to include any shares of capital stock into which such Warrant Shares shall have been changed or any shares of capital stock resulting from any reclassification of such Warrant Shares.

    2. Exercise of Warrant.

    2.1  Manner of Exercise; Payment of the Purchase Price,

    (a) This Warrant may be exercised by the Holder, in whole or in part, at any time or from time to time after _________, 2005 [TO BE INSERTED - FIRST ANNIVERSARY OF THE CLOSING DATE UNDER THE MERGER AGREEMENT] (the first date that holder shall be entitled to exercise hereunder is referred to as the "First Exercise Date") but prior to the Expiration Date, by surrendering to the Company at its principal office this Warrant, with the form of Election to Purchase Shares attached hereto as Exhibit A (or a reasonable facsimile thereof) completed and duly executed by the Holder and accompanied by payment of the Purchase Price for the number of Warrant Shares specified in such form (the "Exercised Shares").

    (b) Payment of the Purchase Price may be made as follows: (i) in United States currency by cash or delivery of a certified check or bank draft payable to the order of the Company or by wire transfer to the Company; (ii) by instructing the Company to reduce the number of Warrant Shares eligible to be purchased pursuant to this Warrant by that number (rounded up, if a fractional number, to the nearest whole number) of Warrant Shares having a Net Value equal to the Purchase Price of the Exercised Shares; (iii) by surrender to the Company for cancellation certificates representing shares of Common Stock owned by the Holder (properly endorsed for transfer in blank) having an aggregate Current Market Price on the date of Warrant exercise equal to the Purchase Price; or
(iv) any combination of the foregoing.

    2.2 When Exercise Effective. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the Business Day on which this Warrant shall have been surrendered to, and the Purchase Price shall have been received by, the Company as provided in Section 2.1, and at such time the Person or Persons in whose name or names any certificate or certificates for Warrant Shares (or Other Securities) shall be issuable upon such exercise as provided in Section 2.3 shall be deemed to have become the holder or holders of record thereof for all purposes.

    2.3  Delivery of Share Certificates, Etc.; Charges, Taxes and Expenses.

    (a) As soon as practicable after each exercise of this Warrant, in whole or in part, and in any event within three Trading Days thereafter, the Company shall cause to be issued in the name of and delivered to the Holder hereof or, subject to Section 8, as the Holder may direct,

      (i) a certificate or certificates for the number of Warrant Shares (or Other Securities) to which the Holder shall be entitled upon such exercise plus, in lieu of issuance of any fractional share to which the Holder would otherwise be entitled, if any, a check for the amount of cash equal to the same fraction multiplied by the Current Market Price per share on the date of Warrant exercise, and

      (ii) in case such exercise is for less than all of the Warrant Shares purchasable under this Warrant, a new Warrant or Warrants of like tenor, for the balance of the Warrant Shares purchasable hereunder.

    (b) An issuance of certificates for Warrant Shares upon the exercise of this Warrant shall be made without charge to the Holder hereof for any issue or transfer tax or other incidental expense, in respect of the issuance of such certificates, all of which such taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of Warrant Shares or Other Securities or property in a name other than that of the Holder hereof, and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Company the amount of any such tax or established, to the reasonable satisfaction of the Company, that such tax has been paid.

    3. Adjustment of Warrant Shares Issuable Upon Exercise.

    3.1 Adjustment of Number of Shares. Upon each adjustment of the Purchase Price as a result of the calculations made in this Section 3, this Warrant shall thereafter evidence the right to receive, at the adjusted Purchase Price, that number of Warrant Shares (calculated to the nearest one-tenth) obtained by dividing: (a) the product of the aggregate number of Warrant Shares not issued hereunder immediately prior to such adjustment and the Purchase Price in effect immediately prior to such adjustment of the Purchase Price by (b) the Purchase Price in effect immediately after such adjustment of the Purchase Price.

    3.2 Adjustment of Purchase Price. If the Company shall distribute to all holders of Common Stock any shares of capital stock of the Company (other than shares of Common Stock), evidence of its indebtedness or assets (excluding regularly scheduled cash dividends payable out of legally available funds) or options or convertible securities to subscribe for or purchase any of its securities (other than Common Stock), then, in each such case, subject to
Section 3.5, the Purchase Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of any class of securities entitled to receive such distribution shall be reduced, effective as of the close of business on such record date, to a price determined by multiplying such Purchase Price by a fraction:

      (i) the numerator of which shall be the Current Market Price in effect on such record date or, if the shares of Common Stock trade on an ex- distribution basis, on the date prior to the commencement of ex-distribution trading, less the Fair Value of such distribution received by the holder of one share of Common Stock, and

      (ii) the denominator of which shall be such Current Market Price.

As so adjusted or readjusted, the Purchase Price shall remain in effect until a further adjustment or readjustment thereof is required by this Section 3.

    3.3 Treatment of Share Distributions, Share Splits, Etc. If the Company shall: (a) pay a dividend or make a distribution with respect to its capital stock in shares of Common Stock; (b) subdivide the outstanding shares of Common Stock into a greater number of shares; or (c) issue any shares of capital stock by reclassification of its shares of Common Stock, the Purchase Price in effect at the opening of business on the day next following the date fixed for the determination of shareholders entitled to receive such dividend or distribution or at the opening of business on the day following the day on which such subdivision, combination or reclassification becomes effective, as the case may be, shall be adjusted so that the holder of this Warrant shall be entitled to receive the number of Warrant Shares that such holder would have owned or have been entitled to receive after the happening of any of the events described above had any unexercised portion of the Warrant been exercised in full immediately prior to the record date in the case of a dividend or distribution or the effective date in the case of a subdivision, combination or reclassification. An adjustment made pursuant to this Section 3.3 shall become effective immediately after the opening of business on the day next following the record date in the case of a dividend or distribution and shall become effective immediately after the opening of business on the day next following the effective date in the case of a subdivision, combination or reclassification.

    3.4 Adjustments for Combinations, Etc. In case the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Purchase Price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased and the number of Warrant Shares issuable upon exercise of this Warrant shall be proportionately decreased.

    3.5 De Minimis Adjustments. No adjustment to the Purchase Price shall be required unless such adjustment would require a cumulative increase or decrease of at least 1% thereof; provided, however, that any adjustments that by reason of this Section 3.5 are not required to be made shall be carried forward and taken into account in any subsequent adjustment until made. All calculations under this Section 3 shall be made to the nearest cent (with $.005 or more being rounded upward) or to the nearest one-tenth of a share (with .05 or more of a share being rounded upward), as the case may be.

    3.6 Abandoned Distribution. If the Company shall take a record of the holders of its Warrant Shares for the purpose of entitling them to receive a distribution (which results in an adjustment to the Purchase Price under the terms of this Warrant) and shall, thereafter, and before such distribution is paid or delivered to shareholders entitled thereto, abandon its plan to pay or deliver such distribution, then any adjustment made to the Purchase Price and number of Warrant Shares purchasable upon exercise of this Warrant by reason of the taking of such record shall be reversed, and any subsequent adjustments, based thereon, shall be recomputed.

    4. Consolidation, Merger, Etc.

    4.1 Adjustments upon Certain Transactions. If the Company shall be a party to any transaction (including, without limitation, a merger, consolidation, statutory share exchange, self tender offer for all or substantially all of the shares of Common Stock, sale of all or substantially all of the Company's assets or recapitalization of the Common Stock), in each case as a result of which shares of Common Stock shall be converted into the right to receive shares, stock, securities or other property (including cash or any combination thereof) (each of the foregoing being referred to herein as a "Transaction"), then, and in the case of each such Transaction, proper provision shall be made so that, upon the basis and the terms and in the manner provided in this Warrant, the Holder of this Warrant, upon the exercise hereof at any time after the consummation of such Transaction, shall be entitled to receive (at the aggregate Purchase Price in effect at the time of such consummation for all Warrant Shares or Other Securities issuable upon such exercise immediately prior to such consummation), in lieu of the Warrant Shares or Other Securities issuable upon such exercise prior to such consummation, the kind and amount of shares, stock, securities and other property (including cash or any combination thereof) to which such Holder would actually have been entitled as a shareholder upon the consummation of such Transaction if such Holder had exercised this Warrant in full immediately prior thereto, assuming such Holder: (a) is not a person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made, as the case may be (a "Constituent Person"), or an affiliate of a Constituent Person; and (b) failed to exercise his or her appraisal rights or rights of election, if any, as to the kind or amount of shares, stock, securities and other property (including cash) receivable in such Transaction (provided that if the kind or amount of stock, securities and other property (including cash) receivable upon such Transaction is not the same for each shares of Common Stock held immediately prior to such Transaction by other than a Constituent Person or an affiliate thereof and in respect of which such rights of election shall not have been exercised ("Non- electing Share"), then for the purpose of this Section 4.1 the kind and amount of stock, securities and other property (including cash) receivable upon such Transaction by each Non-electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-electing Shares). The Company shall not be a party to any Transaction unless the terms of such Transaction are consistent with the provisions of this Section 4.1, and it shall not consent or agree to the occurrence of any Transaction until the Company has entered into an agreement with the successor or purchasing entity, as the case may be, for the benefit of the Holder of this Warrant that will contain provisions enabling such Holder to receive the securities, cash or other property to which such Holder would actually have been entitled as a shareholder upon such consummation if such Holder had exercised this Warrant immediately prior thereto, subject to adjustments (subsequent to such consummation) as nearly equivalent as possible to the adjustments provided for in Sections 3 and 4. The provisions of this Section 4.1 shall similarly apply to successive Transactions.

    4.2 Assumption of Obligations. Notwithstanding anything contained in this Warrant or in the Merger Agreement to the contrary, the Company shall not effect any Transaction unless, prior to the consummation thereof, each Person (other than the Company) which may be required to deliver any stock, securities, cash or property upon the exercise of this Warrant as provided herein shall assume, by written instrument delivered to, and reasonably satisfactory to, the Holder of this Warrant: (a) the obligations of the Company under this Warrant (and if the Company shall survive the consummation of such transaction, such assumption shall be in addition to, and shall not release the Company from, any continuing obligations of the Company under this Warrant); and (b) the obligation to deliver to the Holder such shares of stock, securities, cash or property as, in accordance with the foregoing provisions of this Section 4, the Holder may be entitled to receive. Nothing in this Section 4 shall be deemed to authorize the Company to enter into any transaction not otherwise permitted by the Merger Agreement.

    5. Company Action. The Company: (a) shall not permit the par value of the Warrant Shares receivable upon the exercise of this Warrant to exceed the amount payable therefor upon such exercise; (b) shall at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock solely for the purpose of effecting the exercise of this Warrant, the full number of Warrant Shares deliverable upon the full exercise of this Warrant; and (c) shall take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of capital stock, free from all taxes, liens, security interests, encumbrances, preemptive rights and charges on the exercise of this Warrant from time to time outstanding.

    6. Notice of Adjustments. In each case of any adjustment or readjustment in the Warrant Shares (or Other Securities) issuable upon the exercise of this Warrant, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms of this Warrant and prepare a notice of such adjustment or readjustment setting forth such adjustment or readjustment and the effective date of such adjustment or readjustment and shall mail such notice of such adjustment or readjustment to each holder of a Warrant at such holder's address as it appears in the Warrant Register (as defined below in Section 10.1).

    7. Notices of Company Action. If:

    (a) the Company shall declare a distribution on shares of Common Stock (other than regularly scheduled cash dividends payable out of legally available funds); or

    (b) the Company shall authorize the granting to all holders of Common Stock of rights or warrants to subscribe for or purchase any shares of any class of capital stock; or

    (c) there shall be any reclassification of the Common Stock or any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or a statutory share exchange, or self tender offer by the Company for all or substantially all of its outstanding Common Stock or the sale or transfer of all or substantially all of the assets of the Company as an entity; or

    (d) there shall occur the involuntary or voluntary liquidation, dissolution or winding up of the Company;

then the Company shall cause to be mailed to the holder of this Warrant, at the address as it appears in the Warrant Register, as promptly as possible, but at least 15 Business Days prior to the applicable date hereinafter specified, a notice stating: (i) the date on which a record is to be taken for the purpose of such distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such distribution or rights or warrants are to be determined; or (ii) the date on which such reclassification, consolidation, merger, statutory share exchange, sale, transfer, liquidation, dissolution or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, statutory share exchange, sale, transfer, liquidation, dissolution or winding up. Failure to give or receive such notice or any defect therein shall not affect the legality or validity of the proceedings described in this Section 7.

    8. Restrictions on Transfer.

    8.1  Restrictive Legends.

    Except as otherwise permitted by this Section 8, the Warrant and each certificate for Warrant Shares (or Other Securities) issued upon the exercise of the Warrant, and each certificate issued upon the transfer of any such Warrant Shares (or Other Securities), shall be stamped or otherwise imprinted with a legend in substantially the following form:

      "THE SECURITIES ISSUABLE ON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAW OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

    8.2 Transfer to Comply With the Securities Act. Restricted Securities may not be sold, assigned, pledged, hypothecated, encumbered or in any manner transferred or disposed of, in whole or in part, except in compliance with: (a) the provisions of the Securities Act and state securities or Blue Sky laws; (b) the terms and conditions of the Merger Agreement; and (c) the terms and conditions hereof.

    8.3 Termination of Restrictions. The restrictions imposed by this Section 8 on the transferability of Restricted Securities shall cease and terminate as to any particular Restricted Securities: (a) when a registration statement with respect to the sale of such securities shall have been declared effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement; (b) when such securities are sold pursuant to Rule 144 (or any similar provision then in force) under the Securities Act; or
(c) when, in the opinion of both counsel for the Holder and counsel for the Company, such restrictions are no longer required or necessary in order to protect the Company against a violation of the Securities Act upon any sale or other disposition of such securities without registration thereunder. Whenever such restrictions shall cease and terminate as to any Restricted Securities, the Holder shall be entitled to receive from the Company, without expense, new securities of like tenor not bearing the applicable legends required by Section 8.1.

    9. Reservation of Shares, Etc. The transfer agent for the Warrant Shares, which may be the Company ("Transfer Agent"), and every subsequent Transfer Agent for any shares of the Company's equity securities issuable upon the exercise of any of the purchase rights represented by this Warrant, are hereby irrevocably authorized and directed at all times until the Expiration Date to reserve such number of authorized and unissued shares as shall be requisite for such purpose. The Company shall keep copies of this Warrant on file with the Transfer Agent for the Warrant Shares and with every subsequent Transfer Agent for any of the Company's equity securities issuable upon the exercise of the rights of purchase represented by this Warrant. The Company shall supply such Transfer Agent with duly executed share certificates for such purpose. All Warrant Certificates surrendered upon the exercise of the rights thereby evidenced shall be canceled, and such canceled Warrants shall constitute sufficient evidence of the number of shares of capital stock which have been issued upon the exercise of such Warrants. Subsequent to the Expiration Date, no shares of capital stock need be reserved in respect of any unexercised Warrant.

    10. Registration and Transfer of Warrants, Etc.

    10.1 Warrant Register; Ownership of Warrants. Each warrant issued by the Company shall be numbered and shall be registered in a warrant register (the "Warrant Register") as it is issued and transferred, which Warrant Register shall be maintained by the Company at its principal office or, at the Company's election and expense, by a Warrant Agent or the Company's transfer agent. The Company shall be entitled to treat the registered Holder of any Warrant on the Warrant Register as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other Person, and shall not be affected by any notice to the contrary, except that, if and when any Warrant is properly assigned in blank, the Company may (but shall not be obligated to) treat the bearer thereof as the owner of such Warrant for all purposes. Subject to Section 8, a Warrant, if properly assigned, may be exercised by a new holder without a new Warrant first having been issued.

    10.2 Transfer of Warrants. Subject to compliance with Section 8, if applicable, this Warrant and all rights hereunder are transferable in whole or in part, without charge to the Holder hereof, upon surrender of this Warrant with a properly executed Form of Assignment attached hereto as Exhibit B at the principal office of the Company. Upon any partial transfer, the Company shall at its expense issue and deliver to the Holder a new Warrant of like tenor, in the name of the Holder, which shall be exercisable for such number of Warrant Shares with respect to which rights under this Warrant were not so transferred. The Holder shall be responsible for payment of any transfer tax payable in connection with any transfer, in whole or in part of this Warrant.

    10.3 Replacement of Warrant. On receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender of such Warrant to the Company at its principal office and cancellation thereof, the Company at its expense shall execute and deliver, in lieu thereof, a new Warrant of like tenor.

    10.4 Adjustments To Purchase Price and Number of Shares. Notwithstanding any adjustment in the Purchase Price or in the number or kind of Warrant
Shares purchasable upon
exercise of this Warrant, any Warrant theretofore or thereafter issued may continue to express the same number and kind of Warrant Shares as are stated in this Warrant as initially issued.

    10.5 Fractional Shares. Notwithstanding any adjustment pursuant to Section 3 in the number of Warrant Shares covered by this Warrant or any other provision of this Warrant, the Company shall not be required to issue fractions of shares upon exercise of this Warrant or to distribute certificates which evidence fractional shares. In lieu of fractional shares, the Company shall make payment to the Holder, at the time of exercise of this Warrant as herein provided, in an amount in cash equal to such fraction multiplied by the Current Market Price of a Common Share on the date of Warrant exercise.

    11. No Rights or Liabilities as Shareholder. Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof any rights as a shareholder of the Company or as imposing any obligation on the Holder to purchase any securities or as imposing any liabilities on the Holder as a shareholder of the Company, whether such obligation or liabilities are asserted by the Company or by creditors of the Company.

    12. Notices. All notices and other communications (and deliveries) provided for or permitted hereunder shall be made in writing by hand delivery, telecopier, any courier guaranteeing overnight delivery or first class registered or certified mail, return receipt requested, postage prepaid, addressed: (a) if to the Company, to the attention of its President at its principal office located at 23 Inverness Way East, Suite 150, Englewood, Colorado 80112, or such other address as may hereafter be designated in writing by the Company to the Holder in accordance with the provisions of this Section; or (b) if to the Holder, at its address as it appears in the Warrant Register. All such notices and communications (and deliveries) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; when receipt is acknowledged, if telecopied; on the next Business Day, if timely delivered to a courier guaranteeing overnight delivery; and five days after being deposited in the mail, if sent first class or certified mail, return receipt requested, postage prepaid; provided, that the exercise of any Warrant shall be effective in the manner provided in Section 2.

    13. Amendments. This Warrant and any term hereof may not be amended, modified, supplemented or terminated, and waivers or consents to departures from the provisions hereof may not be given, except by written instrument duly executed by the party against which enforcement of such amendment, modification, supplement, termination or consent to departure is sought.

    14. Descriptive Headings, Etc. The headings in this Warrant are for convenience of reference only and shall not limit or otherwise affect the meaning of terms contained herein. Unless the context of this Warrant otherwise requires: (a) words of any gender shall be deemed to include each other gender;
(b) words using the singular or plural number shall also include the plural or singular number, respectively; (c) the words "hereof, "herein" and "hereunder" and words of similar import when used in this Warrant shall refer to this Warrant as a whole and not to any particular provision of this Warrant, and Section and paragraph references are to the Sections and paragraphs of this Warrant unless otherwise specified; (d) the word "including" and words of similar import when used in this Warrant shall mean "including, without limitation," unless otherwise specified; and (f) provisions apply to successive events and transactions.

    15.  Governing Law.

    (a) This Agreement shall be governed and construed in accordance with the laws of the State of Colorado, without regard to any applicable conflicts of laws principles.

    (b) Each party to this Agreement irrevocably submits to the jurisdiction of any Colorado state court or any federal court sitting in Denver, Colorado and any action arising out of or relating to this Agreement and hereby irrevocably agrees that all claims in respect of such action may be heard and determined in such Colorado state or federal court. Each party hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to maintenance of such action or proceeding. The parties further agree, to the extent permitted by law, that filing an unappealable judgment against any of them in any action or proceeding contemplated above shall be conclusive and may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified copy of which shall be conclusive evidence of the fact and amount of such judgment.

    (c) To the extent that any party has or hereafter may apply any immunity from jurisdiction from any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, each party irrevocably waives such immunity in respect of its obligation with respect to this Agreement.

    (d) Each party waives, to the fullest extent permitted by applicable laws, any right it may have to a trial by jury in respect of any action, suit or proceeding arising out of or relating to this Agreement. Each party certifies that it has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications set forth above in this Section 15.

                                        ALLIED MOTION TECHNOLOGIES, INC.


                                        ----------------------------------------

                                        By: [insert name], as its [insert title]

                                                 EXHIBIT A to
                                                 Warrant Shares Purchase Warrant

        The undersigned hereby irrevocably elects to exercise the Warrant to purchase ____shares of Common Stock, no par value per share ("Warrant Shares"), of ALLIED MOTION TECHNOLOGIES, INC. and hereby [makes payment of $________therefor] [or] [makes payment therefor by reduction pursuant to Section 2.1(b)(ii) of the Warrant of the number of Warrant Shares otherwise issuable to the Holder upon Warrant exercise by___ shares] [or] [makes payment therefor by delivery of the following Warrant Shares Certificates of the Company (properly endorsed for transfer in blank) for cancellation by the Company pursuant to Section 2.1(b)(iii) of the Warrant, certificates of which are attached hereto for cancellation_________________[list certificates by number and amount]]. The undersigned hereby requests that certificates for such shares be issued and delivered as follows:

ISSUE TO:_______________________________________________________________________
                                     (NAME)

________________________________________________________________________________
                          (ADDRESS, INCLUDING ZIP CODE)

________________________________________________________________________________
                 (SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER)

DELIVER TO:_____________________________________________________________________
                                     (NAME)

________________________________________________________________________________
                          (ADDRESS, INCLUDING ZIP CODE)

        If the number of Warrant Shares purchased (and/or reduced) hereby is less than the number of Warrant Shares covered by the Warrant, the undersigned requests that a new Warrant representing the number of Warrant Shares not so purchased (or reduced) be issued and delivered as follows:

ISSUE TO:_______________________________________________________________________
        [insert name of warrant holder]

________________________________________________________________________________
        (ADDRESS, INCLUDING ZIP CODE)

DELIVER TO:_____________________________________________________________________
        [insert address of warrant holder]

________________________________________________________________________________
        (ADDRESS, INCLUDING ZIP CODE)

Dated:____________,                    [INSERT NAME OF WARRANT HOLDER]


                                        By: [insert name], as its [insert title]

                                                 EXHIBIT B to
                                                 Warrant Shares Purchase Warrant

                               FORM OF ASSIGNMENT

        FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto the Assignee named below all of the rights of the undersigned to purchase shares of Common Stock, no par value per share ("Warrant Shares") of ALLIED MOTION TECHNOLOGIES, INC. represented by the Warrant, with respect to the number of Warrant Shares set forth below:

Name of Assignee                    Address                       No. of Shares






and does hereby irrevocably constitute and appoint ________ Attorney to make such transfer on the books of ALLIED MOTION TECHNOLOGIES, INC. maintained for that purpose, with full power of substitution in the premises.


Dated:_________________                         [INSERT NAME OF WARRANT HOLDER]

                                        ________________________________________
                                        By: [insert name], as its [insert title]
                                        me], as its [insert title]

                                    EXHIBIT D

See Attached Form Subordinated Note and Form Subordination Agreement

                            SUBORDINATED PROMISSORY NOTE

 THIS NOTE IS SUBJECT TO THE TERMS OF A SUBORDINATION AGREEMENT IN FAVOR OF PNC
  BANK, NATIONAL ASSOCIATION FOR ITSELF AND AS AGENT FOR CERTAIN OTHER LENDERS
   AND SILICON VALLEY BANK FOR ITSELF AND AS AGENT FOR CERTAIN OTHER LENDERS. NOTWITHSTANDING ANY CONTRARY STATEMENT CONTAINED IN THE WITHIN INSTRUMENT, NO
  PAYMENT ON ACCOUNT OF ANY OBLIGATION ARISING FROM OR IN CONNECTION WITH THE WITHIN INSTRUMENT OR ANY RELATED AGREEMENT (WHETHER OF PRINCIPAL, INTEREST OR OTHERWISE) SHALL BE MADE, PAID, RECEIVED OR ACCEPTED EXCEPT IN ACCORDANCE WITH
                   THE TERMS OF SAID SUBORDINATION AGREEMENT.

$_________________                               Effective as of January 1, 2005


    FOR VALUE RECEIVED, ALLIED MOTION TECHNOLOGIES, INC, a corporation organized under the laws of the State of Colorado ("the Company"), hereby promises to pay to the order of ______________ (the "Payee"), at __________________________________, the principal sum of
_______________________________and 00/100 Dollars ($__________.00), with interest thereon as provided herein, in lawful money of the United States of America.

    This Note shall bear interest on all outstanding principal at a fixed rate per annum of six and one half percent (6 1/2%). All interest payments required on this Note shall be computed on the basis of a 360-day year of twelve 30-day months.

    Level payments of principal and interest, each in an amount sufficient to amortize the unpaid principal balance of this Note at the rate of interest set forth above over the then remaining portion of a five year term beginning on the effective date of this Note shall be due and payable on the first day of April 2005 and the first day of each calendar quarter thereafter, and the entire unpaid principal balance of this Note, together with all accrued and unpaid interest thereon, shall be due and payable on January 1, 2010. Payments shall be applied first to accrued and unpaid interest and then to the principal balance of this Note.

    This Note is one of the Subordinated Promissory Notes (collectively, the "Subordinated Promissory Notes") issued by the Company in the aggregate principal amount of $__________ pursuant to a certain Agreement and Plan of Merger dated as of _________, 2004 (the "Merger Agreement") among the Company, AMOT, Inc. and Owosso Corporation and is subject to the terms of a Subordination Agreement dated as of _____________, 2004 among PNC Bank, National Association, Silicon Valley Bank (collectively, the "Banks") the Company and the Payee of the "Subordination Agreement." In the event that the Company is unable for any reason (including because of limitations or restrictions set forth in the Subordination Agreement) to pay in full a payment of principal or interest due under the terms of the Subordinated Promissory Notes, but is capable of making a partial payment of such principal or interest, then in such event the Company shall make such payment to all holders of the Subordinated Promissory Notes on an equal, prorata basis.

    1. Payments and Prepayments.

      (a) Payments and prepayments of principal and interest on this Note shall be made at the address of the Payee heretofore indicated, or at such other place or places within the United States as may be specified by the holder of this
Note in a written notice to the Company at least ten (10) days before a given payment date.

      (b) Payments and prepayments of principal and interest on this Note shall be made in lawful money of the United States of America by mailing the Company's good check in the proper amount to such holder at least three (3) days prior to the due date of each payment or prepayment or otherwise transferring funds so as to be received by such holder on or before the due date of each such payment or prepayment.

      (c) If any payment on this Note becomes due and payable on a Sunday or other day (other than a Saturday) on which commercial banks in New York are authorized or required by law to close, the maturity thereof shall be extended to the next succeeding business day, and, with respect to payments of principal, interest thereon shall be payable during such extension at the then applicable rate.

      (d) The Company, at its option, may at any time prepay this Note in whole or from time to time in part (but only in integral multiples of $10,000), together with accrued and unpaid interest thereon to the date of prepayment, without penalty or premium. Any such optional prepayment shall be applied first to accrued and unpaid interest on the outstanding principal balance, then to the principal amount. Upon prepayment of part of the, principal amount of this Note, the Company may require the holder to present this Note for notation of such payment and, if this Note is paid in full, require the holder to surrender this Note.

    2. Subordination. By his acceptance hereof, the Payee agrees for himself and for his successors and assigns that this Note and the obligations represented thereby, and all other indebtedness, liabilities and obligations of the Company under this Note to the Payee including, without limitation, such indebtedness, liabilities and obligations, now existing or hereafter arising, with respect to interest, expenses, costs and reasonable attorneys' fees and disbursements (all of the foregoing herein collectively referred to as the "Indebtedness") are expressly subordinate to the indebtedness of the Company to the Banks and certain other lenders in accordance with the terms of the Subordination Agreement.

    3. Events of Default. In the event that:

      (a) the Company fails to make, within ten (10) days after its due date, any payment of principal or interest on this Note;

      (b) the Company defaults in the performance of any obligation hereunder to the holder of this Note (other than as set forth in subparagraph (a) above), and such default is not cured or waived within thirty (30) days after the Company's receipt of written notice of such default from the holder of this Note; or

      (c) the Company, (i) commences any case, proceeding or other legal action
(x) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, winding-up, liquidation, dissolution or other similar relief with respect to it or its debts, or (y) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or shall make a general assignment for the benefit of its creditors, or (ii) is the debtor named in any other case, proceeding or other action of a nature referred to in clause (i) above which (x) results in the entry of an order for relief or any such adjudication or appointment or (y) remains undismissed, undischarged or unbonded for a period of ninety (90) days, or (iii) shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due;

then, and in any such event, and at any time thereafter, if such default shall then be continuing, the Payee may, by written notice to the Company, declare the entire unpaid principal balance of this Note, together with interest accrued thereon and with all other sums due or owed by the Company hereunder, due and payable, in which event such amounts shall be due and payable immediately without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived; provided, however, that the entire unpaid principal balance of this Note, together with interest accrued thereon and with all other sums due or owed by the Company hereunder, shall become automatically due and payable immediately without presentment, demand, protest, or other notice of any kind, all of which are hereby expressly waived, upon the occurrence of a default described in clauses (i) or (ii) of subparagraph (c) above; and, provided, further, that all rights of the Payee hereunder upon the occurrence of a default shall be expressly subject to the terms of the Subordination Agreement.

    4. Notices. All notices, consents, demands, requests, approvals and other communications which are required or may be given hereunder shall be in writing and shall be deemed to have been duly given (a) when delivered personally, (b) if sent by facsimile, when receipt thereof is acknowledged at the facsimile number below, (c) the second day following the day on which the same has been delivered prepaid to a national air courier service or (d) three Business Days following deposit in the mail, certified postage prepaid in each case, addressed as follows: (i) if to the holder of this Note to whom this Note is originally issued, to his address set forth in the first paragraph hereof, or at such other address or facsimile number as may have been furnished to the Company by such holder in writing, or (ii) if to any other holder of this Note, at such address or facsimile copy number as may have been furnished to the Company in writing by such holder, or, until such other holder furnishes to the Company an address or facsimile number, then to, and at the address or facsimile number of, the last holder of this Note who has so furnished an address to the Company, or (iii) if to the Company, at 23 Inverness Way East, Suite 150, Englewood, Colorado 80112.

    5. Trial by Jury: Consent to Jurisdiction. THE COMPANY, BY EXECUTING THIS NOTE, AND THE PAYEE BY ACCEPTING IT, EACH HEREBY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION, WHETHER ARISING IN CONTRACT OR TORT, BY STATUTE OR OTHERWISE, IN ANY WAY RELATED TO THIS NOTE. The Company by its execution of this Note, and the Payee, by his acceptance of this Note, each hereby (a) irrevocably consents to the jurisdiction and venue of the courts of the State of New York in connection with any action or proceeding arising out of or relating to this Note or the transactions contemplated hereby; (b) waives personal service of any process in connection with any such action or proceeding and (c) agrees that the service thereof may be made by certified mail directed to the Company or the Payee, as applicable, at the address of such party in accordance with the provisions of Section 4 hereof, or at such other address of which such party has given notice as provided in Section 4 hereof. In the alternative, any party may effect service upon any other party in any other form or manner permitted by law.

    6. Miscellaneous.

      (a) The Payee by his acceptance of this Note agrees for himself and his successors and assigns in favor of any stockholder, director, incorporator, member, officer, manager, agent or employee of the Company, that this Note and the obligations of the Company to the Payee hereunder shall be payable only out of the assets of the Company, and no recourse shall be had for payment of any amount due hereunder against any such stockholder, director, incorporator, member, officer, manager, agent or employee of the Company by virtue of any law or by enforcement of any assessment or otherwise, all such liability, if any, being, by the acceptance hereof and as a part of the consideration for the issue hereof, expressly released.

      (b) This Note may not be modified orally but only by a writing executed by the Company and the Payee.

      (c) This Note and the rights and obligations of the Company and the Payee shall be governed by and construed in accordance with the laws of the State of New York without regard to conflict of law principles thereof.

      (d) Wherever the context may require, any pronoun used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

      (e) If any one or more of the provisions of this Note shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Note, and this Note shall be construed as if such provision were not contained herein.

      (f) All agreements between the Company and the Payee contained in this Note are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to the Payee for the use or the forbearance of the indebtedness evidenced hereby exceed the maximum amount permissible under applicable law. If, under or from any circumstances whatsoever, fulfillment of any provision hereof, at the time performance of such provision shall be due, shall involve exceeding the limit of such validity prescribed by applicable law then the obligation to be fulfilled shall automatically be reduced to the limits of such validity, and if under or from circumstances whatsoever the Payee should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced hereby and not to the payment of interest.

      (g) Provided that the Payee is permitted under the terms of the Subordination Agreement to commence and continue a legal proceeding against the Company to enforce the Payee's rights under this Note, Payee shall be entitled to recover from the Company out-of-pocket expenses incurred by Payee in so enforcing this Note including, without limitation, reasonable fees and disbursements of legal counsel.

      IN WITNESS WHEREOF, the Company has executed this Note as of the day and year first written above.

                                           ALLIED MOTION TECHNOLOGIES, INC.


                                           By:______________________________

Accepted:

_____________________

                             Subordination Agreement

    THIS SUBORDINATION AGREEMENT (this "Agreement") is entered into as of the _____ day of __________, 200_, by and among PNC BANK, NATIONAL ASSOCIATION for itself and as agent for certain other lenders (in both such capacities "PNC"), SILICON VALLEY BANK for itself and as agent for certain other lenders (in both such capacities "SVB," and collectively with PNC the "Banks"), ALLIED MOTION TECHNOLOGIES, INC., a Colorado corporation (the "Borrower"), and _____________________________________________ (the "Creditor").

                                    RECITALS

    The Banks have established or are establishing certain credit facilities with the Borrower, as evidenced by certain documents, instruments and agreements all between the Banks, other Senior Lenders (as such term is defined below) and the Borrower (collectively, the "Loan Documents").

    The Borrower is, or is about to become, indebted to the Creditor as evidenced by a certain Subordinated Promissory Note dated of even date herewith in the original principal amount of $_______________ payable by the Borrower to the order of the Creditor (the "Creditor Documents").

    The Banks and the Creditor hereby desire to set forth the respective rights and obligations each has as against the other with respect to the Borrower.

    NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

    1. Definitions.

    "Obligations" means all loans, advances, debts, liabilities, obligations, covenants and duties owing by the Borrower to the Banks, either of them, any lender that is part of a syndicate for which a Bank is acting as agent or to any other direct or indirect subsidiary of The PNC Financial Services Group, Inc. (each a "Senior Lender" and collectively, the Senior Lenders"), of any kind or nature, present or future (including any interest accruing thereon after maturity or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect (including those acquired by assignment or participation), absolute or contingent, joint or several, due or to become due, now existing or hereafter arising, whether or not: (i) evidenced by any note, guaranty or other instrument, (ii) arising under any agreement, instrument or document, (iii) for the payment of money, (iv) arising by reason of an extension of credit, opening of a letter of credit, loan, equipment lease or guarantee, (v) under any interest or currency swap, future, option or other interest rate protection or similar agreement, (vi) under or by reason of any foreign currency transaction, forward, option or other similar transaction providing for the purchase of one currency in exchange for the sale of another currency, or in any other manner, or (vii) arising out of overdrafts on deposit or other accounts or electronic funds transfers (whether by wire transfer or through automated clearing houses or otherwise) or out of the return unpaid of, or other failure of a Senior Lender to receive final payment for, any check, item, instrument, payment order or other deposit or credit to, deposit or other account, or out of a Senior Lender's non- receipt of or inability to collect funds or otherwise not being made whole in connection with depository transfer check or other similar arrangements; and any amendments, extensions, renewals or increases and all costs and expenses of the Senior Lenders incurred in the documentation, negotiation, modification, enforcement, collection or otherwise in connection with any of the foregoing, including reasonable attorneys' fees and expenses.

    "Collateral" means any collateral now or in the future securing the Obligations, including but not limited to claims against any guarantors of the Obligations and any collateral securing such guarantees.

    "Subordinated Debt" means any loans, advances, debts, liabilities, obligations, covenants and duties owing by the Borrower to the Creditor of any kind or nature, present or future, whether or not for the payment of money, whether direct or indirect, absolute or contingent, joint or several, due or to become due, now existing or hereafter arising, whether consisting of principal, interest, expense payments, management and consulting fees, liquidation costs, attorneys' fees and costs or otherwise, to the extent arising pursuant to or in connection with the Creditor Documents.

    2. Subordination.

      (a) Subject to Section 3 hereof, the Creditor hereby irrevocably subordinates and postpones the payment and the time of payment of all the Subordinated Debt and all claims and demands arising therefrom to the Obligations and directs that the Obligations be paid in full before the Subordinated Debt.

      (b) The Creditor shall: (i) make notations on the books of the Creditor beside all accounts or on such other statements evidencing or recording any Subordinated Debt to the effect that such Subordinated Debt is subject to the provisions of this Agreement, (ii) furnish the Banks, upon request from time to time, a statement of the account between the Creditor and the Borrower representing the Subordinated Debt and copies of each of the Creditor Documents, and (iii) give the Banks, upon request, full and free access to the Creditor's books pertaining only to such accounts with the right to make copies thereof. Each and every Creditor Document shall bear a legend as set forth in paragraph 13(c) hereof.

    3. Payments to Creditor. Notwithstanding any other provision of this Agreement, the Borrower shall be entitled to pay and the Creditor shall be entitled to receive, all scheduled payments of principal and interest (at the current rate set forth in the Creditor Documents) under the Subordinated Debt, and only when due, so long as (a) no Event of Default has occurred under the Loan Documents or would result from such payment, (b) the Borrower has a Fixed Charge Coverage Ratio (as such term is defined below) of 1.25 to 1 and (c) the Borrower has Excess Availability (as such term is defined below), after taking into account the effect of such payment, of at least $1,000,000. For purposes of this Note, "Fixed Charge Coverage Ratio" means the ratio of (i) the Borrower's net income plus depreciation, amortization and interest expense for the twelve month period ending on the last day of its most recently ended fiscal quarter to (ii) payments, required, scheduled or made on account of indebtedness plus interest expense for such period. For purposes of this Note, "Excess Availability" means the ability to borrow a sum of money from the Senior Lenders under existing credit facilities. After the occurrence of an Event of Default under the Loan Documents and receipt by the Creditor of written notice thereof from a Bank to the Creditor, the Borrower shall not make, and the Creditor shall not receive, any direct or indirect payments of principal, interest, fees or expenses under the Subordinated Debt.

    4. Security. The Borrower shall not grant and the Creditor shall not take any lien on or security interest in any of the Borrower's property, now owned or hereafter acquired or created, without the prior written consent of the Banks.

    5. Standby Limitation. Notwithstanding any breach or default by the Borrower under the Creditor Documents, the Creditor shall not at any time or in any manner: (a) foreclose upon, take possession of, or attempt to realize on any Collateral, or proceed in any way to enforce any claims it has or may have against the Borrower under the Subordinated Debt or otherwise, or (b) contest, protest or object to any action taken by a Senior Lender under the Loan Documents or otherwise, unless and until the Obligations have been fully and indefeasibly paid and satisfied in full.

    6. Bankruptcy/Probate of Borrower. In the event a petition or action for relief shall be filed by or against the Borrower under any federal bankruptcy statute in effect from time to time, or under any other law relating to bankruptcy, insolvency, reorganization, receivership, general assignment for the benefit of creditors, moratorium, creditor composition, arrangement or other relief for debtors, the Senior Lenders' claims (secured or unsecured) against the assets or estate of the Borrower for repayment of the Obligations shall be indefeasibly paid in full before any payment is made to the Creditor on the Subordinated Debt, whether such payment is in cash, securities or any other form of property or rights. The Senior Lenders may, in their discretion, file a proof of claim for or collect the Creditor's claim first for the benefit of the Senior Lenders to the extent of the unpaid Obligations and then for the benefit of the Creditor (but without creating any duty or liability to the Creditor other than to remit to the Creditor distributions, if any, actually received in such proceedings after the Obligations have been paid and satisfied in full) directly from the receiver, trustee, custodian, liquidator or representative of the Borrower's estate in such proceeding. The Borrower and the Creditor shall furnish all assignments, powers or other documents requested by a Senior Lender to facilitate such direct collection by such Senior Lender.

    7. Receipt of Payments by Creditor. Should the Creditor directly or indirectly receive any payment or distribution not permitted by the provisions of this Agreement or any Collateral or proceeds thereof, prior to the full and indefeasible payment and satisfaction of the Obligations and the termination of all financing arrangements between the Banks and the Borrower, the Creditor will deliver the same to the Banks in the form received (except for the endorsement or assignment of the Creditor where necessary), for application to the Obligations in such order and manner as the Banks may elect. Until so delivered, the Creditor shall hold the same, in trust, for the Senior Lenders as property of the Senior Lenders, and shall not commingle such property of the Senior Lenders with any other property held by the Creditor. In the event the Creditor fails to make any such endorsement or assignment, each Bank, or any of its officers or employees on behalf of such Bank, is hereby irrevocably authorized in its own name or in the name of the Creditor to make such endorsement or assignment and is hereby irrevocably appointed as the Creditor's attorney-in-fact for those purposes.

    8. Senior Lenders' Rights.

      (a) The Creditor hereby consents that at any time and from time to time, without further consent of or notice to the Creditor and without in any manner affecting, impairing, lessening or releasing any of the provisions of this Agreement, the Banks and the Senior Lenders may, in their sole discretion: (i) renew, compromise, extend, expand, postpone, waive, accelerate, terminate, change the payment terms of, or otherwise modify the Obligations or amend, renew, replace or terminate the Loan Documents or any and all other agreements now or hereafter related to the Obligations; (ii) extend credit to the Borrower in whatever amount on a secured or unsecured basis or take other support for the Obligations and exchange, enforce, waive, sell, transfer, collect, adjust or release any such security or other support or any part thereof; (iii) apply any and all payments or proceeds of such security or other support and in any order or manner as the Senior Lenders, in their discretion, may determine; and (iv) release or substitute any party liable on the Obligations, any guarantor of the Obligations, or any other party providing support for the Obligations.

      (b) This Agreement will not be affected, impaired or released by any delay or failure of a Senior Lender to exercise any of its rights and remedies against the Borrower or any guarantor or under any of the Obligations or against any Collateral, by any failure of a Senior Lender to take steps to perfect or maintain its lien on, or to preserve any rights to, any Collateral by any irregularity, unenforceability or invalidity of any of the Obligations or any part thereof or any security or guarantee therefor, or by any other event or circumstance which otherwise might constitute a defense available to, or a discharge of, the Borrower or a subordinated creditor. The Creditor hereby waives demand, presentment for performance, protest, notice of dishonor and of protest with respect to the Subordinated Debt and the Collateral, notice of acceptance of this Agreement, notice of the making of any of the Obligations and notice of default under any of the Obligations.

      (c) Nothing in this Agreement will obligate a Senior Lender to grant credit to, or continue financing arrangements with, the Borrower.

    9. Continuing Agreement. This is a continuing agreement and will remain in full force and effect until all of the Obligations and all of the Creditor's obligations and undertakings to the Senior Lenders have been fully performed and indefeasibly satisfied and until all the Loan Documents have been terminated. This Agreement will continue to be effective or will be automatically reinstated, as the case may be, if at any time payment of all or any part of the Obligations is rescinded or must otherwise be returned by a Senior Lender upon insolvency, bankruptcy, or reorganization of the Borrower or otherwise, all as though such payment had not been made.

    10. No Challenge to Liens. The Creditor agrees that it will not make any assertion, claim or argument in any action, suit or proceeding of any nature whatsoever in any way challenging the priority, validity or effectiveness of the liens and security interests granted to the Senior Lenders.

    11. Disposition or Release of Collateral.

      (a) If at any time or from time to time the Collateral, or any portion thereof, is in any manner sold or otherwise transferred, the Creditor's consent to such disposition shall be automatically and irrevocably given if the Banks, in their sole discretion and for any reason, consents to such disposition, and in any event the Creditor shall not be entitled to receive any proceeds (cash or non-cash) of such disposition unless and until the Obligations have been indefeasibly paid in full.

      (b) If, at any time and for any reason, the Senior Lenders release their liens on the Collateral, or any portion thereof, the Creditor shall likewise release its lien on the property so released from the Senior Lenders' liens, if the Creditor has obtained such a lien.

    12. Order of Proceedings. Nothing in this Agreement is intended to compel the Senior Lenders or the Creditor at any time to declare the Borrower in default or compel the Senior Lenders to proceed against or refrain from proceeding against any Collateral in any order or manner. All rights and remedies of the Senior Lenders with respect to the Collateral, the Borrower, and any other obligors concerning the Obligations are cumulative and not alternative.

    13. Replacement Financing; Assignment of Subordinated Debt.

      (a) The provisions hereof shall inure to the benefit of any financial institution obtained by the Borrower or the Senior Lenders to provide replacement working capital or other financing for the Borrower in place of the Senior Lenders, regardless of whether any such replacement lender provides its own financing or succeeds to a Senior Lender's financing by assignment. If requested by such replacement lender, the Creditor shall execute with such replacement lender a subordination agreement substantially similar to this Agreement.

      (b) The Creditor also agrees that as a prior condition of any assignment of any of its interests under any of the Creditor Documents, the Creditor shall require the assignee to acknowledge this Agreement and agree, in writing, to be bound by the terms and conditions hereof.

      (c) Each and every Creditor Document shall bear the following legend, or a similar legend acceptable to the Banks, in boldface type:

      This Note is subject to the terms of a Subordination Agreement in favor of PNC Bank, National Association for itself and as agent for certain other lenders and Silicon Valley Bank for itself and as agent for certain other lenders. Notwithstanding any contrary statement contained in the within instrument, no payment on account of any obligation arising from or in connection with the within instrument or any related agreement (whether of principal, interest or otherwise) shall be made, paid, received or accepted except in accordance with the terms of said Subordination Agreement.

    14. Financing of Fiduciary. In the event of a bankruptcy, reorganization, other insolvency or court proceeding for the Borrower commences, the Senior Lenders shall have the option (in its sole and absolute discretion) to continue to provide financing (on terms acceptable to the Senior Lenders) of the trustee, other fiduciary, or of the Borrower as a debtor-in-possession, if the Banks deem such financing to be in the best interests of the Senior Lenders.. The subordination and lien priority provisions of this Agreement shall continue to apply to all advances made during the pendency of such court proceedings, so that the Senior Lenders shall have a prior lien on all Collateral, created before or during such court proceeding, to secure all Obligations, whether created before or during such court proceeding. The Creditor hereby waives any right it may have to object to financing by the Senior Lenders during the pendency of such court proceeding and the Creditor's consent to such financing shall not be required regardless of whether the court supervising such proceeding approves, grants or allows adequate protection to the Creditor.

    15. Investigation of Parties. The Creditor has entered into the Creditor Documents with the Borrower and the Senior Lenders have entered into the Loan Documents with the Borrower and the Creditor and the Banks have entered into this Agreement each upon its own independent investigation, and each makes no warranty or representation as to each other with respect to the financial condition of the Borrower, or its ability to repay its loans to the Creditor or the Senior Lenders in the future. Nothing in this Agreement shall be deemed to constitute this Agreement as a security or create a joint venture or partnership between the Creditor and the Banks for any purpose.

    16. Improper Action by Creditor. If the Creditor, the Borrower or both, contrary to this Agreement, make, attempt to or threaten to allow the Creditor to exercise its remedies against the Borrower under the Creditor Documents, or make any payment or take any action contrary to this Agreement, the Banks may restrain or enjoin the Creditor and the Borrower from so doing, it being expressly understood and agreed by the Creditor and the Borrower that: (i) the Senior Lenders' damages from their actions may at that time be difficult to ascertain and may be irreparable, and (ii) the Creditor and the Borrower waive any defense or claim that a Senior Lender or the Borrower cannot demonstrate damages or can be made whole by the awarding of damages.

    17. Indemnification of Senior Lenders. The Creditor agrees to indemnify and to hold the Senior Lenders, their officers, directors, agents and employees harmless for any and all losses, damages, liabilities, expenses and obligations, including attorneys' fees and expenses, as they arise, relating to actions of the Creditor taken contrary to this Agreement.

    18. Notices. All notices, demands, requests, consents, approvals and other communications required or permitted hereunder ("Notices") must be in writing and will be effective upon receipt. Notices may be given in any manner to which the parties may separately agree, including electronic mail. Without limiting the foregoing, first-class mail, facsimile transmission and commercial courier service are hereby agreed to as acceptable methods for giving Notices. Regardless of the manner in which provided, Notices may be sent to a party's address set forth below or to such other address as any party may give to the other in writing for such purpose in accordance with this section:

To PNC:                       PNC Bank, National Association

                                           ____________________________________
                                           ____________________________________
                                           Attention:__________________________
                                           Facsimile No._______________________

To SVB                                     Silicon Valley Bank
                                           ____________________________________
                                           ____________________________________
                                           Attention:__________________________
                                           Facsimile No._______________________

To the Creditor:                           ____________________________________
                                           ____________________________________
                                           ____________________________________
                                           ____________________________________
                                           Attention:__________________________
                                           Facsimile No._______________________

To the Borrower:                           Allied Motion Technologies Inc.
                                           ____________________________________
                                           ____________________________________
                                           ____________________________________
                                           Attention:__________________________
                                           Facsimile No._______________________

    19. Preservation of Rights. No delay or omission on a Senior Lender's part to exercise any right or such right or power or be considered a waiver of any such right or power, nor will the Senior Lender's action or inaction impair any such right or power. The Senior Lenders' rights and remedies hereunder are cumulative and not exclusive of any other rights or remedies which a Senior Lender may have under other agreements, at law or in equity. Nothing in this Agreement is intended to modify, alter, reduce or impair any rights which the Bank or the Creditor may have against the Borrower under the Loan Documents or the Creditor Documents, respectively, or under any other agreement between them, or either of them, and the Borrower.

    20. Illegality. If any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, it shall not affect the validity, legality and enforceability of the remaining provisions of this Agreement.

    21. Changes in Writing. No modification, amendment or waiver of, or consent to any departure by the Borrower or the Creditor from, any provision of this Agreement, will be effective unless made in a writing and signed by the Banks, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Borrower in any case will entitle the Borrower to any other or further notice or demand in the same, similar or other circumstance.

    22. Entire Agreement. This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

    23. Counterparts. This Agreement may be signed in any number of counterpart copies and by the parties hereto on separate counterparts, but all such copies shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart. Any party so executing this Agreement by facsimile transmission shall promptly deliver a manually executed counterpart, provided that any failure to do so shall not affect the validity of the counterpart executed by facsimile transmission.

    24. Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the Borrower, the Creditor and the Senior Lenders and their respective heirs, executors, administrators, successors and assigns; provided, however, that neither the Borrower nor the Creditor may assign this Agreement in whole or in part without the Banks' prior written consent and the Banks at any time may assign this Agreement in whole or in part. No claims or rights are intended to be created hereunder for the benefit of the Borrower or any alleged third party beneficiary hereof.

    25. Interpretation. In this Agreement, unless the parties otherwise agree in writing, the singular includes the plural and the plural the singular; words importing any gender include the other genders; references to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute referred to; the word "or" shall be deemed to include "and/or", the words "including", "includes" and "include" shall be deemed to be followed by the words "without limitation"; references to articles, sections (or subdivisions of sections) or exhibits are to those of this Agreement; and references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications to such instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of this Agreement. Section headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose. If this Agreement is executed by more than one party as Borrower or by more than one party as Creditor, the obligations of such persons or entities hereunder will be joint and several.

    26. Governing Law and Jurisdiction. This Agreement has been delivered to and accepted by the Banks and will be deemed to be made in the State of Colorado. THIS AGREEMENT WILL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF COLORADO, EXCLUDING ITS CONFLICT OF LAWS RULES. Each of the Borrower and the Creditor hereby irrevocably consents to the exclusive jurisdiction of any state or federal court in Denver, Colorado; provided that nothing contained in this Agreement will prevent the Senior Lenders from bringing any action, enforcing any award or judgment or exercising any rights against the Borrower or the Creditor individually, against any security or against any property of the Borrower within any other county, state or other foreign or domestic jurisdiction. The parties hereto agree that the venue provided above is the most convenient forum for each of the parties. Each of the Borrower and the Creditor waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Agreement.

    27. WAIVER OF JURY TRIAL EACH OF THE BORROWER, THE CREDITOR AND THE BANKS IRREVOCABLY WAIVES ANY AND ALL RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE RELATING TO THIS AGREEMENT, ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED IN ANY OF SUCH DOCUMENTS. THE BORROWER, THE CREDITOR AND THE BANK ACKNOWLEDGE THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.

    WITNESS the due execution hereof as a document under seal, as of the date first written above.

WITNESS/ATTEST:                            BORROWER:

                                           Allied Motion Technologies, Inc.
                                           ____________________________________
____________________________

_____________________________________      By:_________________________________
                                                                         (SEAL)
Print Name:__________________________      Print Name:_________________________

Title:_______________________________      Title:______________________________
(Include title only if an officer of
entity signing to the right)

WITNESS/ATTEST:                            CREDITOR:
                                           ____________________________________
                                           (Corporation, Partnership
                                           or other Entity)
_____________________________________      By:_________________________________
                                                                         (SEAL)
Print Name:__________________________      Print Name:_________________________

Title:_______________________________      Title:______________________________
(Include title only if an officer of
entity signing to the right)

_____________________________________      ____________________________________
                                           (individual)                  (SEAL)
Print Name:__________________________      Print Name:_________________________

_____________________________________      ____________________________________
                                           (individual)                  (SEAL)
Print Name:__________________________      Print Name:_________________________


                                           BANKS:

                                           PNC BANK, NATIONAL ASSOCIATION

                                           By:_________________________________

                                           Print Name:_________________________

                                           Title:______________________________

                                           SILICON VALLEY BANK

                                           By:_________________________________

                                           Print Name:_________________________

                                           Title:______________________________

                                                                       EXHIBIT E


The following shall sign Affiliates Agreements:

George Lemmon Jr.
Other entities/individuals to be determined prior to Closing

See Attached Form of Affiliates Agreement

                         [Form of Affiliates Agreement]

                              ______________, 2004

Allied Motion Technologies, Inc.
23 Inverness Way East
Suite 150
Englewood, Colorado 80112

Ladies and Gentlemen:

    The undersigned has been advised that as of the date of this letter the undersigned may be deemed to be an "affiliate" of Owosso Corporation, a Pennsylvania corporation ("Owosso"), as the term "affiliate" is defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). Pursuant to the terms of the Agreement and Plan of Merger dated as of ______________, 2004 (the "Agreement"), between Owosso and Allied Motion Technologies, Inc., a Colorado corporation ("Buyer") and AMOT, Inc., a Pennsylvania corporation ("Merger Sub"), Merger Sub will be merged with Owosso.

    As a result of the Merger, the undersigned may receive, among other consideration, shares of common stock, no par value per share, of Buyer (the "Buyer Stock").

    The undersigned represents, warrants and covenants to Buyer that in the event the undersigned receives any shares of Buyer Stock as a result of the
Merger:

    A. The undersigned shall not make any sale, transfer or other disposition of Buyer Stock in violation of the Act or the Rules and Regulations.

    B. The undersigned has carefully read this letter and the Agreement and discussed the requirements of such documents and other applicable limitations upon the undersigned's ability to sell, transfer or otherwise dispose of Buyer Stock.

    C. The undersigned has been advised that the issuance of Buyer Stock to the undersigned pursuant to the Merger has been registered with the Commission under the Act on a Registration Statement on Form S-4. However, the undersigned has also been advised that, since at the time the Merger was submitted for a vote of the shareholders of Owosso, the undersigned may be deemed to have been an affiliate of Owosso and the distribution by the undersigned of the Buyer Stock has not been registered under the Act, the undersigned may not sell, transfer or otherwise dispose of the Buyer Stock issued to the undersigned in the Merger unless: (i) such sale, transfer or other disposition has been registered under the Act; (ii) such sale, transfer or

Allied Motion Technologies, Inc.
January 27, 2004
Page 2


other disposition is made in conformity with Rule 145 promulgated by the Commission under the Act; or (iii) in the opinion of counsel reasonably acceptable to Buyer, or a "no action" letter obtained by the undersigned from the staff of the Commission, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

    D. The undersigned understands that Buyer is under no obligation to register the sale, transfer or other disposition of the Buyer Stock by the undersigned or on behalf of the undersigned under the Act or, except as expressly set forth in the Agreement, to take any other action necessary in order to make compliance with an exemption from such registration available.

    E. The undersigned also understands that stop transfer instructions will be given to Buyer's transfer agents with respect to the Buyer Stock issued to the undersigned and that there will be placed on the certificates for such Buyer Stock, or any substitutions therefor, a legend stating in substance:

    "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT DATED __________, 2004 BETWEEN THE REGISTERED HOLDER HEREOF AND ALLIED MOTION TECHNOLOGIES, INC., A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF ALLIED MOTION TECHNOLOGIES, INC."

    F. The undersigned also understands that unless the transfer by the undersigned of my Buyer Stock has been registered under the Act or is a sale made in conformity with the provisions of Rule 145, Buyer reserves the right to put the following legend on the certificates issued to the undersigned's transferee:

    "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933."

Allied Motion Technologies, Inc.
January 27, 2004
Page 3

    It is understood and agreed that the legend set forth in paragraphs E and F above shall be removed by delivery of substitute certificates without such legend if such legend is not required for purposes of the Act or this Agreement. It is understood and agreed that such legends and the stop orders referred to above will be removed if: (i) one year shall have elapsed from the date the undersigned acquired the Buyer Stock received in the Merger and the provisions of Rule 145(d)(2) are then available to the undersigned; (ii) two years shall have elapsed from the date the undersigned acquired the Buyer Stock received in the Merger and the provisions of Rule 145(d)(3) are then applicable to the undersigned; or (iii) Buyer has received either an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to Buyer, or a "no action" letter obtained by the undersigned from the staff of the Commission, to the effect that the restrictions imposed by Rule 145 under the Act no longer apply to the undersigned.

    Execution of this letter should not be considered an admission on the part of the undersigned that the undersigned is an "affiliate" of Owosso as described in the first paragraph of this letter or as a waiver of any rights the undersigned may have to object to any claim that the undersigned is such an affiliate on or after the date of this letter.

                                Very truly yours,











Accepted this ____ day of ____________, 2004

ALLIED MOTION TECHNOLOGIES, INC.


______________________________________
By [insert name] as its [insert title]

                                    EXHIBIT F

The following shall sign Lock-Up Agreements:

George Lemmon Jr.
All family members of George Lemmon Jr. who are shareholders of the Company John Reese
The John F. Northway, Sr. Trust

See attached Form of Lock-Up Agreement

                                ______________, 2004

Allied Motion Technologies, Inc.
23 Inverness Way East
Suite 150
Englewood, Colorado 80112

Ladies and Gentlemen:

    This letter is being delivered to you in connection with the Agreement and Plan of Merger (the "Merger Agreement") dated ______________, 2004, by and among Owosso Corporation, a Pennsylvania corporation (the "Company"), AMOT, Inc., a Pennsylvania corporation (the "Merger Sub") and Allied Motion Technologies, Inc., a Colorado corporation (the "Buyer").

    In order to induce you to enter in the Merger Agreement, the undersigned will not, without the prior written consent of Buyer directly or indirectly, for a period (the "Lock-Up Period") of [180 or 365 days depending on signatory] days after the date of the Merger Agreement: (1) offer, pledge, sell, or contract to sell any shares of Buyer's stock; (2) sell any option or contract to sell any shares of Buyer's stock; (3) purchase any option or contract to sell any shares of Buyer's stock; (4) grant any option, right or warrant to purchase any shares of Buyer's stock; (5) enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of any share of Buyer's stock whether any such swap or transaction is to be settled by delivery of shares or other securities in cash or otherwise; (6) take any of the foregoing actions with respect to any securities convertible into or exchangeable or exercisable for or repayable with shares of Buyer's stock; or (7) publicly disclose the intention to take any of the foregoing actions. Notwithstanding the foregoing, nothing herein shall prevent or prohibit (i) bona fide gifts by the undersigned; (ii) transfers by the undersigned to his or her family members; or
(iii) transfers by the undersigned to its affiliates (as that term is defined in the Securities Act of 1933, as amended), provided that in the case of each of
(i), (ii) or (iii), the transferee agrees in writing to the terms of this letter.

      If for any reason the Merger Agreement shall be terminated prior to the Closing Date (as defined in the Merger Agreement), the agreement set forth above shall likewise be terminated and the undersigned will be released from his, her or its obligations hereunder.

                                                      Very truly yours,


                                                      --------------------------
                                                      [signature]


                                                      --------------------------
                                                      [name and address]